(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows:)

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 18, 1996)

                           $220,000,000 (APPROXIMATE)
                     FIRST UNION RESIDENTIAL SECURITIZATION
                              TRANSACTIONS, INC.,
                                   DEPOSITOR
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                           SELLER AND MASTER SERVICER

                 $         CLASS A-1 VARIABLE RATE CERTIFICATES
                       $         CLASS A-2     % CERTIFICATES
                       $         CLASS A-3     % CERTIFICATES
                       $         CLASS A-4     % CERTIFICATES
                       $         CLASS A-5     % CERTIFICATES

           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1996-2 PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH, BEGINNING IN
                                  JANUARY 1997

     The Series 1996-2 Home Equity Loan Asset-Backed Certificates (the "Certificates") will consist of five Classes (each a "Class") of senior Certificates (the "Senior Certificates") consisting of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (collectively, the "Class A Certificates") and an interest only subordinate class (the "Subordinated Certificates"). The Trust Fund will also issue a residual class of Certificates for each REMIC election made by the Trust Fund (the "Residual Certificates"). Only the Class A Certificates (the "Offered Certificates") are being offered hereby. The Certificates will represent undivided interests in FURST Home Equity Loan Trust 1996-2 (the "Trust Fund") consisting of a pool of closed-end, fixed-rate home equity loans (the "Mortgage Loans") secured by mortgages, security deeds or deeds of trust (of which approximately 77.6% of the

                                                        (CONTINUED ON NEXT PAGE)

     The Offered Certificates represent beneficial interests in the Trust Fund only and do not represent interests in or obligations of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. The Offered Certificates are not insured or guaranteed by any governmental agency or by any other person or entity (however, the Offered Certificates will have the benefit of the Certificate Insurance Policy, as defined and to the extent described, herein), including the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. Distributions on the Offered Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Offered Certificates.

     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" ON PAGE S-14 HEREIN AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                    REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Offered Certificates are being offered by First Union Capital Markets Corp., an affiliate of the Depositor, the Seller and the Master Servicer, and Lehman Brothers Inc. (together with First Union Capital Markets Corp., the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The aggregate proceeds to the Depositor from the sale of the Offered Certificates
will be approximately $    , plus accrued interest, before deducting expenses
payable by the Depositor, estimated to be $    in the aggregate.

     First Union Capital Markets Corp. expects to enter into market making transactions in the Offered Certificates and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. in connection with such transactions.

     The Offered Certificates offered hereby are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe
anonyme and the Euroclear System on or about December   , 1996 (the "Closing
Date"). The Offered Certificates will be offered in Europe and the United States of America.

FIRST UNION CAPITAL MARKETS CORP.                                LEHMAN BROTHERS

          The date of this Prospectus Supplement is December   , 1996.

(COVER CONTINUED FROM PREVIOUS PAGE)

Initial Mortgage Loans as of November 1, 1996 (the "Statistic Calculation Date") by principal balance are first liens and the remainder are second liens) on one- to four-family residential properties, all monies received thereunder on or after December 1, 1996 (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans, the Certificate Insurance Policy described below and certain other property. As used herein the term "Initial Mortgage Loans" refers to those loans identified as of the Statistic Calculation Date to be transferred to the Trust Fund on the Closing Date subject to the limitations described herein. The term "Mortgage Loans" refers to those loans identified as of the Cut-Off Date which will be transferred to the Trust Fund on the Closing Date and will include those Initial Mortgage Loans that continue to meet the eligibility criteria as well as additional Mortgage Loans. The statistical information presented in this preliminary Prospectus Supplement concerning the Initial Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Statistic Calculation Date. Information concerning the final Mortgage Loans as of the Cut-Off Date will be presented in the final Prospectus Supplement. Between the Statistic Calculation Date and the Cut-Off Date some amortization of the Initial Mortgage Loans is expected to occur. In addition, certain loans included in the Initial Mortgage Loans as of the Statistic Calculation Date may prepay in full or in part, or may be determined not to meet the eligibility requirements for the Mortgage Loans, and thus may not be included in the final Mortgage Loans transferred to the Trust Fund. While the statistical distribution of the characteristics as of the Cut-Off Date for the final Mortgage Loans will vary somewhat from the statistical distribution of such characteristics of the Initial Mortgage Loans as of the Statistic Calculation Date as presented herein, such variance is not expected to be material. The characteristics of the pool of final Mortgage Loans as of the Cut-Off Date may vary from the description herein due to a number of factors, including prepayments on the Initial Mortgage Loans and the acquisition of additional Mortgage Loans. The aggregate principal balance of the Mortgage Loans will be increased as a result of such acquisition of the additional Mortgage Loans.
     Unless otherwise noted, all percentages of Initial Mortgage Loans herein are measured by the aggregate principal balance of the Initial Mortgage Loans as of the Statistic Calculation Date, and take into account principal payments and principal prepayments received prior to the Statistic Calculation Date.
     In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust Fund on such date (i.e., approximately $220,000,000) the Depositor will reduce the size of the offering. The Depositor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if all the expected Mortgage Loans are delivered, certain adjustments (plus or minus 5%) may occur between class sizes. The aggregate principal balance of the Initial Mortgage Loans as of the Statistic Calculation Date was $175,465,649.02 (the "Calculation Date Aggregate Loan Balance").
     The Mortgage Loans conveyed to the Trust Fund by First Union Residential Securitization Transactions, Inc. (the "Depositor") on the Closing Date were originated or purchased by First Union National Bank of North Carolina (in such capacity, the "Seller") or its affiliates and were acquired from the Seller by the Depositor. First Union National Bank of North Carolina will service the Mortgage Loans (in such capacity, the "Master Servicer"). The Trust Fund will be created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1996 (the "Pooling and Servicing Agreement") among the Depositor, the Seller, the Master Servicer, First Union National Bank of North Carolina, Trust Department, as document custodian (the "Document Custodian"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated November 18, 1996, attached hereto (the "Prospectus").
     Holders (alternatively, the "Holders" or the "Certificateholders") of the Class A Certificates will receive distributions of principal and interest on the 25th day of each month (or, if such day is not a business day, the next following business day), beginning in January, 1997 (each such day, a "Distribution Date"). Interest will be paid to the Holders of the Class A Certificates on each Distribution Date based on the Class A Principal Balance (as defined herein) applicable to each such Class of Certificates. The principal amount of a Class of Class A Certificates (each, a "Class A Principal Balance") on any Distribution Date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. On any date, the "Aggregate Class A Principal Balance" is the aggregate of the Class A Principal Balances of each Class of Class A Certificates. Distributions in reduction of the Class A Principal Balances will be made to Holders of Class A Certificates on each Distribution Date in the manner and in the amounts described herein.
     On or before the issuance of the Certificates, the Depositor will obtain from Financial Guaranty Insurance Company (the "Certificate Insurer") a certificate guaranty insurance policy, relating to the Offered Certificates (the "Certificate Insurance Policy"), in favor of the Trustee. The Certificate Insurance Policy will protect Holders of the Offered Certificates against shortfalls in amounts due to be distributed at the times and to the extent described herein. See "The Certificate Insurer and the Certificate Insurance Policy."

     (FGIC--Financial Guaranty Insurance Company logo appears here)


     One or more elections will be made to treat certain segregated pools of assets held by the Trust Fund as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. The Certificates (other than the Residual Certificates) will represent "Regular Interests" in a REMIC and each class of Residual Certificates will represent "Residual Interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

     The Offered Certificates constitute part of a separate series of Home Equity Loan Asset-Backed Certificates being offered by the Depositor from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus, and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     To the extent that any statements in this Prospectus Supplement modify statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or such Underwriter will deliver or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by or on behalf of the Trust Fund with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates made by this Prospectus Supplement. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Secretary of First Union Residential Securitization Transactions, Inc. in writing at 301 South College Street, Charlotte, North Carolina 28288-0600, or by telephone at (704) 383-3624.

                  SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE RESPECTIVE MEANINGS ASSIGNED THEM IN THE PROSPECTUS OR ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

Securities Offered....................................  Home Equity Loan Asset-Backed Certificates, Series 1996-2, Class A
                                                        Certificates.
Trust Fund............................................  FURST Home Equity Loan Trust 1996-2 (the "Trust Fund") will be formed pursuant to a Pooling and Servicing Agreement (the "Pooling and
                                                        Servicing Agreement") dated as of December 1, 1996 among First Union
                                                        Residential Securitization Transactions, Inc., as depositor (the
                                                        "Depositor"), First Union National Bank of North Carolina ("First
                                                        Union"), as seller and master servicer (together with any successor in such capacity, the "Seller" and "Master Servicer", respectively),
                                                        First Union National Bank of North Carolina, Trust Department, as
                                                        document custodian (the "Document Custodian") and Norwest Bank
                                                        Minnesota, National Association, as trustee (the "Trustee"). The property of the Trust Fund will include: a pool of closed-end fixed-rate home equity loans (the "Mortgage Loans"), secured by first and second deeds of trust, security deeds or mortgages on residential properties that are primarily one- to four-family properties (the
                                                        "Mortgaged Properties"); payments in respect of the Mortgage Loans received on and after the Cut-Off Date; property that secured a
                                                        Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; the Certificate Insurance Policy and certain other property, as described more fully herein. With respect to any date, the "Aggregate Loan Balance" will be equal to the aggregate of the outstanding principal balances of all Mortgage Loans as of such date.
                                                        The "Cut-Off Date Loan Balance" with respect to each Mortgage Loan is the principal balance thereof as of the Cut-Off Date. The
                                                        "Calculation Date Loan Balance" with respect to each Initial Mortgage
                                                        Loan is the principal balance thereof as of the Statistic Calculation
                                                        Date. The "Loan Balance" of a Mortgage Loan (other than a Liquidated
                                                        Mortgage Loan) on any day is equal to its Cut-Off Date Loan Balance,
                                                        MINUS all collections applied in reduction of the Cut-Off Date Loan
                                                        Balance of such Mortgage Loan. The Loan Balance of a Liquidated
                                                        Mortgage Loan (as defined herein) after the Collection Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero. Interest on each Mortgage Loan is payable monthly at a rate per annum (the "Loan Rate") specified in the related Mortgage Note on the outstanding Loan Balance thereof.
Depositor.............................................  First Union Residential Securitization Transactions, Inc. ("FURST"),
                                                        a North Carolina corporation, a wholly owned, limited purpose subsidiary of the Seller and Master Servicer and an affiliate of
                                                        First Union Capital Markets Corp., will sell the Mortgage Loans to the Trust Fund in exchange for the Certificates. The Mortgage Loans will be acquired by the Depositor from the Seller.
Seller................................................  First Union National Bank of North Carolina, a national banking association, a wholly owned subsidiary of First Union Corporation and an affiliate of First Union Capital Markets Corp., will originate or acquire the Mortgage Loans and sell them to the Depositor.

Master Servicer.......................................  First Union National Bank of North Carolina, a national banking association, a wholly owned subsidiary of First Union Corporation and an affiliate of First Union Capital Markets Corp., will service the
                                                        Mortgage Loans.
Document Custodian....................................  First Union National Bank of North Carolina, Trust Department, an
                                                        affiliate of First Union Capital Markets Corp., will maintain possession of the Mortgage Files (as defined herein) until the occurrence of an Assignment Event (as defined herein).
Trustee...............................................  Norwest Bank Minnesota, National Association, a national banking association, will act as trustee of the Trust Fund.
Original Aggregate Class A Principal Balance..........  $220,000,000 (approximate).
Description of the Certificates.......................  The Certificates will consist of five Classes of Class A
                                                        Certificates, the Subordinated Certificates and the Residual
                                                        Certificates. The Class A Certificates will be senior certificates as described herein. The Subordinated Certificates and the Residual
                                                        Certificates will be subordinate certificates as described herein.
                                                        The Trust Fund will issue one class of Residual Certificates with respect to each REMIC election made by the Trust Fund. The
                                                        Subordinated Certificates and the Residual Certificates are not being offered hereby. The Subordinated Certificates and the Residual
                                                        Certificates will not have a principal balance.
                                                        The Offered Certificates will evidence undivided ownership interests in a pool of closed-end fixed-rate home equity loans. The Mortgage
                                                        Loans (as defined herein) are secured by mortgages on primarily residential one- to four-family properties. The Initial Mortgage
                                                        Loans are secured by mortgages of which approximately 77.6% by
                                                        Calculation Date Aggregate Loan Balance are first mortgages and the remainder are second mortgages.
Prepayment and Yield Considerations...................  The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Class A
                                                        Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of a Class A Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwith-
                                                        standing that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the weighted average life of the Certificate may not be realized.
                                                        WEIGHTED AVERAGE LIFE VOLATILITY. One indication of the impact of varying prepayment rates on a security is the change in its weighted average life. The "weighted average life" of a Class A Certificate is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. Low rates of prepayment may result in the extension of the weighted average life of a Certificate; high rates may result in the shortening of such weighted average life. In general, if the weighted average life of a Certificate purchased at par is extended beyond that initially anticipated, such Certificate's market value may be adversely affected. The weighted average lives of the Class A
                                                        Certificates, under various prepayment scenarios, are displayed in the tables appearing under the heading "Prepayment and Yield
                                                        Considerations" in this Prospectus Supplement.
Certificate Rate......................................  The "Certificate Rate" applicable to the Class A-1 Certificates (the
                                                        "Class A-1 Certificate Rate") on each Distribution Date will be equal to the lesser of (i) the London interbank offered rate for one-month
                                                        United States dollar deposits ("LIBOR") (calculated as described under "Description of the Certificates -- Calculation of LIBOR") as
                                                        of the second to last business day prior to the immediately preceding
                                                        Distribution Date (or as of the second to the last business day prior to the Closing Date in the case of the first Distribution Date) plus
                                                          % per annum and (ii) the weighted average net Loan Rate (i.e., the
                                                        weighted average Loan Rate less   % for the Servicing Fee, the
                                                        Trustee fees and the Certificate Insurer premiums) (the "Class A-1
                                                        Rate Cap"). The "Certificate Rate" applicable to each of the Class
                                                        A-2 Certificates, the Class A-3 Certificates, the Class A-4
                                                        Certificates and the Class A-5 Certificates (collectively, the
                                                        "Fixed-Rate Certificates") on any Distribution Date is the respective rate per annum set forth on the cover hereof. Interest on the Class
                                                        A-1 Certificates in respect of any Distribution Date will accrue from the previous Distribution Date (or the Closing Date, with respect to the initial Distribution Date) to and including the day preceding the current Distribution Date based upon the actual number of days in such period and a 360-day year. Interest on each Class of Offered
                                                        Certificates, other than the Class A-1 Certificates, in respect of any Distribution Date will accrue from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.
Denominations.........................................  The Offered Certificates will be issuable in minimum denominations of
                                                        $1000 and integral dollar multiples in excess thereof.
Cut-Off Date..........................................  December 1, 1996.
Pooling and Servicing Agreement.......................  The Pooling and Servicing Agreement dated as of December 1, 1996 among the Depositor, the Seller, the Master Servicer, the Document
                                                        Custodian and the Trustee relating to the Certificates.
The Mortgage Loans....................................  As used herein the term "Initial Mortgage Loans" refers to those loans identified as of the Statistic Calculation Date to be transferred to the Trust Fund on the Closing Date subject to the limitations set forth below. The term "Mortgage Loans" refers to those loans identified as of the Cut-Off Date which will be transferred to the Trust Fund on the Closing Date and will include those Initial Mortgage Loans that continue to meet the eligibility criteria as well as additional Mortgage Loans. The statistical information presented in this preliminary Prospectus Supplement concerning the Initial Mortgage Loans is based on the pool of Initial
                                                        Mortgage Loans as of the Statistic Calculation Date. Information
                                                        concerning the final Mortgage Loans as of the Cut-Off Date will be presented in the final Prospectus Supplement. Between the Statistic
                                                        Calculation Date and the Cut-Off Date some amortization of the
                                                        Initial Mortgage Loans is expected to occur. In addition, certain loans included in the Initial Mortgage Loans as of the Statistic
                                                        Calculation Date may prepay in full or in part, or may be determined not to meet the eligibility requirements for the Mortgage Loans, and thus may not be included in the final Mortgage Loans transferred to the Trust Fund. While the

                                                        statistical distribution of the characteristics as of the Cut-Off
                                                        Date for the final Mortgage Loans will vary somewhat from the statistical distribution of such characteristics of the Initial
                                                        Mortgage Loans as of the Statistic Calculation Date as presented herein, such variance is not expected to be material. The
                                                        characteristics of the pool of final Mortgage Loans as of the Cut-Off
                                                        Date may vary from the description below due to a number of factors, including prepayments on the Initial Mortgage Loans and the acquisition of additional Mortgage Loans. The aggregate principal balance of the Mortgage Loans will be increased as a result of such acquisition of the additional Mortgage Loans.
                                                        Unless otherwise noted, all percentages of Initial Mortgage Loans herein are measured by the aggregate principal balance of the Initial
                                                        Mortgage Loans as of the Statistic Calculation Date, and take into account principal payments and principal prepayments received prior to the Statistic Calculation Date.
                                                        In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust Fund on such date (i.e., approximately
                                                        $220,000,000), the Depositor will reduce the size of the offering.
                                                        The Depositor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if all the expected Mortgage Loans are delivered, certain adjustments (plus or minus 5%) may occur between class sizes. The aggregate principal balance of the Initial Mortgage
                                                        Loans as of the Statistic Calculation Date was $175,465,649.02 (the
                                                        "Calculation Date Aggregate Loan Balance").
                                                        The Initial Mortgage Loans as of the Statistic Calculation Date
                                                        consist of 3,674 Mortgages and the related Mortgage Notes on single-family homes (which may be condominiums,
                                                        mobile/manufactured/modular homes, townhouses, rowhouses or homes in one- to four-family residences), including investment properties, located in 44 states and the District of Columbia. No Combined
                                                        Loan-to-Value Ratio (as defined herein) (based upon appraisals made at the time of origination of the related Initial Mortgage Loan)
                                                        relating to any Initial Mortgage Loan exceeded 90% as of the
                                                        Statistic Calculation Date. The Mortgage Loans are not insured by primary mortgage insurance policies, nor does any pool insurance insure the Mortgage Loans; however, certain distributions due to the holders of the Offered Certificates are guaranteed by the Certificate
                                                        Insurer in accordance with the terms of the Certificate Insurance
                                                        Policy. See "The Certificate Insurer and Certificate Insurance
                                                        Policy." Neither the Offered Certificates nor the underlying Mortgage
                                                        Loans are guaranteed by the Depositor, the Seller or the Master
                                                        Servicer or any affiliate of the Depositor, the Seller or the Master
                                                        Servicer. Neither the Offered Certificates nor the underlying
                                                        Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.
                                                        As of the Statistic Calculation Date, the average Calculation Date
                                                        Loan Balance was $47,758.75, the Loan Rates of the Initial Mortgage
                                                        Loans ranged from 7.10% to 17.30%, the weighted average Combined
                                                        Loan-to-Value Ratio of the Initial Mortgage Loans was 77% (based upon appraisals made at the time of the origination of the loans), the weighted average Loan Rate of the

                                                        Initial Mortgage Loans was 10.82%, and the weighted average remaining term to maturity of the Initial Mortgage Loans was 194 months. The remaining terms to maturity of the Initial Mortgage Loans as of the
                                                        Statistic Calculation Date ranged from 8 months to 360 months. The maximum Calculation Date Loan Balance of any Initial Mortgage Loan as
                                                        of the Statistic Calculation Date was $500,000. Initial Mortgage
                                                        Loans containing balloon payments represented 39.20% of the
                                                        Calculation Date Aggregate Loan Balance.
                                                        No Initial Mortgage Loan matures after November 1, 2026. The Initial
                                                        Mortgage Loans consist of 3,674 loans as of the Statistic Calculation
                                                        Date, of which 2,306 are secured by first mortgages, security deeds or deeds of trust and the remainder are secured by second mortgages, security deeds or deeds of trust. As a percentage of the Calculation
                                                        Date Aggregate Loan Balance, 93.6% of the Initial Mortgage Loans were secured by mortgages, deeds to secure debt or deeds of trust on single-family dwellings, 3.4% were secured by mortgages, deeds to secure debt or deeds of trust on two-to-four family dwellings, 1.0%
                                                        were secured by mortgages, deeds to secure debt or deeds of trust on condominium units and planned unit developments, 1.1% were secured by mortgages, deeds to secure debt or deeds of trust on mobile homes and
                                                        0.9% were secured by mortgages, deeds to secure debt or deeds of trust on other types of dwellings.
Distributions on the Certificates.....................  On each Distribution Date, the Trustee will be required to distribute from funds available therefor in the Distribution Account (as described herein) to the Holders of the Offered Certificates of record as of the last day of the calendar month preceding the month in which such Distribution Date occurs (the "Record Date"), in the priorities described below, an aggregate amount equal to the sum of
                                                        (a) the Class Interest Distribution for each Class of Offered
                                                        Certificates, and (b) the Class A Principal Distribution. So long as a Certificate Insurer Default has not occurred and is continuing, the
                                                        Class A Principal Distribution will be distributed sequentially such that no Class of Class A Certificates having a higher numerical designation is entitled to distributions of principal until the Class
                                                        A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero. On any Distribution
                                                        Date during the continuance of a Certificate Insurer Default, the
                                                        Class A Principal Distribution relating to the Class A Certificates will be distributed to each such Class of Class A Certificates outstanding on a pro rata basis in accordance with the Class A
                                                        Principal Balance of each such Class. See "Description of the
                                                        Certificates -- Distributions to Certificateholders" herein.
                                                        INTEREST
                                                        On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Class A Certificates in an amount (each, a "Class
                                                        Interest Distribution") equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal
                                                        Balance, immediately prior to such Distribution Date (the "Class
                                                        Monthly Interest Distributable Amount") and (b) any Class Interest
                                                        Carryover Shortfall for such Class of Senior Certificates for such
                                                        Distribution Date. As to any Distribution Date and Class of Senior
                                                        Certificates, the "Class Interest Carryover Shortfall" is the sum of
                                                        (a) the excess
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                                                        of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest
                                                        Carryover Shortfall with respect to such Class on such preceding
                                                        Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution
                                                        Date plus (b) one month's interest on such excess, to the extent permitted by law, at the Certificate Rate.
                                                        On each Distribution Date, the Class Interest Distribution for each
                                                        Class of Senior Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated among such
                                                        Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall.
                                                        PRINCIPAL
                                                        On each Distribution Date, to the extent of funds available therefor as described herein, principal will be distributed to the Holders of
                                                        Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the Aggregate Class A Principal
                                                        Balance and (B) the Class A Principal Distribution for such
                                                        Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of the Class A Monthly
                                                        Principal Distributable Amount for such Distribution Date and any
                                                        Outstanding Class A Principal Carryover Shortfall (as defined below)
                                                        as of the close of business on the preceding Distribution Date.
                                                        "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Collection Period (as defined below): (i) (a)
                                                        each payment of principal on a Mortgage Loan received by the Master
                                                        Servicer during such Collection Period, including all full and partial principal prepayments, other than Payaheads received during such Collection Period intended for application in subsequent
                                                        Collection Periods, and (b) the principal portion of Payaheads received by the Master Servicer in prior Collection Periods intended for application in such Collection Period, (ii) the Loan Balance as of the end of the immediately preceding Collection Period of each
                                                        Mortgage Loan that became a Liquidated Mortgage Loan for the first time during the related Collection Period, (iii) the portion of the purchase price allocable to principal of all repurchased Defective
                                                        Mortgage Loans (as defined herein) with respect to such Collection
                                                        Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (v)
                                                        Excess Spread, if any, up to the overcollateralization requirement in effect for such Distribution Date (the "Distributable Excess
                                                        Spread"). "Determination Date" means, with respect to any
                                                        Distribution Date, the eighteenth day of the month in which such
                                                        Distribution Date occurs.
                                                        "Outstanding Class A Principal Carryover Shortfall" means with respect to any Distribution Date, the excess of the Class A Principal
                                                        Distribution for the preceding Distribution Date over the amount in respect of principal that is actually distributed to the Class A
                                                        Certificateholders on such preceding Distribution Date.
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                                                        If, on any Distribution Date, the required level of overcollateral-
                                                        ization is reduced below the then existing amount of overcollateral-
                                                        ization (described below) or if the required level of overcollateral-
                                                        ization is satisfied, the amount of the Class A Monthly Principal
                                                        Distributable Amount distributed to the Class A Certificates will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such
                                                        Distribution Date.
                                                        "Collection Period" means, with respect to any Determination Date or
                                                        Distribution Date, the calendar month immediately preceding such
                                                        Determination Date or Distribution Date, as the case may be. For a description of a "Liquidated Mortgage Loan" see "Description of the
                                                        Certificates -- Principal" herein.
                                                        "Excess Spread" means, with respect to any Distribution Date, the positive excess, if any, of (x) Available Funds (as defined herein)
                                                        for such Distribution Date over (y) the amount required to be distributed pursuant to items A (i) through (iv) set forth under the heading "Description of the Certificates -- Distributions to
                                                        Certificateholders -- Priority of Distributions" on such Distribution
                                                        Date. Distributions of Excess Spread to the Holders of Class A
                                                        Certificates will result in acceleration of principal payments to the
                                                        Holders of such Class A Certificates creating overcollateralization to the extent required by the Pooling and Servicing Agreement. This feature will have the effect of reducing the weighted average lives of the Class A Certificates. See "Description of the Certificates --
                                                        Overcollateralization Provisions" and "Prepayment and Yield
                                                        Considerations" herein.
                                                        The last scheduled Distribution Date for each Class of Offered
                                                        Certificates is as follows: Class A-1,                , Class A-2,
                                                                       , Class A-3,                , Class A-4,
                                                                       , and Class A-5,                . It is expected that
                                                        the actual last Distribution Date for each Class of Offered
                                                        Certificates will occur significantly earlier than such scheduled
                                                        Distribution Dates. See "Prepayment and Yield Considerations."
Overcollateralization.................................  The credit enhancement provisions of the Trust Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of Excess Spread to principal distributions on the Class
                                                        A Certificates. This acceleration feature creates
                                                        overcollateralization (i.e., the excess of the Aggregate Loan Balance over the Aggregate Class A Principal Balance for the related period).
                                                        Once the required level of overcollateralization is reached and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.
                                                        Subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase in the required level of overcollateralization will result in a temporary period of accelerated amortization of the related Class A
                                                        Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of
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                                                        decelerated amortization to reduce the actual level of
                                                        overcollateralization to its required level.
                                                        See "Prepayment and Yield Considerations" and "Description of the
                                                        Certificates -- Overcollateralization Provisions."
Certificate Insurance Policy..........................  The Seller will obtain the Certificate Insurance Policy, which is non-cancelable, in favor of the Trustee, which will provide for payment of insured amounts solely to the Holders of the Class A
                                                        Certificates (the "Class A Certificateholders") in accordance with the terms of the Certificate Insurance Policy. The Certificate
                                                        Insurance Policy does not guarantee to Class A Certificateholders, and does not protect against any adverse consequences caused by, any specified rate of prepayments of the Mortgage Loans. See "The
                                                        Certificate Insurer and the Certificate Insurance Policy".
Certificate Insurer...................................  Financial Guaranty Insurance Company, a New York stock insurance company (the "Certificate Insurer"). See "The Certificate Insurer".
Advances..............................................  The Master Servicer will be obligated to make advances of cash in an amount equal to all amounts of interest, if any, at the time known by the Master Servicer to be delinquent on each Mortgage Loan and not previously advanced, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it.
                                                        Any advance made by the Master Servicer with respect to a Mortgage
                                                        Loan will be reimbursable to it. The Master Servicer will be entitled to reimburse itself in respect of otherwise non-recoverable advances from funds otherwise distributable to Class A Certificateholders. See
                                                        "Description of the Certificates -- Payments on Mortgage Loans;
                                                        Deposits to Collection and Distribution Accounts -- Advances" herein.
Servicing Fee.........................................  The Master Servicer will receive a fee (the "Servicing Fee") with respect to each Collection Period computed at an annual rate equal to
                                                        0.50% on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the
                                                        Servicing Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. See
                                                        "Description of the Certificates -- Servicing and Other Compensation
                                                        and Payment of Expenses" herein.
Optional Termination by the Master Servicer...........  The Master Servicer may, at its option, terminate the Pooling and
                                                        Servicing Agreement on any date on which the Aggregate Loan Balance is less than 5% of the aggregate principal balance of the Mortgage
                                                        Loans as of the Cut-Off Date (the "Cut-Off Date Aggregate Loan
                                                        Balance"), at the price described herein under "Description of the
                                                        Certificates -- Termination; Purchase of Mortgage Loans."
Certain Federal Income Tax Consequences...............  For federal income tax purposes, the Trust Fund will make one or more elections to treat certain assets of the Trust Fund as one or more
                                                        REMICs. The Class A Certificates and the Subordinated Certificates
                                                        will constitute "Regular Interests" in a REMIC and generally will be treated for federal income tax purposes as debt instruments of the
                                                        Trust Fund with payment terms equivalent to the terms of such certificates. The Residual Certificates will constitute the single class of "Residual Interests" in their respective REMIC. Continued
                                                        qualification of each REMIC of the Trust Fund as a REMIC will be subject to compliance with the applicable provisions
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                                                        of the Internal Revenue Code of 1986, as amended (the "Code"), and the related requirements set forth in the Pooling and Servicing
                                                        Agreement. Interest on the Class A Certificates will be required to be included in the income of the holders thereof in accordance with the accrual method of accounting. See "Certain Federal Income Tax
                                                        Consequences" herein and in the Prospectus.
ERISA Considerations..................................  A fiduciary of a pension or other employee benefit plan (an "ERISA
                                                        Plan") subject to the Employee Retirement Income Security Act of
                                                        1974, as amended ("ERISA"), contemplating the purchase of Class A
                                                        Certificates should consult with its counsel before making a purchase and the fiduciary and such legal advisors should consider the possible application of the prohibited transaction rules under ERISA and the Code and the possible availability of the prohibited transaction exemption and certain other exemptions described herein.
                                                        See "ERISA Considerations" herein and in the Prospectus.
Legal Investment Considerations.......................  The Offered Certificates will not constitute "Mortgage Related
                                                        Securities" for purposes of the Secondary Mortgage Market Enhancement
                                                        Act of 1984 ("SMMEA") because, among other reasons, some of the mortgages securing the Mortgage Loans are not first mortgages.
                                                        Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Offered Certificates. See "Legal
                                                        Investment Considerations" herein and "Legal Investment" in the
                                                        Prospectus.
Use of Proceeds.......................................  Substantially all of the net proceeds from the sale of the Offered
                                                        Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and to pay expenses connected with pooling the
                                                        Mortgage Loans and issuing the Certificates.
Certificate Rating....................................  It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by Standard & Poor's, a division of the McGraw-
                                                        Hill Companies ("S&P"), "Aaa" by Moody's Investors Service, Inc.
                                                        ("Moody's") and "AAA" by Fitch Investors Service, L.P. ("Fitch" and
                                                        together with S&P and Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning
                                                        Rating Agency. There can be no assurance that the ratings assigned to the Offered Certificates on the date the Offered Certificates are initially issued will not be lowered or withdrawn at any time by such
                                                        Rating Agencies. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See "Certificate Rating" herein.
Registration of Offered Certificates..................  The Class A Certificates will initially be issued in book-entry form.
                                                        Persons acquiring beneficial ownership interests in the Class A
                                                        Certificates ("Certificate Owners") will hold their Class A
                                                        Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the
                                                        Euroclear System ("Euroclear"), in Europe. Transfers within DTC,
                                                        CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates (as
                                                        defined herein), such Certificates will be evidenced by one or more
                                                        Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant
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                                                        depositaries (collectively, the "European Depositaries"). Cross-
                                                        market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank
                                                        ("Chase"), the relevant depositaries of CEDEL or Euroclear, respectively, and each participating member of DTC. The interests of such Certificate Owners will be represented by book-entries on the records of DTC and participating members thereof. No Certificate
                                                        Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that
                                                        Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this
                                                        Prospectus Supplement to any Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through
                                                        DTC and its participating organizations for so long as such Class A
                                                        Certificates are held by DTC. See "Risk Factors -- Book-Entry
                                                        Certificates", "Description of the Certificates -- Registration of
                                                        Offered Certificates" herein and "ANNEX I" hereto.
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                                  RISK FACTORS

     LIMITED LIQUIDITY. There is currently no market for the Offered
Certificates. While the Underwriters currently intend to make a market in the Offered Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the lives of the Offered
Certificates. The Offered Certificates will not be listed on any securities exchange.

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Registration of Offered Certificates" herein.

     NATURE OF COLLATERAL. Because some of the Mortgage Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage, security deed or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage
Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Master
Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Master Servicer is required, in certain circumstances described in the Pooling and Servicing Agreement, to advance funds to keep the first mortgage current until such time as the Master Servicer satisfies the first mortgage. The
Trust Fund will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Master Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement.

     Certain of the Mortgage Loans do not fully amortize the principal balance of the Mortgage Loan (such loans, "Balloon Loans") and, consequently, the payment (a "Balloon Payment") of a substantial portion of the principal balance of such a Mortgage Loan is due at the maturity of the Mortgage Loan. As a result, a borrower generally will be required to pay the entire principal amount of the Mortgage Loan at its maturity. The ability of a borrower to make such a payment may depend on the borrower's ability to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan
Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing and to pay the required
Balloon Payment.

     In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. For instance, with respect to Mortgage Loans secured by a second lien on the related Mortgaged Property, if a Mortgaged Property secures a senior deed of trust or mortgage for an adjustable-rate loan, and interest rates have increased since the origination of the related Mortgage Loan, the borrower's ability to pay the required monthly payment on such Mortgage Loan may be further adversely affected by the increase in monthly payments on such senior loan.
Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Mortgage Loans if such laws result in certain Mortgage Loans being uncollectible. See "Certain
Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation."

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delay could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Certificateholders. Further, the Master
Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage
Loans and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Certificateholders. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and the protection provided by the subordination feature is insufficient and the Certificate Insurer defaults under the Certificate Insurance Policy, Certificateholders could experience a loss on their investment. See "Certain Legal Aspects of the Mortgage
Loans -- Foreclosure" and " -- Rights of Redemption."

     Under federal and state environmental legislation and applicable case law, it is unclear whether liability for costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust Fund)

                                      S-14

acquiring title to such real property. Such costs could be substantial. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation."

     Approximately 15.2% of the Initial Mortgage Loans (by Calculation Date Aggregate Loan Balance) are Date of Payment Loans. Date of Payment Loans provide that interest is charged to the Mortgagor at the applicable Loan Rate on the outstanding principal balance of the related Mortgage Note and calculated based on the number of days elapsed from receipt of the Mortgagor's last payment through receipt of the Mortgager's most current payment (such Mortgage Loans, the "Date of Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of the related Mortgage Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of the related Mortgage Note to zero at such Mortgage Note's maturity date, payments that are made by the Mortgagor after the due date could cause the outstanding principal balance of the related Mortgage Note not to be reduced to zero at such Mortgage Note's maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Mortgage Note. If, however, a Mortgagor makes a payment before the due date therefor, the reduction in the outstanding principal balance of the related Mortgage Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of the related Mortgage Note. In addition, late payments may result in a longer weighted average life and early payments may result in a shorter weighted average life, of the Offered Certificates. Any increase or decrease in the weighted average lives of the Offered Certificates may have an effect on the yield on the Offered Certificates. See "The Mortgage Loan Pool -- Interest Payments on the Mortgage Loans" and "Prepayment and Yield Considerations."

     LOCAL REAL ESTATE MARKETS. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances, together with the outstanding balances of any senior lien thereon, equal or exceed the value of the Mortgaged Properties. Such declines would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee and could extinguish the interest of the holder of a second mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Seller with respect to the rate at which real estate values have declined in such states. The Seller can neither quantify the impact of such declines in property values nor predict how long such decline may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

     CASH FLOW CONSIDERATIONS. Assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related liquidation proceeds by Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, required payments under the Certificate Insurance Policy were not made, and the protection provided by the availability of overcollateralization has been exhausted, Class A Certificateholders could experience a loss on their investment.

     EFFECT OF CLASS A-1 RATE CAP. The Class A-1 Certificate Rate is based upon the value of an adjustable index (one-month LIBOR). The Mortgage Loans, however, bear interest at a fixed rate. As a result, the Class A-1 Rate Cap may temporarily or permanently limit the Class A-1 Certificate Rate if LIBOR exceeds
  %, thereby affecting the value of the Class A-1 Certificates. The Class A-1 Certificates do not provide for any "carry-forward" or "catch-up" if the amount of interest paid to the Holders of Class A-1 Certificates is so limited.

     PREPAYMENTS; DUE-ON-SALE PROVISIONS. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Master Servicer, will result in prepayment of such Mortgage Loans. See "Prepayment and Yield Considerations" and "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions." The rate of prepayments on fixed-rate mortgage loans, such as the Mortgage Loans, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates, and, if purchased at other than par, the yields realized by Certificate Owners of the Offered Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans, the "Prepayments") on the Mortgage Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level.

     The Pooling and Servicing Agreement provides a limited acceleration of the Offered Certificates relative to the amortization of the related Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Aggregate Loan Balance over the Class A Principal Balance. Once a required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     CERTIFICATE RATINGS. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans, the claims paying ability rating of the Certificate Insurer and the amount of overcollateralization. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

     CERTIFICATE INSURANCE POLICY. Credit enhancement with respect to the Offered Certificates will be provided by the Certificate Insurance Policy. See "Certificate Insurer and Certificate Insurance Policy" herein. If the Certificate Insurer defaults under the Certificate Insurance Policy, the Class A Certificateholders will be at greater risk with respect to losses on the Mortgage Loans.

     OTHER LEGAL CONSIDERATIONS. The Mortgage Loans are primarily secured by first deeds of trust, security deeds or first mortgages. With respect to any Mortgage Loan that was originally secured by a second deed of trust, security deed or mortgage, the Master Servicer has the power under certain circumstances, after such mortgage lien succeeds to a first lien position, to consent to a new mortgage lien on the Mortgaged Property having priority over the related Mortgage Loan. With respect to each Mortgage Loan secured by a second deed of trust or second mortgage, the Trust Fund will be entitled to the extent described herein to proceeds that remain from the sale of the related Mortgaged Property after any related first deed of trust, first security deed or first mortgage and any other prior liens have been satisfied. In the event that such proceeds are insufficient to satisfy both loans and such other liens in the aggregate, the Trust Fund and, accordingly, the Certificateholders, as the holders of the second deed of trust or second mortgage loan, bear the risk of delay in distribution while a deficiency judgment against the borrower is pursued and the risk of loss if the deficiency judgment is not obtained and realized upon.

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust, security deed or mortgage. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, security deed or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust Fund to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans."

     The Mortgage Loans are also subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

          (iv) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (v) the Home Equity Loan Consumer Protection Act of 1988, which required additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit line to certain enumerated events.

Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Loans."

     The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Master Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Master Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940."

     RISK OF EARLY DEFAULTS. Many of the Mortgage Loans were originated within months prior to the Cut-Off Date. The weighted average remaining term to maturity of the Initial Mortgage Loans as of the Statistic Calculation Date is approximately 194 months. Although little data is available, defaults on mortgage loans, including home equity loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

     RISK OF SELLER/MASTER SERVICER INSOLVENCY -- DOCUMENT CUSTODIAN. The Seller believes that the transfer of the Mortgage Loans to the Depositor constitutes a sale by the Seller to the Depositor and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. The terms of the Pooling and Servicing Agreement provide that the Seller will deliver all of the Mortgages, the Mortgage Notes and the other Related Documents to the First Union National Bank of North Carolina, Trust Department, as Document Custodian, which shall maintain possession of the Mortgages, the Mortgage Notes and the other Related Documents, and no assignment of any Mortgage is required to be recorded, in either case unless an Assignment Event as defined in the Pooling and Servicing Agreement (an "Assignment Event") has occurred, e.g., the long-term unsecured debt rating of the Seller is reduced below A by S&P or below A2 by Moody's. Upon any such downgrade or occurrence of another Assignment Event, the Document Custodian is required to deliver the Mortgages, Mortgage Notes and the other Related Documents to the Trustee and to either cause proper assignments of each Mortgage to be recorded in the relevant real property recording office for each such Mortgage or to deliver assignments of the Mortgages, in recordable form, to the Trustee, together with an opinion of counsel to the effect that recordation of such assignments is not necessary in order to perfect the interest of the Trust Fund in such Mortgages. Prior to such delivery and recording, the interest of the Trustee in the Mortgages, the Mortgage Notes and the proceeds thereof may be subject to claims of the Seller's creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the Seller. In the event of an insolvency of the Seller, it is possible that a receiver or conservator for, or a creditor of, the Seller, may argue that the transaction between the Seller and the Trust Fund was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

     If the transfer of the Mortgage Loans by the Seller to the Depositor, or by the Depositor to the Trust Fund, is deemed, contrary to the intent of the parties, to be a grant to the Trust Fund of a security interest in the Mortgage Loans, the Trust Fund should have an enforceable first priority perfected security interest in the Mortgage Loans upon delivery to the Trustee of the Mortgage Notes (properly endorsed to the Trustee or in blank) and of the Mortgages and upon the recordation of a proper assignment to the Trustee of each Mortgage in the real property recording office for each such Mortgage. Prior to such delivery and recording, the Trustee will not have a perfected security interest in the Mortgages, the Mortgage Notes or the proceeds thereof and, accordingly, creditors of the Seller may take priority over the interests of the Trustee. If a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator may have priority over the Trust Fund's interest in the Mortgages, the Mortgage Notes and the proceeds thereof. For so long as (i) the Master Servicer remains an Affiliate of the Seller, (ii) no Event of Default under the Pooling and Servicing Agreement shall have occurred and be continuing and (iii) the Seller maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, and for five Business Days following any reduction in either such rating, the Master Servicer is not required to make daily deposits of cash collections on the Mortgage Loans into the Collection Account and the Master Servicer may commingle such cash with its funds for certain periods. In an insolvency proceeding or receivership or conservatorship of the Master Servicer, the Trust Fund may not have a perfected interest in such commingled collections. "Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina or the State of Minnesota are required or authorized by law to be closed.

     In the event the Seller is determined to have granted a security interest in the Mortgage Loans and that security interest was validly perfected prior to the Seller's insolvency and was not granted or taken in contemplation thereof or with the intent to hinder, delay or defraud the institution or its creditors, the Federal Deposit Insurance Corporation (the "FDIC"), or other conservator, or other federal banking agency or any other person or entity, based on opinions issued by the general counsel of the FDIC and a statement of policy of the FDIC addressing the enforceability against the FDIC, as receiver or conservator for a depository institution, the security interest should not be subject to avoidance in the event of insolvency of the Seller or upon the appointment of a receiver or conservator for the Seller, and payments to the Trust Fund with respect to the Mortgage Loans should not be subject to recovery by such receiver or conservator. If, however, the receiver or conservator were to assert a contrary position, to require the Trustee to establish its rights to those payments by submitting to and completing certain administrative claims procedures (which may take up to 180 days), or to request a stay of judicial proceedings with respect to the Seller, delays in payments on the Certificates and possible reductions in the amount of distributions of principal and interest could occur. A receiver or conservator may disaffirm or repudiate provisions of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, including provisions obligating the Seller to repurchase Defective Mortgage Loans. A conservator or receiver also may have the power to cause the early sale of the Trust Fund and the early retirement of the Certificates. Further, if a receiver or conservator is appointed for the Master Servicer, the receiver or conservator may have the power either to terminate the Master Servicer and replace it with a successor servicer or to prevent the termination of the Master Servicer and its replacement by a successor servicer if no default exists other than the insolvency of the Master Servicer or its receivership or conservatorship.

     In an insolvency proceeding of the Seller, if the Mortgage Notes have not been delivered to the Trustee, and the Mortgages have not been assigned of record in the real property recording office for each Mortgage, the Trust Fund may be a general unsecured creditor of the Seller. If the Trust Fund were determined to be a general unsecured creditor of the Seller, the Mortgages, the Mortgage Notes and the proceeds thereof would not be available to make payments on Offered Certificates.

     On the Closing Date, the Trustee and the Seller will have received an opinion of Moore & Van Allen, PLLC, counsel to the Seller, with respect to the transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trust Fund, in form and substance satisfactory to the Trust Fund, the Certificate Insurer, Moody's, S&P and Fitch.

     BOOK-ENTRY CERTIFICATES; DIFFICULTY IN PLEDGING; POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Registration of Offered Certificates" herein.

     Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates -- Registration of Offered Certificates" herein.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates -- Registration of Offered Certificates" herein.

                             THE MORTGAGE LOAN POOL

GENERAL

     As used herein the term "Initial Mortgage Loans" refers to those loans identified as of the Statistic Calculation Date to be transferred to the Trust Fund on the Closing Date subject to the limitations set forth below. The term "Mortgage Loans" refers to those loans identified as of the Cut-Off Date which will be transferred to the Trust Fund on the Closing Date and will include those Initial Mortgage Loans that continue to meet the eligibility criteria as well as additional Mortgage Loans. The statistical information presented in this preliminary Prospectus Supplement concerning the Initial Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Statistic Calculation Date. Information concerning the final Mortgage Loans as of the Cut-Off Date will be presented in the Prospectus Supplement. Between the Statistic Calculation Date and the Cut-Off Date some amortization of the Initial Mortgage Loans is expected to occur. In addition, certain loans included in the Initial Mortgage Loans as of the Statistic Calculation Date may prepay in full or in part, or may be determined not to meet the eligibility requirements for the Mortgage Loans, and thus may not be included in the final Mortgage Loans transferred to the Trust Fund. While the statistical distribution of the characteristics as of the Cut-Off Date for the final Mortgage Loans will vary somewhat from the statistical distribution of such characteristics of the Initial Mortgage Loans as of the Statistic Calculation Date as presented herein, such variance is not expected to be material. The characteristics of the pool of final Mortgage Loans as of the Cut-Off Date may vary from the description below due to a number of factors, including prepayments on the Initial Mortgage Loans and the acquisition of additional Mortgage Loans. The aggregate principal balance of the Mortgage Loans will be increased as a result of such acquisition of the additional Mortgage Loans.

     Unless otherwise noted, all percentages of Initial Mortgage Loans herein are measured by the aggregate principal balance of the Initial Mortgage Loans as of the Statistic Calculation Date, and take into account principal payments and principal prepayments received prior to the Statistic Calculation Date.

     In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust Fund on such date (i.e., approximately $220,000,000) the Depositor will reduce the size of the offering. The Depositor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if all the expected Mortgage Loans are delivered, certain adjustments (plus or minus 5%) may occur between class sizes. The aggregate principal balance of the Initial Mortgage Loans as of the Statistic Calculation Date was $175,465,649.02.

     The Mortgage Loans to be transferred by the Depositor to the Trust Fund on
December   , 1996 (the "Startup Day") will consist of       closed-end,
fixed-rate conventional home equity loans evidenced by promissory notes (the "Mortgage Notes") secured by first- and second-priority mortgages and deeds of trust, security deeds or mortgages (each, a "Mortgage"), which are located in states and the District of Columbia (the Mortgaged Properties relating to the Initial Mortgage Loans are located in 44 states and the District of Columbia). The Mortgaged Properties securing the Mortgage Loans consist of single-family residences (which may be detached, part of a two-to-four family dwelling, a condominium unit, a mobile, manufactured or modular home, a townhouse or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. All Mortgage Loans were originated or purchased after July, 1986. Initial Mortgage Loans aggregating 77.6% of the Calculation Date Aggregate Loan Balance are secured by first liens on the related properties, and the remaining Initial Mortgage Loans are secured by second liens on the related properties. No Initial Mortgage Loan was more than 30 days delinquent as of the Statistic Calculation Date. No Mortgage Loan will be more than 30 days delinquent as of the Cut-Off Date.

     The Combined Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values").

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market in general or in any particular area has experienced or should experience an overall decline in property values such that the outstanding balances of the Mortgage

Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     No Combined Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Mortgage Loan) relating to any Initial Mortgage Loan exceeded 90% as of the Statistic Calculation Date. The Mortgage Loans are not insured by primary mortgage insurance policies, nor does any pool insurance insure the Mortgage Loans; however, certain distributions due to the holders of the Offered Certificates are guaranteed by the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy. See "Certificate Insurer and Certificate Insurance Policy." The Mortgage Loans are not guaranteed by the Depositor, the Seller or any affiliate of the Depositor or the Seller.

     As of the Statistic Calculation Date, the average Calculation Date Loan Balance was $47,758.75, the Loan Rates of the Initial Mortgage Loans ranged from 7.10% to 17.30%, the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was 77% (based upon appraisals made at the time of the origination of such loans), the weighted average Loan Rate of the Initial Mortgage Loans was 10.82%, and the weighted average remaining term to maturity of the Initial Mortgage Loans was 194 months. The remaining terms to maturity of the Initial Mortgage Loans as of the Statistic Calculation Date ranged from 8 months to 360 months. The maximum Calculation Date Loan Balance, as of the Statistic Calculation Date, was $500,000. Initial Mortgage Loans containing Balloon Payments represented 39.2% of the Calculation Date Aggregate Loan Balance. No Initial Mortgage Loan matures after November 1, 2026. The Initial Mortgage Loans consist of 3,674 loans as of the Statistic Calculation Date, of which 2,306 are secured by first mortgages, security deeds or deeds of trust and the remainder are secured by second mortgages, security deeds or deeds of trust. As a percentage of the Calculation Date Aggregate Loan Balance, 77.6% were secured by first mortgages or deeds of trust, 93.6% were secured by mortgages, deeds to secure debt or deeds of trust on single-family dwellings, 3.4% were secured by mortgages or deeds of trust on two-to-four family dwellings, 1.0% were secured by mortgages or deeds of trust on condominium units and planned unit developments, 1.1% were secured by mortgages or deeds of trust on mobile homes and 0.9% were secured by mortgages or deeds of trust on other types of dwellings.

     The percentages of the Calculation Date Aggregate Loan Balance set forth in the following tables may not sum to 100.00% due to rounding.

              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

     The geographic distribution of Mortgaged Properties by state, for the Initial Mortgage Loans as of the Statistic Calculation Date, was as follows:

                                            NUMBER OF           CALCULATION                  % OF
                                         INITIAL MORTGAGE        DATE LOAN        CALCULATION DATE AGGREGATE
STATE                                         LOANS              BALANCES                LOAN BALANCE
Alabama...............................           169          $   7,901,837.80                4.50%
Arizona...............................            57              2,508,373.19                1.43
Arkansas..............................             3                125,843.73                0.07
California............................             9                396,917.27                0.23
Colorado..............................            75              3,437,531.21                1.96
Connecticut...........................            25              1,785,726.14                1.02
Delaware..............................            29              1,204,194.96                0.69
District of Columbia..................             6                533,731.09                0.30
Florida...............................           211              9,217,067.46                5.25
Georgia...............................           103              5,166,600.25                2.94
Hawaii................................             1                133,608.85                0.08
Idaho.................................            17                464,148.63                0.26
Illinois..............................            87              4,826,041.48                2.75
Indiana...............................           233              9,802,304.56                5.59
Iowa..................................            49              1,904,302.52                1.09
Kansas................................            27              1,117,429.24                0.64
Kentucky..............................            80              2,890,202.85                1.65
Louisiana.............................            38              1,653,301.21                0.94
Maine.................................            12                638,887.61                0.36
Maryland..............................            26              1,384,503.37                0.79
Massachusetts.........................            56              3,280,042.05                1.87
Michigan..............................           194              8,964,926.13                5.11
Minnesota.............................            79              3,477,212.00                1.98
Mississippi...........................             7                236,270.42                0.13
Missouri..............................            84              3,999,120.18                2.28
Nebraska..............................            50              2,229,627.29                1.27
Nevada................................            27              1,205,938.49                0.69
New Hampshire.........................             7                224,668.46                0.13
New Jersey............................           126              8,865,894.72                5.05
New Mexico............................            21                982,315.10                0.56
New York..............................           196             11,105,056.68                6.33
North Carolina........................           295             12,868,490.02                7.33
Ohio..................................           415             18,197,052.82               10.37
Oklahoma..............................            28              1,446,777.73                0.82
Oregon................................            54              3,532,907.73                2.01
Pennsylvania..........................           257             12,109,878.17                6.90
Rhode Island..........................            25              1,626,072.48                0.93
South Carolina........................            87              3,567,497.14                2.03
Tennessee.............................            69              3,383,578.62                1.93
Texas.................................             2                181,401.11                0.10
Utah..................................            88              3,583,625.82                2.04
Virginia..............................            67              3,534,586.16                2.01
Washington............................           102              5,310,370.48                3.03
West Virginia.........................             1                 92,888.89                0.05
Wisconsin.............................            80              4,366,896.91                2.49
       Total..........................         3,674          $ 175,465,649.02              100.00%

(1) Determined by property address designated as such in the related Mortgage.

                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                            NUMBER OF          CALCULATION                 % OF
                                         INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
COMBINED LOAN-TO-VALUE RATIO                  LOANS             BALANCES               LOAN BALANCE
 5.00% --  10.00%.....................             3         $     64,497.06                0.04%
10.01% --  15.00%.....................             7              104,320.40                0.06
15.01% --  20.00%.....................            10              215,244.63                0.12
20.01% --  25.00%.....................            17              380,021.33                0.22
25.01% --  30.00%.....................            36              872,438.61                0.50
30.01% --  35.00%.....................            31            1,023,440.85                0.58
35.01% --  40.00%.....................            42            1,241,774.17                0.71
40.01% --  45.00%.....................            60            2,115,015.55                1.21
45.01% --  50.00%.....................            71            2,200,874.61                1.25
50.01% --  55.00%.....................            88            3,556,516.05                2.03
55.01% --  60.00%.....................           123            4,982,185.64                2.84
60.01% --  65.00%.....................           189            8,357,564.40                4.76
65.01% --  70.00%.....................           308           12,949,995.53                7.38
70.01% --  75.00%.....................           401           19,824,454.97               11.30
75.01% --  80.00%.....................         1,009           50,340,958.86               28.69
80.01% --  85.00%.....................           822           48,738,974.66               27.78
85.01% --  90.00%.....................           457           18,497,371.70               10.54
       Total..........................         3,674         $175,465,649.02              100.00%

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal, with respect to each Mortgage Loan, to (i) the sum of
    (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Mortgage Loan divided by (ii) the lesser of
    (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgage Property.

                                   LOAN RATES

     The Loan Rates borne by the Mortgage Notes relating to the Initial Mortgage Loans were distributed as follows as of the Statistic Calculation Date:

                                            NUMBER OF          CALCULATION                 % OF
                                         INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
LOAN RATES                                    LOANS             BALANCES               LOAN BALANCE
 7.001% --  7.250%....................             3         $    237,944.86                0.14%
 7.251% --  7.500%....................             5              243,683.29                0.14
 7.501% --  7.750%....................             1               40,472.98                0.02
 7.751% --  8.000%....................            45            1,903,378.89                1.08
 8.001% --  8.250%....................             3              222,518.50                0.13
 8.251% --  8.500%....................            94            3,580,191.19                2.04
 8.501% --  8.750%....................             6              414,486.08                0.24
 8.751% --  9.000%....................           140            6,197,380.62                3.53
 9.001% --  9.250%....................            30            1,962,129.88                1.12
 9.251% --  9.500%....................           124            6,658,436.91                3.79
 9.501% --  9.750%....................           152           10,020,163.86                5.71
 9.751% -- 10.000%....................           428           23,089,281.22               13.16
10.001% -- 10.250%....................           184           10,950,005.24                6.24
10.251% -- 10.500%....................           296           15,962,925.08                9.10
10.501% -- 10.750%....................           261           13,726,738.36                7.82
10.751% -- 11.000%....................           387           19,258,307.05               10.98
11.001% -- 11.250%....................           134            7,404,086.00                4.22
11.251% -- 11.500%....................           199            8,504,311.49                4.85
11.501% -- 11.750%....................           184            8,682,307.76                4.95
11.751% -- 12.000%....................           213            7,997,523.96                4.56
12.001% -- 12.250%....................           101            5,006,399.79                2.85
12.251% -- 12.500%....................            86            3,426,219.54                1.95
12.501% -- 12.750%....................           108            4,178,784.75                2.38
12.751% -- 13.000%....................           147            4,756,871.86                2.71
13.001% -- 13.250%....................            63            2,260,681.73                1.29
13.251% -- 13.500%....................            62            2,136,845.51                1.22
13.501% -- 13.750%....................            69            2,158,815.91                1.23
13.751% -- 14.000%....................            61            1,759,741.01                1.00
14.001% -- 14.250%....................            13              502,659.22                0.29
14.251% -- 14.500%....................            19              566,466.86                0.32
14.501% -- 14.750%....................            20              590,939.18                0.34
14.751% -- 15.000%....................            16              503,208.09                0.29
15.001% -- 15.250%....................             6              132,224.64                0.08
15.251% -- 15.500%....................             6              185,307.32                0.11
15.501% -- 15.750%....................             3              132,180.94                0.08
15.751% -- 16.000%....................             1               17,452.26                0.01
16.001% -- 16.250%....................             1               12,530.73                0.01
16.251% -- 16.500%....................             1               29,983.57                0.02
16.751% -- 17.000%....................             1               29,962.89                0.02
17.251% -- 17.500%....................             1               22,100.00                0.01
       Total..........................         3,674         $175,465,649.02              100.00%

                      CALCULATION DATE PRINCIPAL BALANCES

     The distribution of the outstanding principal balances of the Initial Mortgage Loans as of the Statistic Calculation Date was as follows:

                                            NUMBER OF          CALCULATION                 % OF
RANGE OF CALCULATION DATE LOAN           INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
  BALANCES                                    LOANS             BALANCES               LOAN BALANCE
$      0.01 -- $ 10,000.00............            77         $    597,736.13                0.34%
$ 10,000.01 -- $ 20,000.00............           577            9,161,568.98                5.22
$ 20,000.01 -- $ 30,000.00............           647           16,193,374.24                9.23
$ 30,000.01 -- $ 40,000.00............           579           20,353,928.99               11.60
$ 40,000.01 -- $ 50,000.00............           460           20,719,141.26               11.81
$ 50,000.01 -- $ 60,000.00............           400           21,931,913.43               12.50
$ 60,000.01 -- $ 70,000.00............           269           17,487,060.18                9.97
$ 70,000.01 -- $ 80,000.00............           203           15,160,872.03                8.64
$ 80,000.01 -- $ 90,000.00............           114            9,637,362.27                5.49
$ 90,000.01 -- $100,000.00............           100            9,500,749.02                5.41
$100,000.01 -- $110,000.00............            73            7,669,123.44                4.37
$110,000.01 -- $120,000.00............            45            5,188,608.16                2.96
$120,000.01 -- $130,000.00............            20            2,506,117.63                1.43
$130,000.01 -- $140,000.00............            24            3,217,368.33                1.83
$140,000.01 -- $150,000.00............            22            3,178,515.45                1.81
$150,000.01 -- $160,000.00............            15            2,325,419.99                1.33
$160,000.01 -- $170,000.00............             8            1,310,371.31                0.75
$170,000.01 -- $180,000.00............             8            1,408,418.50                0.80
$180,000.01 -- $190,000.00............             5              927,267.94                0.53
$190,000.01 -- $200,000.00............             9            1,769,945.84                1.01
$200,000.01 -- $210,000.00............             4              821,728.89                0.47
$210,000.01 -- $220,000.00............             1              214,877.71                0.12
$220,000.01 -- $230,000.00............             3              670,913.54                0.38
$230,000.01 -- $240,000.00............             1              231,913.03                0.13
$240,000.01 -- $250,000.00............             1              249,050.00                0.14
$250,000.01 -- $260,000.00............             1              254,456.61                0.15
$260,000.01 -- $270,000.00............             1              264,902.68                0.15
$270,000.01 -- $280,000.00............             1              273,688.08                0.16
$280,000.01 -- $290,000.00............             1              282,000.00                0.16
$300,000.01 -- $310,000.00............             2              612,475.39                0.35
$370,000.01 -- $380,000.00............             1              377,452.20                0.22
$460,000.01 -- $470,000.00............             1              467,327.77                0.27
$490,000.01 -- $500,000.00............             1              500,000.00                0.28
       Total..........................         3,674         $175,465,649.02              100.00%

                         TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties securing the Initial Mortgage Loans were of the property types as follows:

                                            NUMBER OF          CALCULATION                 % OF
                                         INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
PROPERTY TYPE                                 LOANS             BALANCES               LOAN BALANCE
Single Family.........................         3,551         $170,129,291.51               96.96%
Condominium/Planned Unit
  Development.........................            41            1,724,397.93                0.99
Other.................................            82            3,611,959.58                2.06
       Total..........................         3,674         $175,465,649.02              100.00%

                            MONTHS SINCE ORIGINATION

     The distribution of the number of months since the date of origination of the Initial Mortgage Loans as of the Statistic Calculation Date was as follows:

                                            NUMBER OF          CALCULATION                 % OF
                                         INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
MONTHS SINCE ORIGINATION                      LOANS             BALANCES               LOAN BALANCE
0.....................................           692         $ 36,294,341.66               20.68%
01 -- 05..............................         2,176          109,695,162.46               62.52
06 -- 12..............................           108            5,825,995.46                3.32
13 -- 24..............................           222            8,288,546.50                4.72
25 -- 36..............................           205            7,775,735.37                4.43
37 -- 48..............................           114            3,615,306.20                2.06
49 -- 60..............................            66            2,001,907.05                1.14
61 -- 72..............................            39              989,059.91                0.56
73 -- 84..............................            19              414,911.49                0.24
85 -- 96..............................            18              386,358.20                0.22
97 -- 108.............................             9              133,320.84                0.08
109 -- 120............................             5               34,980.88                0.02
121 -- 132............................             1               10,023.00                0.01
       Total..........................         3,674         $175,465,649.02              100.00%

                       REMAINING TERM TO STATED MATURITY

     The distribution of the number of months remaining to stated maturity of the Initial Mortgage Loans as of the Statistic Calculation Date was as follows:

                                            NUMBER OF          CALCULATION                 % OF
REMAINING MONTHS                         INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
TO STATED MATURITY                            LOANS             BALANCES               LOAN BALANCE
Less than 12..........................             5         $     13,498.24                0.01%
 13 -- 24.............................             5               32,881.09                0.02
 25 -- 36.............................             9               79,535.26                0.05
 37 -- 48.............................            11              115,407.49                0.07
 49 -- 60.............................            33              528,544.72                0.30
 61 -- 72.............................            22              443,422.93                0.25
 73 -- 84.............................            46              989,843.60                0.56
 85 -- 96.............................            39              868,596.37                0.50
 97 -- 108............................            45            1,211,661.35                0.69
109 -- 120............................           189            4,883,784.13                2.78
121 -- 132............................            58            2,063,139.21                1.18
133 -- 144............................           100            3,719,372.05                2.12
145 -- 156............................           175            7,275,356.22                4.15
157 -- 168............................           178            7,394,333.83                4.21
169 -- 180............................         1,902           98,569,304.02               56.18
181 -- 192............................             2              143,928.99                0.08
205 -- 216............................             3              197,360.61                0.11
217 -- 228............................             8              332,686.58                0.19
229 -- 240............................           722           37,292,024.14               21.25
337 -- 348............................             1               52,804.29                0.03
349 -- 360............................           121            9,258,163.90                5.28
       Total..........................         3,674         $175,465,649.02              100.00%

                      OCCUPANCY TYPE OF MORTGAGED PROPERTY

     The Mortgaged Properties securing the Initial Mortgage Loans were used as follows as of the Statistic Calculation Date:

                                            NUMBER OF            CALCULATION                 % OF
                                        INITIAL MORTGAGE          DATE LOAN       CALCULATION DATE AGGREGATE
OCCUPANCY TYPE                                LOANS               BALANCES               LOAN BALANCE
Owner Occupied.....................           3,503            $169,409,959.83               96.55%
Second Home........................               7                 368,634.02                0.21
Non-Owner Occupied.................             164               5,687,055.17                3.24
       Total.......................           3,674            $175,465,649.02              100.00%

                        ORIGINAL TERM TO STATED MATURITY

                                            NUMBER OF          CALCULATION                 % OF
ORIGINAL TERM                            INITIAL MORTGAGE       DATE LOAN       CALCULATION DATE AGGREGATE
TO STATED MATURITY                            LOANS             BALANCES               LOAN BALANCE
49 -- 60..............................            24         $    366,817.72                0.21%
61 -- 72..............................             1                7,741.56                0.00
73 -- 84..............................            21              399,517.65                0.23
85 -- 96..............................             5               98,458,64                0.06
97 -- 108.............................             3              132,591,89                0.08
109 -- 120............................           279            6,293,830.57                3.59
121 -- 132............................             3              105,350.69                0.06
133 -- 144............................            23              886,446.23                0.51
145 -- 156............................             3              124,117.35                0.07
157 -- 168............................             1              126,500.00                0.07
169 -- 180............................         2,447          119,388,288.39               68.04
181 -- 192............................             9              451,080.85                0.26
229 -- 240............................           733           37,773,939.29               21.53
289 -- 300............................             1               99,043.60                0.06
349 -- 360............................           121            9,211,924.59                5.25
       Total..........................         3,674         $175,465,649.02              100.00%

INTEREST PAYMENTS ON THE MORTGAGE LOANS

     The Mortgage Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Except for Date of Payment Loans, scheduled monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Loans provide for monthly installments of principal and interest. Certain Mortgage Loans provide for full amortization of the principal amount thereof over the term of the Mortgage Loan. Certain other Mortgage Loans provide for amortization of a portion of the principal amount thereof over the term of the Mortgage Loan and a balloon payment of the remaining principal amount thereof at the end of the term of the Mortgage Loan.

     Approximately 15.2% of the Initial Mortgage Loans (by Calculation Date Aggregate Loan Balance) as of the Statistic Calculation Date are loans on which interest is charged to the Mortgagor at the Loan Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Mortgage Loans, the "Date of Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of the Mortgage Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Mortgage Note to the proper amount in accordance with the amortization schedule of such Mortgage Note at such Mortgage Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Mortgage Note not to be reduced to the proper amount. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Mortgage Note. If it were assumed that all the Mortgagors on the Date of Payment Loans were to pay on the latest date possible without the Date of Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the original aggregate principal balance of the Date of Payment Loans. On the other hand, if a Mortgagor makes a payment (other than a prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Mortgage Note would occur over a shorter period of time than it would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Certificateholders may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor. The Mortgage Loans provide for required monthly payments to be due on various days during a month (each such date, a "Due Date").

                       THE SELLER AND THE MASTER SERVICER

GENERAL

     First Union National Bank of North Carolina is the Seller and the Master Servicer under the Pooling and Servicing Agreement. First Union National Bank of North Carolina is a national banking association and a banking subsidiary of First Union Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. First Union Corporation is the sixth largest bank holding company in the United States based on total assets as of December 31, 1995. As of December 31, 1995, First Union Corporation had assets of $131.9 billion, net loans of $90.6 billion, deposits of $92.6 billion and shareholders' equity of $9.04 billion. For the fiscal year ended December 31, 1995, First Union Corporation had net earnings of $1.4 billion. At December 31, 1995, First Union Corporation's tier 1 and total capital ratios were 6.70% and 11.45%, respectively. First Union Corporations's leverage ratio at December 31, 1995 was 5.49%.

     The Depositor will sell and assign each Mortgage Loan to the Trust Fund in consideration of the net proceeds from the sale of the Offered Certificates, which are being offered hereby, and for the Subordinated Certificates.

     The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Seller, or any of its affiliates.

     The Master Servicer may use a subservicer (the "Subservicer") in the performance of the administrative and servicing obligations of the master servicer under the Pooling and Servicing Agreement, but no such subservicing arrangements will discharge the Master Servicer from its obligations under the Pooling and Servicing Agreement. First Union Mortgage Corporation, a wholly owned subsidiary of First Union Corporation, will initially act as the Subservicer for all of the Mortgage Loans.

     The Trustee may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith.

     Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the underwriting guidelines customarily employed by the Seller with respect to home equity loans which it purchases or originates. Each Mortgage Loan was underwritten according to these guidelines. The Seller believes its standards are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of a senior official of the Seller.

     The Seller generally originates or purchases fixed rate loans, which fully amortize over a period not to exceed 360 months, if the lien is first priority, or 240 months, if the lien is second priority. The Seller also originates and purchases fixed rate loans with original terms to maturity of up to 180 months with an amortization schedule of up to 360 months and a balloon payment on the maturity date. The loan amounts generally range from a minimum of $10,000 to a maximum of $500,000. The Seller originates or purchases non-purchase money first or second mortgage loans. In addition, the Seller has programs for origination of purchase money first mortgages.

     The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four- family homes, condominiums, planned unit developments, mobile, manufactured or modular homes or townhouses.

     The Combined Loan-to-Value Ratio generally may not exceed 90%. If a prior mortgage exists, the Seller first reviews the first mortgage documentation. The Seller does not originate or purchase loans where the first mortgage contains a shared appreciation clause. Each property proposed as security for a loan must be appraised.

     Each mortgage applicant must provide, and the Seller must verify, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 55% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and the Seller verifies this information. Verifications are based on written confirmation from employers or a combination of a recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years. The self-employed applicant must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 30 days prior to the loan approval, the lender must determine that the reported information has not changed. If the loan does not close within 30 days of approval, the lender must determine that the reported information has not changed since the date of approval. Written verification is obtained of the first mortgage balance, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment must be verified as current.

     The Seller is responsible for using sound judgment in underwriting the loans consistent with prudent industry practices. Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. An attorney's title opinion or an ALTA title insurance policy is required for all loans.

     The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds the policy coverage limit, then the policy must provide guaranteed replacement cost coverage. The Seller must ensure that its name and address is properly added to the mortgagee clause of the insurance policy.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

     The following table sets forth the Seller's delinquency experience, on its entire servicing portfolio of mortgage loans similar to the Mortgage Loans at the dates indicated below. The Seller's portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Trust Fund in terms of interest rates, principal balances, geographic distribution, Combined Loan-to-Value Ratios and other relevant characteristics. There can be no assurance the delinquency and loss experienced on the Mortgage Loans (most of which have been acquired by the Seller during the past twelve months) will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for the four quarters ended December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996.

                                                                       QUARTER ENDED
                            SEPTEMBER 30, 1996           JUNE 30, 1996              MARCH 31, 1996           DECEMBER 31, 1995
                         NUMBER OF      DOLLAR      NUMBER OF      DOLLAR      NUMBER OF      DOLLAR      NUMBER OF      DOLLAR
                           LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
Portfolio..............   13,033     $632,747,781    10,619     $501,801,209     8,823     $401,332,214     7,795     $328,292,966

Delinquency
  percentage (1)
  30-59 days...........     1.60%        1.52%         1.48%        1.54%         1.86%         2.05%        3.16%        3.53%
  60-89 days...........     0.61         0.66          0.37         0.41          0.42          0.39         0.74         0.79
  90 days or more......     0.81         0.88          0.50         0.55          0.49          0.55         0.73         0.89
Total..................     3.02%        3.06%         2.35%        2.50%         2.77%         2.99%        4.63%        5.21%

Foreclosures...........     0.87%        0.93%         0.84%        0.84%         0.73%         0.72%        0.45%        0.49%

Percentage of Net
  Gains/(Losses) on
  liquidated loans.....      0.0%         0.0%          0.0%         0.0%        (0.01)%       (0.03)%        0.0%         0.0%

(1) The period of delinquency is based on the number of days the payment is contractually past due.

     The above delinquency experience percentages are calculated on the basis of the total home equity loan portfolio serviced by the Seller at the date indicated, all of which loans were acquired by the Seller. However, because the total amount of loans serviced by the Seller has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. Because the Trust Fund consists of a fixed group of Mortgage Loans, the actual delinquency percentages with respect to the Mortgage Loans may differ from the delinquency percentages indicated above.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of Certificates"), the yield to maturity on, a Class of the Offered Certificates will relate to the rate of payment of principal of the Mortgage Loans (other than Payaheads), including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Seller. The Mortgage Loans may be prepaid by the related Mortgagors at any time without payment of any prepayment fee or penalty. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Generally, however, because the Mortgage Loans bear interest at fixed rates, and the rate of prepayment on fixed rate mortgage loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments would be likely to decrease. Defaults on mortgage loans are expected to occur with greater frequency in the early years of the mortgage loan term. Although little data is available with respect to the rate of default on second mortgage loans, it is generally expected that the rate of default on second mortgage loans may be greater than that of mortgage loans secured by first priority liens on comparable properties.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans.

     In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the provisions of the Pooling and Servicing Agreement result in a limited acceleration of the Class A-1 Certificates relative to the amortization of the Mortgage Loans in early months of the transaction, as well as accelerating the first date on which each other Class of Offered Certificates will begin to receive distributions of principal than would otherwise be the case. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Aggregate Loan Balance over the Aggregate Class A Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans (other than Payaheads). If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

WEIGHTED AVERAGE LIVES

     Greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximate 1.45% (precisely 16/11ths) (expressed as a percentage per annum) in each month thereafter until the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 110% Prepayment Assumption assumes prepayment rates equal to 110% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there may be discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Loan Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund may have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A
Certificates is December   , 1996, (iii) distributions on the Class A
Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in January, 1997 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), commencing in January, 1997, (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month (commencing December, 1996) and include 30 days' interest thereon, (vii) no optional termination is exercised, (viii) the Class A Certificates of each Class have the respective Certificate Rates and initial Class A Principal Balances as set forth herein, and (ix) the overcollateralization levels are set initially as specified in the Pooling and Servicing Agreement, and thereafter decrease in accordance with the provisions of the Pooling and Servicing Agreement.

                                                                                             ORIGINAL      ORIGINAL    REMAINING
                                                                                           AMORTIZATION    TERM TO      TERM TO
                                                                    LOAN          LOAN         TERM        MATURITY    MATURITY
AMORTIZATION METHODOLOGY                                          BALANCE         RATE       (MONTHS)      (MONTHS)    (MONTHS)
Balloon.....................................................   $
Level Pay...................................................   $
Level Pay...................................................   $
Level Pay...................................................   $
Level Pay...................................................   $

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Class A Certificates, and sets forth the percentages of the initial Class A Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                           CLASS A-1                          CLASS A-2                        CLASS A-3
DISTRIBUTION DATE               0%   50%  75%  110%  125%  150%     0%   50%  75%  110%  125%  150%     0%   50%  75%  110%  125%
Initial Percentage.............
December 25, 1997..............
December 25, 1998..............
December 25, 1999..............
December 25, 2000..............
December 25, 2001..............
December 25, 2002..............
December 25, 2003..............
December 25, 2004..............
December 25, 2005..............
December 25, 2006..............
December 25, 2007..............
December 25, 2008..............
December 25, 2009..............
December 25, 2010..............
December 25, 2011..............
December 25, 2012..............
December 25, 2013..............
December 25, 2014..............
December 25, 2015..............
December 25, 2016..............
December 25, 2017..............
December 25, 2018..............
December 25, 2019..............
December 25, 2020..............
December 25, 2021..............
December 25, 2022..............
December 25, 2023..............
December 25, 2024..............
December 25, 2025..............
December 25, 2026..............
Weighted Average Life
  (years)*.....................

                              CLASS A-3
DISTRIBUTION DATE                150%
Initial Percentage.............
December 25, 1997..............
December 25, 1998..............
December 25, 1999..............
December 25, 2000..............
December 25, 2001..............
December 25, 2002..............
December 25, 2003..............
December 25, 2004..............
December 25, 2005..............
December 25, 2006..............
December 25, 2007..............
December 25, 2008..............
December 25, 2009..............
December 25, 2010..............
December 25, 2011..............
December 25, 2012..............
December 25, 2013..............
December 25, 2014..............
December 25, 2015..............
December 25, 2016..............
December 25, 2017..............
December 25, 2018..............
December 25, 2019..............
December 25, 2020..............
December 25, 2021..............
December 25, 2022..............
December 25, 2023..............
December 25, 2024..............
December 25, 2025..............
December 25, 2026..............
Weighted Average Life
  (years)*.....................

* The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results, and
  (iii) dividing the sum by the highest related principal balance of the Certificate.

     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING
    AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION -- (CONTINUED)

                                                         CLASS A-4                                      CLASS A-5
DISTRIBUTION DATE                        0%     50%     75%    110%    125%    150%     0%     50%     75%     110%    125%    150%
Initial Percentage...................
December 25, 1997....................
December 25, 1998....................
December 25, 1999....................
December 25, 2000....................
December 25, 2001....................
December 25, 2002....................
December 25, 2003....................
December 25, 2004....................
December 25, 2005....................
December 25, 2006....................
December 25, 2007....................
December 25, 2008....................
December 25, 2009....................
December 25, 2010....................
December 25, 2011....................
December 25, 2012....................
December 25, 2013....................
December 25, 2014....................
December 25, 2015....................
December 25, 2016....................
December 25, 2017....................
December 25, 2018....................
December 25, 2019....................
December 25, 2020....................
December 25, 2021....................
December 25, 2022....................
December 25, 2023....................
December 25, 2024....................
December 25, 2025....................
December 25, 2026....................
Weighted Average Life (years)*.......

* The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results, and
  (iii) dividing the sum by the highest related Principal Balance of the Certificate.

     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

PAYMENT DELAY FEATURE OF CERTIFICATES

     The effective yield to the Certificateholders of the Class A Certificates, other than the Class A-1 Certificates, will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

DISTRIBUTABLE EXCESS SPREAD

     The provisions of the Pooling and Servicing Agreement result in a limited acceleration of the Offered Certificates relative to the amortization of the related Mortgage Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Aggregate Loan Balance over the Aggregate Class A Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     The Class A Certificates receive distributions of principal payments (other than Payaheads not intended for application in the related Collection Period) in sequential order, such that all principal payments (other than Payaheads not intended for application in the related Collection Period) are applied first to reduce the principal balance of the Class A-1 Certificates to zero, second to reduce the principal balance of the Class A-2 Certificates to zero and thereafter to the principal balances of the Class A-3, the Class A-4 and the Class A-5 Certificates, in that order until each Class is reduced to zero. Therefore, the Class A-1 Certificates will experience the greatest initial accelerated amortization as a result of the limited acceleration feature of the Offered Certificates.

                 FORMATION OF THE TRUST FUND AND TRUST PROPERTY

     The FURST Home Equity Loan Trust 1996-2 will be created and established pursuant to the Pooling and Servicing Agreement. As of the Closing Date, the Depositor will convey without recourse (subject to certain obligations to repurchase Defective Mortgage Loans or replace Defective Mortgage Loans with Eligible Substitute Mortgage Loans) the Mortgage Loans to the Trust Fund and the Trust Fund will issue the Offered Certificates, the Subordinated Certificates and the Residual Certificates to the Depositor.

     The property of the Trust Fund shall include (a) the Mortgage Loans (other than payments in respect of principal and interest due prior to the applicable Cut-Off Date and received thereafter) together with the related Mortgage Loan documents (including any guaranty executed in connection therewith) and the Depositor's interest in any property which secures a Mortgage Loan (the "Mortgaged Property") and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held in the Distribution Account and the Collection Account, (c) the Certificate Insurance Policy and (d) proceeds of all the foregoing (including, but not by way of limitation, all of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing but excluding any net investment income from the investment of funds in the Collection Account, if any, and the Distribution Account) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. In addition to the Offered Certificates, the Trust Fund will also issue a subordinate interest only class of Certificates, and the Trust Fund will issue a residual class of Certificates for each REMIC election made by the Trust Fund which will be designated as the residual interests in the REMICs for purposes of the Code. The subordinate interest only class will be issued to the Depositor, and each residual class will be issued to the Depositor and to the Trustee, in its capacity as tax matters person, and are not being offered hereby.

     Prior to its formation the Trust Fund will have had no assets or obligations. Upon formation, the Trust Fund will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust Fund will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Mortgage Loans, the Trust Fund will have sufficient liquidity to make distributions on the Certificates. As the Trust Fund does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust Fund.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Document Custodian, the Depositor, the Seller, the Master Servicer and the Trustee. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     Each Offered Certificate will represent certain undivided, fractional ownership interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein. The Subordinated Certificates and the Residual Certificates will represent the entire interest in the assets of the Trust Fund other than that represented by the Offered Certificates. The Subordinated Certificates will be issued to the Depositor. The Residual Certificates will be issued to the Depositor and to the Trustee in its capacity as tax matters person.

     On the Closing Date, upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund assets, the Trustee will execute, deliver and authenticate the Certificates. The Class A Certificates will be issued in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Offered Certificates, the Depositor will assign to the Trustee all of its right, title and interest in and to the Mortgage Loans, including all payments of interest and principal, from whatever source derived, which are received on or with respect to the Mortgage Loans on or after the Cut-Off Date, together with the other assets and related documents (collectively, the "Related Documents") included in the Trust Fund. In addition, on or prior to the date the Offered Certificates are initially issued by the Trust Fund, the Certificate Insurance Policy will be delivered to the Trustee. Concurrently with such assignment, the Trustee will deliver the Certificates to the Depositor. Each Mortgage Loan will be identified in a schedule delivered to the Trustee.

     Under the terms of the Pooling and Servicing Agreement, the Depositor will deliver the Mortgages, the Mortgage Notes and the other Related Documents to First Union National Bank of North Carolina, Trust Department, as Document Custodian, and, so long as the Seller's long-term unsecured debt is rated above A2 by Moody's and A by S&P and no other Assignment Event shall have occurred and be continuing, the Document Custodian shall be entitled to maintain possession of the documentation relating to each Mortgage Loan (the "Mortgage Files"). In the event that the Seller's long-term unsecured debt rating does not satisfy the above-described standards or another Assignment Event has occurred and is continuing, the Seller will cause within 60 days after the occurrence of an Assignment Event the Mortgage Files pertaining to each such Mortgage Loan to be delivered to the Trustee or the Trustee's bailee. The Document Custodian will review such Mortgage Files within the period specified in the Pooling and Servicing Agreement and notify the Trustee of any material defect discovered in such review. Notwithstanding the foregoing, the Document Custodian shall perform the review required by the Pooling and Servicing Agreement as to each Mortgage Note within 60 days from the (i) the Closing Date with respect to Mortgage Notes delivered on or before the Closing Date and (ii) the date a Mortgage Note is delivered, if delivered after the Closing Date. If any document required to be included in any Mortgage File does not bear manual signatures, has not been received or is unrelated to the applicable Mortgage Loan, and such defect is not cured as provided in the Pooling and Servicing Agreement following receipt of notification thereof to the Seller by the Trustee, the Seller will be required either to repurchase or to replace the affected Mortgage Loan in the manner set forth below. In the Pooling and Servicing Agreement, Norwest Bank Minnesota, National Association as Trustee of the Trust Fund will acknowledge the assignment of the Mortgage Loans to the Trust Fund and the Document Custodian will agree to hold the Mortgage Files of the Loans for and on behalf of the Trust Fund for so long as the Mortgage Loans are owned by the Trust Fund or until the occurrence of an Assignment Event.

     The Seller will make certain representations and warranties with respect to each Mortgage Loan. In the event there is a breach of any representation or warranty made by the Seller in the Pooling and Servicing Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the Seller will be required either to (i) repurchase the related Mortgage Loan from the Trust Fund or (ii) prior to the expiration of two years following the date the Offered Certificates are initially issued, substitute therefor an Eligible Substitute Mortgage Loan, in each case in the manner described below.

     Any Mortgage Loan required to be repurchased by the Seller as a result of a defect, omission or breach of representation or warranty will be repurchased at a price (the "Purchase Price") equal to the sum of (i) the Loan Balance of such Mortgage

Loan as of the last day of the Collection Period ended immediately preceding the date of repurchase, (ii) accrued and unpaid interest at the applicable Loan Rate, (iii) any delinquent interest on such Mortgage Loan as to which no monthly advance has been made, (iv) all unreimbursed advances relating to such Mortgage Loan, and (v) all amounts owed to the Certificate Insurer in respect of any portion of any payment made by the Certificate Insurer that relates to such Mortgage Loan. The Purchase Price will be deposited into the Collection Account on the second Business Day next preceding the Distribution Date following expiration of the related cure period.

     As to any Eligible Substitute Mortgage Loan, the Seller will deposit into the Collection Account the amount, if any, by which the conveyed balance of such Eligible Substitute Mortgage Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the Loan Balance of the related Mortgage Loan being removed from the Trust Fund at the end of such Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Mortgage Loan, and deposit any such Substitution Adjustment Amount into the Collection Account, on the Business Day next preceding the Distribution Date in the month following such Collection Period. Upon substitution, an Eligible Substitute Mortgage Loan will be subject to the terms of the Pooling and Servicing Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Mortgage Loans in the Trust Fund. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Pooling and Servicing Agreement, the Document Custodian will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Mortgage Loan will be the sole remedy against the Seller available to Certificateholders or the Trustee.

     An Eligible Substitute Mortgage Loan is a Mortgage Loan that, as of the substitution date, (i) has an outstanding Loan Balance not in excess of, and not more than 10% less than, the Loan Balance of the Defective Mortgage Loan it replaces as of the substitution date; (ii) has a Loan Rate not less than the current Loan Rate of such Defective Mortgage Loan and not more than one percent in excess thereof; (iii) complies with each representation and warranty set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (iv) has a remaining term to maturity not later than nor more than six months earlier than the remaining term to maturity of such Defective Mortgage Loan; (v) has a Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; (vi) has an original principal balance of not more than $600,000; and (vii) has a Mortgage in a lien position of the same or higher level of priority as the Mortgage of such Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Rating Agencies.

     In the event the Seller repurchases or substitutes a Mortgage Loan as provided above, there will be delivered to the Trustee an opinion of counsel as to whether the repurchase or substitution (i) will be subject to tax as a result of being deemed a prohibited transaction under section 860F(a)(2) of the Code;
(ii) will be deemed a contribution to the REMIC after the startup day that would give rise to the tax specified under section 860G(d)(1) of the Code; or (iii) will cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding. The Seller will not be required to repurchase or replace any Defective Mortgage Loan in the event such repurchase or replacement, as evidenced by such opinion, would result in the imposition of a prohibited transaction tax or be deemed a contribution to the REMIC after the startup day, unless the Master Servicer has determined that there is an actual or imminent default by the borrower with respect to the affected Mortgage Loan. The Seller will not be required or permitted to repurchase or replace any Defective Mortgage Loan if such repurchase or replacement, as evidenced by such opinion, will cause the Trust Fund to fail to qualify as a REMIC.

     Mortgage Loans required to be repurchased or substituted by the Seller as described in the preceding paragraphs as a result of a defect, omission or breach of a representation or warranty are referred to herein as "Defective Mortgage Loans".

     In the event any such repurchase results in a prohibited transaction tax, such tax is required to be charged first against amounts otherwise distributable to the Subordinated Certificateholders and second, to the extent such amounts are insufficient, against amounts otherwise distributable to the Holders of the Offered Certificates, in each case on a pro rata basis among Certificateholders of the applicable Class.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION AND DISTRIBUTION ACCOUNTS

     COLLECTION ACCOUNT. The Master Servicer will, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of the following paragraph, establish and maintain in the name of the Trustee with an entity meeting the requirements of the definition of "Eligible Account," a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing unreimbursed advances, the Servicing Fee, Foreclosure Profits, fees or late charge penalties payable by Mortgagors, amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items and Payaheads received during such Collection Period intended for application in subsequent Collection Periods), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies, the Trustee and the Certificate Insurer. The Master Servicer shall retain all Foreclosure Profits.

     The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date or, if the Master Servicer is not required to make deposits to the Collection Account, amounts received from the Master Servicer. The Distribution Account will be an Eligible Account.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the S&P and are rated P-1 by Moody's,
(ii) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of Baa3 by Moody's and BBB by S&P, (iii) a segregated trust account maintained with the corporate trust departments of (A) the Trustee or an affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term secured debt rating of Baa3 by Moody's and BBB by S&P or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, (i) for so long as (A) the Master Servicer remains an Affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction in either such rating, or (ii) following the occurrence and continuation of certain events described in the Pooling and Servicing Agreement, an arrangement is established that is satisfactory to the Rating Agencies and the Certificate Insurer and which does not in itself result in any reduction of (I) any rating issued in respect of the Offered Certificates or (II) any reduction below investment grade of the Offered Certificates without the benefit of the Certificate Insurance Policy, the Master Servicer need not establish or make the daily deposits to the Collection Account as provided herein, but may make a single deposit in the Distribution Account in immediately available funds not later than 12:00 noon, New York City time, on the second Business Day immediately preceding a Distribution Date in a net amount equal to the amount that would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account.

ADVANCES

     Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related Due Date but not received by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously advanced (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, related Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance

Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advances or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than two Business Days prior to each Distribution Date, the following amounts in respect of the previous Collection Period shall be deposited into the Distribution Account and shall constitute the "Available Funds" for such Distribution Date: (i) (a) payment of principal and interest on the Mortgage Loans received during such Collection Period (net of amounts representing the Servicing Fee with respect to each Mortgage Loan, reimbursement for related Monthly Advances and Servicing Advances, and Payaheads received during such Collection Period intended for application in subsequent Collection Periods) and (b) Payaheads received in prior Collection Periods intended for application in such Collection Period; (ii) Net Liquidation Proceeds received during such Collection Period; (iii) the Purchase Price for repurchased Defective Mortgage Loans and any Substitution Adjustments Amounts in respect of such Collection Period; (iv) payments from the Master Servicer in connection with (a) Monthly Advances and (b) the termination of the Trust Fund with respect to the Mortgage Loans as provided in the Pooling and Servicing Agreement, and
(v) any amounts paid under the Certificate Insurance Policy.

     A "Payahead" is a required monthly payment received by the Master Servicer with the required monthly payment for the current Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date (for example, because the Mortgagor intends to be on vacation the following month). Payaheads will be held by the Master Servicer until deposited to the Distribution Account as part of the Available Funds for the Collection Period in which the Due Date that the Mortgagor designates for the application of such required monthly payment occurs.

STATEMENTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement (based solely on information received from the Master Servicer) setting forth among other items with respect to each Distribution Date:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Outstanding Class A Principal Carryover Shortfall, and any remaining Outstanding Class A Principal Carryover Shortfall;

          (iv) the amount of Excess Spread and the amount applied as to a distribution on the Certificates;

          (v) the Class A Guaranteed Principal Distribution Amount for such Distribution Date;

          (vi) the amount paid under the Certificate Insurance Policy for such Distribution Date in respect of the Class Interest Distribution to each Class of Certificates;

          (vii) the Servicing Fee;

          (viii) the Aggregate Loan Balance, as of the close of business on the last day of the preceding Collection Period;

          (ix) the Aggregate Class A Principal Balance after giving effect to payments allocated to principal above;

          (x) the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the number and aggregate Loan Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the aggregate amount of Prepayments received on the Mortgage Loans during the previous Collection Period;

          (xiv) the aggregate amount of scheduled principal payments received on the Mortgage Loans during the previous Collection Period;

          (xv) the weighted average maturity of the Mortgage Loans as of the first day of the month prior to the Distribution Date; and

          (xvi) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     PRIORITY OF DISTRIBUTIONS. On each Distribution Date the Trustee shall withdraw from the Distribution Account the Available Funds, and make distributions thereof as described below and to the extent of the Available
Funds:

     A. With respect to the Offered Certificates, in the following order of priority:

          (i) to the Trustee, the Trustee fee for such Distribution Date;

          (ii) to holders of each Class of Offered Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

          (iii) sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date; provided, however, after the occurrence and continuance of a Certificate Insurer Default, such portion of the Class A Principal Distribution for the Class A Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances;

          (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable; and

          (v) sequentially to the Class A-1, the Class A-2, the Class A-3, the Class A-4 and the Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Distributable Excess Spread for such Distribution Date; provided, however, after the occurrence and continuance of a Certificate Insurer Default, such Distributable Excess Spread will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances.

     B. After making the distributions referred to in subclause A above, the Trustee shall make distributions in the following order of priority:

          (i) to the Certificate Insurer, amounts owing to the Certificate Insurer for reimbursement for prior draws made on the Certificate Insurance Policy;

          (ii) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

          (iii) to the Subordinated Certificateholders, the balance of Available Funds, as specified in the Pooling and Servicing Agreement.

CERTIFICATE RATE

     The "Certificate Rate" applicable to the Class A-1 Certificates (the "Class A-1 Certificate Rate") on each Distribution Date will be equal to the lesser of
(i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described below) as of the second to last business day prior to the immediately preceding Distribution Date (or as of the second to the last business day prior to the Closing Date in the case of the
first Distribution Date) plus   % per annum, and (ii) the weighted average net
Loan Rate (i.e., the weighted average Loan Rate less   % for the Servicing Fee,
the Trustee fees and the Certificate Insurer premiums) (the "Class A-1 Rate Cap"). The "Certificate Rate" applicable to each of the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (collectively, the "Fixed-Rate Certificates") on any Distribution Date is the respective rate per annum set forth on the cover hereof. Interest on the Class A-1 Certificates in respect of any Distribution Date will accrue from the previous Distribution Date (or the Closing Date, with respect to the initial Distribution Date) to and including the day preceding the current Distribution Date based upon the actual number of days in such period and a 360-day year. Interest on each Class of Offered Certificates, other than the Class A-1 Certificates, in respect of any Distribution Date will accrue from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

INTEREST

     On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under " -- Distributions to Certificateholders -- Priorities of Distributions," interest will be distributed to each Class of Senior Certificates in an amount equal to the related Class Interest Distribution. For each Distribution Date and each Class of Senior Certificates, the "Class Interest Distribution" is the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance immediately prior to such Distribution Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall. As to any Distribution Date and Class of Senior Certificates, the "Class Interest Carryover Shortfall" is the sum of (a) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (b) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

     On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall.

CALCULATION OF LIBOR

     The Class A-1 Certificates will bear the Certificate Rate described above. "Accrual Period" with respect to the Class A-1 Certificates means the actual number of days in the period beginning on the previous Distribution Date (or beginning on the Closing Date in the case of the first accrual period) and ending on the day prior to the current Distribution Date. The Trustee will determine LIBOR for each Accrual Period for the Class A-1 Certificates on the basis of the rate determined by the Trustee to be (i) the per annum rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750 Screen on the day that is two London Business Days prior to the preceding Distribution Date (or as of the second to the last business day prior to the Closing Date in the case of the first Distribution Date) (the "Interest Determination Date") (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate Page 3750 Screen, LIBOR with respect to that Distribution Date shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by the Trustee from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m. (London time) on the Interest Determination Date or
(iii) if fewer than two Reference Banks provide the Trustee with such quotations, LIBOR shall be the rate per annum which the Trustee determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by the Trustee are quoting in the New York interbank market on that Interest Determination Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks. "London Business Day" means any day on which banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Reference Banks" means four major banks in the London interbank market selected by the Trustee. "Telerate Page 3750 Screen" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (410) 884-2000.

PRINCIPAL

     On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under " -- Distributions to Certificateholders -- Priorities of Distributions," principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the Aggregate Class A Principal Balance and (B) the Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any Outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Collection Period (as defined below): (i) (a) each payment of principal on a Mortgage Loan received by the Master Servicer during such Collection Period, including all full and partial principal prepayments, other than Payaheads received during such Collection Period intended for application in subsequent Collection Periods and
(b) the principal portion of Payaheads received by the Master Servicer in prior Collection Periods intended for application in such Collection Period, (ii) the Principal Balance as of the end of the immediately preceding Collection Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Collection Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (v) related Excess Spread, if any, up to the overcollateralization requirement in effect for such Distribution Date (the "Distributable Excess Spread").

     "Outstanding Class A Principal Carryover Shortfall" means with respect to any Distribution Date, the excess of the Class A Principal Distribution for the preceding Distribution Date over the amount in respect of principal that is actually distributed to the Class A Certificateholders on such preceding Distribution Date.

     If, on any Distribution Date, the required level of overcollateralization is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount distributed to the Class A Certificates on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

     So long as a Certificate Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A Certificates such that no Class of Class A Certificates having a higher numerical designation is entitled to distributions of principal until the Class A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero. On any Distribution Date if a Certificate Insurer Default has occurred and is continuing, the Class A Principal Distribution will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each such Class.

     On each Distribution Date following a Certificate Insurer Default, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds) will reduce the amount of overcollateralization, if any.

     "Collection Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

     A "Liquidated Mortgage Loan," as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Pooling and Servicing Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

     "Excess Spread" means, with respect to any Distribution Date, the positive excess, if any, of (x) Available Funds for such Distribution Date over (y) the amount required to be distributed pursuant to subclause A items (i) through
(iv), set forth under the heading " -- Distributions to Certificateholders -- Priority of Distributions" on such Distribution Date.

     A "Certificate Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

OVERCOLLATERALIZATION PROVISIONS

     The credit enhancement provisions of the Trust Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the Class A Certificates. This acceleration feature creates overcollateralization (i.e., the excess of the Aggregate Loan Balance of the Mortgage Loans over the Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

     Subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase in the required level of overcollateralization will result if the delinquency or default experience on the Mortgage Loans exceeds certain specified levels. In that event, amortization of the Class A Certificates would be accelerated until the level of overcollateralization reaches its required level. Any decrease in the required level of overcollateralization will occur only at the sole discretion of the Certificate Insurer. Any such decrease will have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer with respect to each Collection Period in respect of its servicing activities relating to the Certificates (the "Servicing Fee") will be retained by it from collections of interest on the Mortgage Loans in the Trust Fund at the time such collections are required to be deposited into the Distribution Account (or the Collection Account, if the Master Servicer is required to make deposits therein) and will be equal to 0.50% (the "Servicing Fee Rate") per annum of the outstanding Loan Balance of each such Mortgage Loan as of the first day of each such Collection Period. In addition, the Master Servicer will receive any net investment income from the investment of funds in the Collection Account, if any, and the Master Servicer and the Trustee will be entitled to any net investment income from the investment of funds in the Distribution Account. All assumption fees and late payment charges, to the extent collected from borrowers shall be retained by the Master Servicer.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of the disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any Liquidation Proceeds.

REGISTRATION OF OFFERED CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through The Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through participants of DTC ("DTC Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Offered Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and will be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. "Percentage Interest" means, as to any class of Certificates, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Certificates of the same class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee. will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date for each Class of Offered Certificates
is as follows: Class A-1 Certificates,                ; Class A-2 Certificates,
               ; Class A-3 Certificates,                   ; Class A-4
Certificates,                ; and Class A-5 Certificates,                . It
is expected that the actual last Distribution Date for each Class of Offered Certificates will occur significantly earlier than such scheduled Distribution Dates. See "Prepayment and Yield Considerations".

     Such last scheduled Distribution Dates are based on a 0% Prepayment Assumption with no Distributable Excess Spread used to make accelerated payments of principal to the holders of the Offered Certificates; provided that the last scheduled Distribution Date for the Class A-5 Certificates has been calculated assuming that the Mortgage Loan having the latest maturity amortizes according to its term, plus one year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the

Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services.

HAZARD INSURANCE AND FLOOD INSURANCE

     The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Loan Balance on the Mortgage Loan and any related senior lien(s),
(ii) the full insurable value of the premises securing the Mortgage Loan and
(iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Loan Balance of the Mortgage Loan and the first lien, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also maintain on REO, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Pooling and Servicing Agreement.

     In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Pooling and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Pooling and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

     "Insurance Proceeds" means any proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     "Liquidation Expenses" means all out-of-pocket expenses (exclusive of overhead) which are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed Servicing Advances (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     "Liquidation Proceeds" means all proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

     "Net Liquidation Proceeds" means, with respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     "REO" means any Mortgaged Property that is acquired by the Trustee in foreclosure or by deed in lieu of foreclosure.

     "Foreclosure Profit" means, with respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the initial recovery of its Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1997, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1997, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Master Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Pooling and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Master Servicer may permit the placement of a subsequent senior mortgage on any Mortgaged Property, provided that (a) the related Mortgage succeeded to a first lien position after the Closing Date for such Mortgage Loan and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan existing as of the Closing Date and the recalculated combined loan-to-value ratio of the Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the Closing Date; or (b) the Mortgage relating to the Mortgage Loan was in a second lien position as of the related Closing Date; the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of such refinanced mortgage loan is no greater than the outstanding principal amount of the first mortgage loan existing as of the Closing Date and the recalculated combined loan-to-value ratio of such Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the Closing Date.

     In addition, the Master Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) will not cause any REMIC of the Trust Fund to fail to qualify as a REMIC and do not adversely affect the interests of the Certificateholders or the Certificate Insurer, (ii) are consistent with prudent business practices and (iii) do not change the Loan Rate of such Mortgage Loan or extend the maturity date of such Mortgage Loans in excess of one year. Any changes to the terms of a Mortgage Loan that would cause any REMIC of the Trust Fund to fail to qualify as a REMIC, however, may be agreed to by the Master Servicer, provided the Master Servicer has determined such changes are necessary to avoid a prepayment of such Mortgage Loans, such changes are in accordance with prudent business practices and the Master Servicer purchases such Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that neither the Depositor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. However, neither the Depositor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Master Servicer in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Pooling and Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Pooling and Servicing Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     "Events of Default" will consist of (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements, or the breach of certain representations and warranties of the Master Servicer, in the Pooling and Servicing Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iv) the loss and delinquency experience with respect to the Mortgage Loans exceeds certain specified levels; (v) the Certificate Insurer reasonably determines that the performance of the Master Servicer of its servicing duties with respect to the Mortgage Loans is not in material compliance with reasonably acceptable servicing standards and such failure continues for a period of 45 days; or (vi) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master

Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (i)(A) above, if any Monthly Advance is not made by 4:00 P.M. New York time on the second Business Day following written notice to the Master Servicer of such event, the Trustee or a successor Servicer will immediately assume the duties of the Master Servicer.

     Upon removal or resignation of the Master Servicer, the Trustee will be the Successor Master Servicer (the "Successor Master Servicer"). The Trustee, as Successor Master Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Master Servicer, or if the majority of Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

     Notwithstanding the foregoing, a delay in or failure of the performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delays or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Default remains unremedied, any of the Trustee, the Certificate Insurer, or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust Fund, with the consent of the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Pooling and Servicing Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Document Custodian, the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, to add to the duties of the Depositor or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Pooling and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee, the Certificate Insurer nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, the Document Custodian and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution
Date in                ,      , on which date the Certificate Insurance Policy
will be available to pay the outstanding Aggregate Class A Principal Balance.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Aggregate Loan Balance is less than 5% of the Cut-Off Date Aggregate Loan Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Aggregate Class A Principal Balance (subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust Fund and such appraised value is less than the Loan Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer.

     Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above.

              DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from First Union National Bank of North Carolina (the "Seller") pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "Mortgage Loan Purchase Agreement"). Under the Mortgage Loan Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Pooling and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Mortgage Loan Purchase Agreement, to the Trust Fund. The following summary describes certain terms of the form of the Mortgage Loan Purchase Agreement and is qualified in its entirety by reference to the form of Mortgage Loan Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

     Pursuant to the Mortgage Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Mortgage Loans and the Mortgage Files. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as applicable, in cash.

REPRESENTATIONS AND WARRANTIES

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Mortgage Loan Purchase Agreement.

     The Seller will also represent and warrant to the Depositor, that, among other things, (a) the information with respect to the applicable Mortgage Loan set forth in the schedule attached to the Mortgage Loan Purchase Agreement is true and correct in all material respects, (b) immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests, and (c) each Mortgage Loan complied at the time of origination, in all material respects, with applicable state and federal laws. The Seller will make similar representations and warranties in the Pooling and Servicing Agreement. The Seller will also represent and warrant to the Depositor, that, among other things, as of the Closing Date, the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Mortgage Loans as described herein under "Description of the Certificates -- Assignment of Mortgage Loans."

     The Seller has also agreed to indemnify the Depositor and the Trust Fund from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Mortgage Loan Purchase Agreement.

ASSIGNMENT TO THE TRUST FUND

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Mortgage Loan Purchase Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Mortgage Loan Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The Mortgage Loan Purchase Agreement will terminate upon the termination of the Trust Fund.

                                  THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's "Corporate Trust Office" for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (FURST 96-2), or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

     The Trustee will at all times be required to be either a national banking association or a corporation incorporated and doing business under the laws of the United States of America or any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision by federal or state authority and if Moody's is a Rating Agency, having (or in the case of a corporation including a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least Baa1 (or such lower rating as Moody's may from time to time agree). If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it will be required to resign immediately in the manner described below.

     No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

     In addition to being required to resign in the circumstances described above, the Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Seller is required promptly to appoint a successor trustee or trustees acceptable to the Certificate Insurer and the Master Servicer meeting the eligibility requirements in the manner to be set forth in the Pooling and Servicing Agreement. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     If the Trustee shall cease to be eligible and fail to resign after written request by the Seller or Certificate Insurer, or if the Trustee is legally unable to act or becomes insolvent or a tax is imposed or threatened with respect to the Trust Fund, the Seller or the Certificate Insurer may remove the Trustee. The Seller is required to promptly appoint a successor trustee acceptable to the Certificate Insurer.

     The Seller will be required to give notice of any removal of the Trustee to the Certificateholders, which notice will be required to include the name of the successor trustee and the address of its corporate trust office. The Seller also will be required to give notice to the Certificateholders of the acceptance by a successor of its appointment.

          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

CERTIFICATE INSURER

     The information set forth in this section and in the financial statements of the Certificate Insurer set forth in Appendix A and Appendix B hereto have been provided by the Certificate Insurer. No representation is made by any Underwriter, the Seller, the Master Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of any such information.

     Financial Guaranty Insurance Company, the Certificate Insurer, a New York stock insurance company, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Certificate Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Certificate Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or claims of the Certificate Insurer.

     The Certificate Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and other intercorporate transfers of assets and of transactions between insurance companies, their parents and affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department.

     The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.

     Insurance written by the Certificate Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Offered Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay such debt service or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Certificate Insurer is rated Aaa, AAA and AAA by Moody's, S&P and Fitch Investors Service, L.P., respectively.

     In consideration for issuing its insurance, the Certificate Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semi-annual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.

     As of September 30, 1996, and December 31, 1995 and 1994 the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $197.8 billion, $180.0 billion and $160.2 billion par value of securities, respectively (of which approximately 86 percent, 88 percent and 89 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.01 billion, $1.95 billion and $1.78 billion, respectively. As of September 30, 1996, the Certificate Insurer had reinsured approximately 18 percent of the risks it had written, 34 percent through quota share reinsurance and 66 percent through facultative arrangements.

CAPITALIZATION

     The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1994, December 31, 1995 and September 30, 1996, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Certificate Insurer has occurred since September 30, 1996.

                                                                                    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                                                        1994            1995            1996
                                                                                                        (IN
                                                                                                     MILLIONS)       (UNAUDITED)
Unearned Premiums................................................................      $  757          $  728          $   685
Other Liabilities................................................................         261             304              332
Stockholder's Equity
  Common Stock...................................................................          15              15               15
  Additional Paid-in Capital.....................................................         334             334              334
  Unrealized Gains (Losses)......................................................         (42)             64               12
  Foreign currency translation adjustment........................................          (1)             (2)              (2)
  Retained Earnings..............................................................         974           1,137            1,273
Total Stockholder's Equity.......................................................       1,280           1,548            1,632
Total Liabilities and Stockholder's Equity.......................................      $2,298          $2,580          $ 2,649

     For further financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer included as Appendix A and Appendix B of this Prospectus Supplement.

     Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Certificate Insurer and the Certificate Insurance Policy set forth herein and in Appendix A and Appendix B.

CERTIFICATE INSURANCE POLICY

     On the Closing Date, the Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance Agreement (the "Insurance Agreement"), dated as of the Cut-Off Date, among the Seller, the Master Servicer, the Trustee, the Depositor and the Certificate Insurer.

     The Certificate Insurance Policy unconditionally guarantees the timely payment of interest due and the ultimate payment of principal on the Class A Certificates. On each Distribution Date, a draw will be made on the Certificate Insurance Policy equal to the sum of (a) the amount by which the sum of interest accrued with respect to each Class of Class A Certificates, at the applicable Certificate Rate on the related outstanding Class A Principal Balance exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) the amount (each, a "Class A Guaranteed Principal Distribution Amount"), if any, by which the Aggregate Class A Principal Balance exceeds the Aggregate Loan Balance at the end of the previous month (after giving effect to all amounts distributable and allocable to principal on the related Class A Certificates on such Distribution Date). In addition, the Certificate Insurance Policy will guarantee the payment in full of the Aggregate Class A Principal Balance on the Distribution Date in
               ,      (after giving effect to all other amounts distributable
and allocable to principal on such Classes on such Distribution Date).

     Any Class A Guaranteed Principal Distribution Amount on any Distribution Date will be distributed to the Class or Classes of Class A Certificates then entitled to distributions of principal.

     In addition, the Certificate Insurance Policy will provide for payment of the amount (a "Preference Amount") of any distributions in respect of principal or interest previously paid to a Class A Certificateholder that are subsequently recovered from such Certificateholder prior to the expiration date of the Certificate Insurance Policy pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Certificate Insurance Policy on the second business day following receipt by the Certificate Insurer of a certified copy of such final order, assignment to the Certificate Insurer of such Certificateholder's rights and claims with respect to such Preference Amount and appointment of the Certificate Insurer as such Certificateholder's agent in respect of the Preference Amount. No such Certificateholder shall be entitled to reimbursement for any payment avoided as a preference as to which the Certificate Insurer previously has made a payment under the Certificate Insurance Policy, nor is the Certificate Insurer obligated to make any payment in respect of any Preference Amount which represents a payment of the principal amount of the Class A Certificates prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

     The Certificate Insurer's obligations under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee. For purposes of the Certificate Insurance Policy, Certificateholder does not include the Trust Fund, the Master Servicer, the Seller or the Depositor. The Certificate Insurance Policy does not guarantee any specific rate of prepayments of principal of the Mortgage Loans. The Certificate Insurance Policy is non-cancelable. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other Person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL -- LIEN PRIORITY

     The Mortgage Loans will be secured by either deeds of trust, deeds to secure debt or mortgages (each, a "Security Instrument"), depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property described in the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. A deed of trust formally has three parties: the homeowner, called the grantor (similar to a mortgagor), a lender (similar to the mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the grantor grants the property, irrevocably until the debt is paid, "in trust, with the power of sale" to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or the mortgage, and, in some cases under a deed of trust, the direction of the beneficiary.

     The security property encumbered by a Security Instrument also may be encumbered by other liens. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien. See " -- Junior Liens; Rights of Senior Lienholders" below.

     Priority between Security Instruments of record generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the Security Instrument or other documents, such as subordination agreements.

     Although priority among liens on the same property generally depends in the first instance on the order of filing there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A lienholder's lien under a Security Instrument is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law. In addition, in certain states, the priority of a mechanics lien may relate back to the date construction of the property began, even though that date precedes the date on which the mechanics lien is actually filed, and in Virginia, a mechanics lien is given a superpriority over subsequent liens. Therefore, since a title report or title policy only is accurate as of the date it is issued, it provides no assurance that a Security Instrument will retain perpetually the lien priority it had when it was filed. The Security Instruments securing the Mortgage Loans include a requirement that each borrower maintain the lien priority of each Security Instrument.

FORECLOSURE

     If a borrower defaults under a loan secured by a Security Instrument the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the Security Instrument to be enforced against the property it encumbers.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-grantor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a through advertisements and other means, notice of the sale be given to all parties having an interest in the real property; in certain states such notice may include posting a copy of the notice on the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are sometimes not contested by any of the parties defendant.

     In the case of foreclosure under a Security Instrument, the sale by the referee or other designated officer or by the trustee, as applicable, is a public sale. It is not uncommon for the lender to purchase the property at foreclosure. In many cases where the lender purchases at foreclosure, it usually purchases the property for an amount equal to the principal amount of the Security Instrument, accrued and unpaid interest and the expense of foreclosure.

     Because (i) there may be no equity in the security property, (ii) there is a requirement that the purchaser pay to bid for the property in cash or by cashiers check, (iii) a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property and (iv) the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at foreclosure. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior Security Instrument, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment. Property securing a Mortgage Loan that is acquired through a trustee's sale or judicial foreclosure must be sold by the Trustee within two years after the date on which it is acquired, in order to satisfy certain federal income tax requirements.

     The proceeds received from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the Security Instrument under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior Security Instruments and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor or mortgagor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor or mortgagor. See " -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY AND CONSUMER PROTECTION LEGISLATION

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain, or prohibit the beneficiary or mortgagee from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a Security Instrument by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon the sale of the collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender as a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of such loans.

JUNIOR LIENS; RIGHTS OF SENIOR LIENHOLDERS

     The rights of the Trust Fund (and therefore the Certificate Owners) as beneficiary under a junior deed of trust or security deed or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior Security Instrument, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the second mortgage loan to be sold upon default of the mortgagor or grantor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of Security Instrument used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the Security Instrument in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first Security Instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first priority Security Instrument. Proceeds in excess of the amount of first Security Instrument indebtedness will, in most cases, be applied to the indebtedness of a junior Security Instrument.

     The form of Security Instrument by most institutional lenders typically contains a "Future Advances" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or grantor by the mortgagee or beneficiary are to be secured by the Security Instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "Obligatory" or "Optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the Security Instrument, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the Security Instrument and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and, in certain states, has actual knowledge of the intervening junior Security Instrument and other liens, the advance will be subordinate to such intervening junior Security Instrument and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "Credit Limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the Security Instrument used by most institutional lenders obligates the mortgagor or grantor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the Security Instrument, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the Security Instrument. Upon a failure of the mortgagor or grantor to perform any of these obligations, the mortgagee or beneficiary is given the right under the Security Instrument to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the grantor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the Security Instrument.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second Security Instrument affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     To the extent that the Mortgage Loans contain due-on-sale clauses, the Master Servicer may declare the unpaid amounts thereof due and payable upon the sale or transfer of all or any part of the underlying Property without the Master Servicer's prior written consent. The enforceability of due-on-sale clauses in certain situations has been restricted by the laws of some states. However, federal law now preempts state statutory and case law which prohibits enforcement of due-on-sale clauses and permits the enforcement of due-on-sale clauses, subject to certain exceptions. The Master Servicer intends to enforce the due-on-sale clause contained in any Mortgage Loan to the extent that it has knowledge of the conveyance or proposed transfer of the underlying Mortgaged Property and it believes that it is entitled to do so under applicable federal laws and regulations.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1990. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. In the Pooling and Servicing Agreement, the Seller will represent and warrant that each Mortgage Loan was originated in compliance with applicable state law in all material respects.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for certain costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a Security Instrument. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a security property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the Trust Fund) without the presence of certain other facts.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6.00% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates prepared by Moore & Van Allen, PLLC, counsel to the Seller ("Tax Counsel"). The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

     This discussion is based upon certain representations of the Depositor, the Seller and the Master Servicer. It should be noted that the opinion of Tax Counsel is not binding upon the Internal Revenue Service or any court; accordingly, no assurance can be given that the status of the REMICs of the Trust Fund as REMICs for federal income tax purposes and the characterization of the Certificates as regular and residual interests in the REMICs of the Trust Fund, respectively, will not be challenged by the Internal Revenue Service or that a court would not sustain any such challenge.

REMIC ELECTION

     Pursuant to the Pooling and Servicing Agreement the Trustee will elect to treat certain assets of the Trust Fund as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Tax Counsel will advise the

Seller that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are properly made and (ii) the Pooling and Servicing Agreement is complied with, the Trust Fund will be treated as one or more REMICs, the Class A Certificates and the Subordinated Certificates (collectively, the "Regular Certificates") will be treated as "Regular Interests" in the REMIC and the Residual Certificates will be treated as the sole "Residual Interest" in the REMIC. Except as indicated below, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by such REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Certificate Owners of Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method of accounting.

     As a result of the qualification of the Trust Fund, as one or more REMICs, the Trust Fund will not be subject to federal income tax except with respect to
(i) any income from prohibited transactions, (ii) any "Net Income from Foreclosure Property" and (iii) certain contributions, if any, to the Trust Fund after the Startup Day (see "Taxes That May be Imposed on the Trust Fund" below).

SPECIAL RULES

     In general, as a result of the qualification of the Trust Fund, as one or more REMICs, (i) Regular Certificates held by a thrift institution taxed as a "Mutual Savings Bank" or "Domestic Building and Loan Association" will represent an interest in "Qualifying Real Property Loans" within the meaning of Section 593(d) of the Code, (ii) Regular Certificates held by a thrift institution taxed as a "Domestic Building and Loan Association" will constitute assets described in Section 7701(a)(19)(C) of the Code and (iii) Regular Certificates held by a real estate investment trust will constitute "Real Estate Assets" within the meaning of Section 856(c)(5)(A) of the Code. If less than 95% of the assets comprising the REMIC are assets qualifying under any of the foregoing sections of the Code, then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Certificate Owners of Regular Certificates should be aware that Regular Certificates held by certain financial institutions will be "Evidences of Indebtedness" within the meaning of Section 582(c) of the Code. Interest on the Regular Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Regular Certificates are treated as "Real Estate Assets" within the meaning of
Section 856(c)(5)(A) of the Code.

ORIGINAL ISSUE DISCOUNT

     The Regular Certificates may be issued with "Original Issue Discount" within the meaning of Section 1273(a) of the Code. Certificate Owners of the Regular Certificates that are issued with "Original Issue Discount" should be aware that for federal income tax purposes they must include in gross income original issue discount as it accrues under a method that takes account of the compounding of interest, generally in advance of the receipt of the cash attributable to such income. The Trustee will report annually (or more often, if required) to the Internal Revenue Service ("IRS") and will supply, at the time and in the manner required by the IRS to Certificate Owners of Regular Certificates, brokers and middlemen information with respect to the original issue discount accruing on the Regular Certificates.

     Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the Treasury regulations promulgated thereunder (the "OID Regulations"). Section 1272(a)(6) of the Code contains special original issue discount rules applicable to the Regular Certificates.

     Section 1272(a)(6)(B) (iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The OID Regulations affirm that the assumptions should be based upon the payment schedule most likely to occur. The Seller believes that 110% of the Prepayment Assumption for the Regular Certificates is consistent with this standard. No representation is made, however, that the Mortgage Loans will prepay at this rate or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase a Regular Certificate.

     Each Regular Certificate may be issued with original issue discount equal to the excess of its "Stated Redemption Price at Maturity" over its "Issue Price." Under the OID Regulations, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates have been sold (ignoring sales to bond houses, brokers and underwriters). The issue price also will include any accrued interest attributable to the period between the Cut-Off Date and the date the Regular Certificates were issued within the meaning of Section 1275(a)(2) of the Code (i.e., the Startup Day). The stated redemption price at maturity of a Regular Certificate is equal to the total of all payments to be made on such Certificate, other than "Qualified Stated Interest." "Qualified Stated Interest" includes interest that is unconditionally payable at least annually at a single fixed rate.

     Notwithstanding the general definition, original issue discount will be considered to be zero in the case of a Regular Certificate if such discount is less than 0.25 percent of the stated redemption price at maturity of such Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Startup Day until the date on which each such distribution is expected to be made under the Prepayment Assumption by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Each Certificate Owner of a Regular Certificate must include in gross income the sum of the "Daily Portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held such Regular Certificate. For this purpose, in the case of an original Certificate Owner of a Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." An accrual period is a period of one year or less that ends on a Distribution Date and begins on the day immediately following the preceding accrual period. Because the period from the Startup Day to the first Distribution Date is shorter than the interval between Distribution Dates, such period can constitute a short first accrual period. The interest distributable to a Certificate Owner on the first Distribution Date in excess of the interest that accrued during the short first accrual period will not be treated as interest for tax purposes. Instead, such amount is included in the stated redemption price at maturity of the Regular Certificate and taken into account in determining the amount of original issue discount (or premium) with respect to the Regular Certificate.

     The portion of original issue discount treated as accruing for any accrual period will equal the excess of (i) the sum of (A) the present values of all the payments remaining to be made on the Regular Certificates as of the end of the accrual period and (B) the payments made on such Regular Certificates during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Regular Certificates at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Regular Certificates, calculated as of the Startup Day, giving effect to the Prepayment Assumption, (iii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such Regular Certificate, increased by the aggregate amount of original issue discount with respect to such Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any payments made on such Regular Certificate in prior accrual periods that were included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to the short final accrual period, the daily portion of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate that purchases such Regular Certificate at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income, for each day on which it holds such Regular Certificate, the daily portion of original issue discount with respect to such Regular Certificate (but reduced, if the cost of such Regular Certificate to such purchaser exceeds its "Revised Issue Price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Regular Certificate for all days on or after the day of purchase). The revised issue price of a Regular Certificate on any given day is equal to the sum of the adjusted issue price of the Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day.

PREMIUM

     A purchaser of a Regular Certificate that purchases such Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Certificate at a premium. Such a purchaser will not be required to include in income any remaining original issue discount and may elect, under Section 171(c)(2) of the Code, to treat such premium as "Amortizable Bond Premium." If the Certificate Owner of a Regular Certificate makes such an election, the amount of any interest payment that must be included in such Certificate Owner's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Regular Certificate's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed below under "Market Discount"). If such election is made by the Certificate Owner, the election will also apply to all bonds (as well as all REMIC regular interests) the interest on which is not excludable from gross income ("Fully Taxable Bonds") held by the Certificate Owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Certificate Owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Regular Certificate.

MARKET DISCOUNT

     A Certificate Owner of a Regular Certificate that purchases a Regular Certificate subsequent to its original issuance for an amount that is less than the remaining stated redemption price at maturity of such Certificate or, in the case of a Regular Certificate issued with original issue discount, less than the revised issue price of such Regular Certificate will be treated for federal income tax purposes as having acquired the Regular Certificate at a market discount. If the amount of such market discount is not less than a de minimis amount (i.e., 0.25% of the stated redemption price at maturity times the weighted average remaining life of the Regular Certificates), a portion of such market discount must be included as ordinary income by such Certificate Owner during each monthly period in which such Certificate Owner owns the Regular Certificate and receives a principal distribution. In particular, the Certificate Owner will be required to allocate that principal distribution first to the portion of the market discount on such Certificate that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each month is equal to the lesser of (i) the amount of market discount accruing during such month (plus any accrued market discount for prior months not previously taken into account) or (ii) the amount of the principal payment with respect to such month. Market discount may be treated as accruing on a constant yield method (i.e., taking into account such Certificate Owner's basis in the Regular Certificate and yield to maturity) or in proportion to accruals of original issue discount on the Regular Certificates, or, if the original issue discount is treated as zero in proportion to interest payments on the Regular Certificates. If the amount of such market discount is less than a de minimis amount, such discount must be allocated to the remaining principal distributions on the Regular Certificates and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized. A Certificate Owner that incurs or continues indebtedness to acquire a Regular Certificate at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. The Trust Fund will make available information necessary to compute the accrual of market discount as required by the IRS.

SALES

     If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Regular Certificate and reduced (but not below zero) by the portion of the adjusted basis of such Regular Certificate allocable to distributions of amounts included in the stated redemption price at maturity of such Regular Certificate previously received by the seller and by any amortized premium. Except as provided in the following paragraph or Section 582(c) of the Code, any such gain or loss will be capital gain or loss provided such Regular Certificate is held as a "Capital Asset" (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in such Certificate Owner's income had income accrued at a rate equal to 110% of the "Applicable Federal Rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includable in such Certificate Owner's income. In addition, gain recognized on such a sale by a Certificate Owner of a Regular Certificate who purchased a Regular Certificate at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Regular Certificate was held by such a Certificate Owner of a Regular

Certificate, reduced by any market discount previously included in income under the rules described above under "Market Discount."

REPORTING AND BACKUP WITHHOLDING

     The Trustee will be required to furnish with each distribution to each Certificate Owner of a Regular Certificate a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will be required to furnish or make available to certain beneficial owners, within a reasonable time after the end of each calendar year (as required by the IRS), a statement setting forth such beneficial owner's share of interest received and original issue discount accrued for such calendar year, information that will assist such owner in computing its premium or market discount, if any, certain information concerning the character of the Regular Certificates as described above under "Special Rules," and certain additional information as the IRS may require. The Trustee will make available the same information on a quarterly basis to certain other beneficial owners, middlemen and nominees.

     Payments of interest and principal, as well as payments of proceeds from the sale of Regular Certificates, to Certificate Owners of Certificate who are not exempt recipients may be subject to the "Backup Withholding" tax under
Section 3406 of the Code at a rate of 31 percent if such Certificate Owners fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificate Owner would be allowed as a credit against such Certificate Owner's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

TAXES THAT MAY BE IMPOSED ON THE TRUST FUND

     The Code imposes a tax on the Trust Fund equal to 100 percent of the net income derived from "Prohibited Transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services or the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution with respect to the Certificates. The Pooling and Servicing Agreement requires that the Trust Fund not engage in any prohibited transactions.

     The Code also imposes a tax on the Trust Fund equal to 100 percent of the value of any property contributed to the Trust Fund after the Startup Day, subject to certain specified exceptions. The Pooling and Servicing Agreement does not permit contributions that would be subject to this tax.

     The Trust Fund will be subject to federal income tax at the highest corporate rate on "Net Income from Foreclosure Property," determined by reference to the rules applicable to real estate investment trusts. It is not anticipated that the Trust Fund will have any net income from foreclosure property.

FOREIGN INVESTORS

     Distributions made on a Regular Certificate to, or on behalf of, a Certificate Owner of a Regular Certificate that is not a U.S. Person (a "Non-U.S. Person") generally will be exempt from U.S. federal income and withholding taxes, provided (a) the Certificate Owner of a Regular Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Regular Certificate, (b) the Certificate Owner of a Regular Certificate signs a statement under penalties of perjury that certifies that such Certificate Owner is a Non-U.S. Person and provides the name and address of such Certificate Owner, and (c) the last U.S. Person in the chain of payment to the Certificate Owner of a Regular Certificate receives such statement from such Certificate Owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Certificate Owners of Regular Certificates should be aware that the IRS might take the position that this exemption does not apply to a Certificate Owner of a Regular Certificate that is a "Controlled Foreign Corporation" described in
Section 881(c)(3)(C) of the Code.

     In addition, gain realized on the sale, exchange, or other disposition of a Regular Certificate by a Non-U.S. person generally will not be subject to U.S. federal income tax, provided (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the U.S., (ii) in the case of a Certificate Owner who is an individual, such Certificate Owner is not present in the U.S. for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs, and (iii) in the case of gain attributable to accrued but unpaid interest, the conditions described in the immediately preceding paragraph are satisfied.

     "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the particular federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on persons who have certain specified relationships with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA, provided no election has been made under Section 410(b) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to any restrictions imposed under other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503(b) of the Code.

     INVESTMENTS BY ERISA PLANS ARE SUBJECT TO ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN AN OFFERED CERTIFICATE, AN ERISA PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE ERISA PLAN AND IS PRUDENT FOR THE ERISA PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO.

PROHIBITED TRANSACTIONS

     In addition to imposing general fiduciary standards, provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of ERISA Plans, individual retirement accounts, Keogh plans covering only a sole proprietor or partners (collectively, the "Plans") and persons having certain specified relationships to such a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed on such persons under Section 4975 of the Code (and, in some cases, a civil penalty may be assessed pursuant to Section 502 (i) of ERISA) unless a statutory or administrative exemption applies to the transaction.

     The Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts, and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in an Offered Certificate, and such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Seller, Master Servicer, Certificate Insurer, Trustee, and other persons or affiliates, might be considered parties in interest or disqualified persons with respect to a Plan, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the assets of the Trust Fund unless a statutory or administrative exemption is available.

     The regulation provides that the underlying assets of an entity will not be considered plan assets if the aggregate equity participation in the entity by Plans is not "significant" (i.e., less than 25% of the value of each class of equity interest is held in the aggregate by "benefit plan investors," which includes Plans and certain other employee benefit plans not subject to

ERISA). Plan investors should be aware, however, that the Pooling and Servicing Agreement contains no restrictions on the ownership of Offered Certificates by benefit plan investors.

     Whether or not a Plan's assets would be deemed to include an undivided ownership interest in the Mortgage Loans and any other assets held by the Trust Fund, the DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (48 Fed. Reg. 895, January 7, 1983) ("PTE 83-1") which exempts from the application of the prohibited transaction rules certain transactions relating to (1) the creation, maintenance, and termination of certain residential mortgage pool investment trusts, (2) the acquisition and holding of certain residential mortgage pool pass-through certificates, and (3) the servicing, operation, and management of such residential mortgage pool investment trusts; provided that the general conditions and certain other conditions set forth in PTE 83-1 are satisfied. Although the Seller believes that the certificates and the residential mortgage pool investment trust described in PTE 83-1 would include the Offered Certificates and the Trust Fund, respectively, there can be no assurances that the exemptive relief of PTE 83-1 will apply to protect a Plan investor from the unfavorable application of the prohibited transaction rules of ERISA and the Code.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Offered Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in PTE 83-1, and also consider the availability of any other prohibited transaction exemptions. THERE CAN BE NO ASSURANCE THAT ANY EXEMPTION FROM THE UNFAVORABLE APPLICATION OF THE PROHIBITED TRANSACTION RULES WILL BE AVAILABLE TO A PLAN INVESTOR.

EXEMPTION

     The DOL has granted to First Union Corporation, the parent of First Union Capital Markets Corp. ("FCMC"), an administrative exemption (the "Exemption") from certain of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates, underwritten by an "Underwriter," as hereinafter defined, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) FCMC and Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with FCMC or Lehman Brothers Inc. and (c) any member of the underwriting syndicate or selling group of which FCMC or Lehman Brothers Inc. or a person described in (b) is a manager or co-manager with respect to the Class A Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale, and holding of Class A Certificates to be eligible for exemptive relief under the Exemption. First, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps, Inc. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any other member of the "restricted group," which consists of any Underwriter, the Depositor, the Master Servicer, any subservicer, the Trustee, the provider of any credit enhancement, any borrower with respect to Mortgage Loans constituting more than 5% of the Cut-Off Date Aggregate Loan Balance of the Class A Certificates and their affiliates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting or placing the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; and the sum of all payments made to and retained by the Master Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to the Class A Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by S&P and Fitch and "Aaa" by Moody's; thus, the third general condition set forth above is satisfied with respect to the Class A Certificates as of the Closing Date. In addition, the fourth general condition set forth above concerning the Trustee not being an affiliate of any other member of the restricted group is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of such purchase, the Class A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating any purchase of a Class A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificate as of the date of such purchase.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA, provided no election has been made under Section 410(b) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or another prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, among other things, some of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans (i.e., "Mortgage Related Securities" under SMMEA) may not be legally authorized to invest in the Offered Certificates. No representation is made as to whether the Offered Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Certificates as legal investments for such purchasers prior to investing in the Offered Certificates.

                                  UNDERWRITING

     First Union Capital Markets Corp. and Lehman Brothers Inc. (the "Underwriters") have agreed, on the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") relating to the Offered Certificates, to purchase the principal amount of the Class A Certificates set forth opposite its name.

                                                     CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-5
                   UNDERWRITER                      CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
First Union Capital Markets Corp.................   $               $               $               $               $
Lehman Brothers Inc..............................   $               $               $               $               $
       Total.....................................   $               $               $               $               $

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets Corp. in connection with offers and sales related to market-making transactions in the Offered Certificates. First Union Captial Markets Corp. may act as principal or agent in such transactions.

     The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the applicable Underwriter will promptly deliver to such investor a paper copy of the Prospectus Supplement and Prospectus.

     The Depositor, the Seller, the Master Servicer and the Document Custodian are all affiliates of First Union Capital Markets Corp. The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                    EXPERTS

     The financial statements of Financial Guaranty Insurance Company included in this Prospectus Supplement in Appendix A and the registration statement relating to the Class A Certificates, as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Appendix A and the registration statement relating to the Class A Certificates, upon the authority of such firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP refers to changes, in 1993, in accounting methods for multiple-year retrospectively rated reinsurance contracts, and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Moore & Van Allen, PLLC, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Petree Stockton, L.L.P., Charlotte, North Carolina.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Offered Certificates address the likelihood of the receipt of distributions due on the Offered Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Offered Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Offered Certificates affected by such change. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Offered Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating it will assign to the Offered Certificates.

                            INDEX OF PRINCIPAL TERMS

1934 Act...............................................................................................................   S-3
Accrual Period.........................................................................................................   S-40
Aggregate Class A Principal Balance....................................................................................   S-2
Aggregate Loan Balance.................................................................................................   S-4
Appraised Values.......................................................................................................   S-19
Assignment Event.......................................................................................................   S-17
Available Funds........................................................................................................   S-38
Balloon Loan...........................................................................................................   S-14
Balloon Payment........................................................................................................   S-14
BIF....................................................................................................................   S-37
Book-Entry Certificates................................................................................................   S-42
Business Day...........................................................................................................   S-18
Calculation Date Aggregate Loan Balance................................................................................   S-2
Calculation Date Loan Balance..........................................................................................   S-4
Cede...................................................................................................................   S-12
CEDEL..................................................................................................................   S-12
CEDEL Participants.....................................................................................................   S-44
Certificate Insurance Policy...........................................................................................   S-2
Certificate Insurer....................................................................................................   S-2
Certificate Insurer Default............................................................................................   S-42
Certificate Owners.....................................................................................................   S-12
Certificate Rate.......................................................................................................   S-6
Certificateholders.....................................................................................................   S-2
Certificates...........................................................................................................   S-1
Chase..................................................................................................................   S-12
Citibank...............................................................................................................   S-12
Class..................................................................................................................   S-1
Class A Certificateholders.............................................................................................   S-11
Class A Certificates...................................................................................................   S-1
Class A Guaranteed Principal Distribution Amount.......................................................................   S-53
Class A Monthly Principal Distributable Amount.........................................................................   S-9
Class A Principal Distribution.........................................................................................   S-9
Class A Principal Balance..............................................................................................   S-2
Class A-1 Certificate Rate.............................................................................................   S-6
Class A-1 Rate Cap.....................................................................................................   S-6
Class Interest Carryover Shortfall.....................................................................................   S-8
Class Interest Distribution............................................................................................   S-8
Class Monthly Interest Distributable Amount............................................................................   S-8
Closing Date...........................................................................................................   S-1
Code...................................................................................................................   S-12
Collection Account.....................................................................................................   S-36
Collection Period......................................................................................................   S-10
Combined Loan-to-Value Ratio...........................................................................................   S-22
Cooperative............................................................................................................   S-44
CPR....................................................................................................................   S-30
Cut-Off Date...........................................................................................................   S-1
Cut-Off Date Loan Balance..............................................................................................   S-4
Date of Payment Loans..................................................................................................   S-15
Defective Mortgage Loans...............................................................................................   S-36
Definitive Certificate.................................................................................................   S-42
Depositor..............................................................................................................   S-2
Determination Date.....................................................................................................   S-9
Distributable Excess Spread............................................................................................   S-9
Distribution Account...................................................................................................   S-37
Distribution Date......................................................................................................   S-2
Document Custodian.....................................................................................................   S-2
DOL....................................................................................................................   S-63
DTC....................................................................................................................   S-12
DTC Participants.......................................................................................................   S-43
Due Date...............................................................................................................   S-27
Eligible Account.......................................................................................................   S-37

ERISA..................................................................................................................   S-12
ERISA Plan.............................................................................................................   S-12
Euroclear..............................................................................................................   S-12
Euroclear Operator.....................................................................................................   S-44
Euroclear Participants.................................................................................................   S-44
European Depositaries..................................................................................................   S-12
Events of Default......................................................................................................   S-48
Excess Spread..........................................................................................................   S-10
Exemption..............................................................................................................   S-64
Financial Intermediary.................................................................................................   S-43
FCMC...................................................................................................................   S-64
FDIC...................................................................................................................   S-18
First Union............................................................................................................   S-4
Fitch..................................................................................................................   S-12
Fixed Rate Certificates................................................................................................   S-6
Foreclosure Profit.....................................................................................................   S-47
Fully Taxable Bonds....................................................................................................   S-61
FURST..................................................................................................................   S-4
GE Capital.............................................................................................................   S-52
Holders................................................................................................................   S-2
Initial Mortgage Loans.................................................................................................   S-2
Insolvency Event.......................................................................................................   S-49
Insurance Agreement....................................................................................................   S-53
Insurance Proceeds.....................................................................................................   S-46
Interest Determination Date............................................................................................   S-40
IRS....................................................................................................................   S-59
LIBOR..................................................................................................................   S-6
Liquidated Mortgage Loan...............................................................................................   S-41
Liquidation Expenses...................................................................................................   S-46
Liquidation Proceeds...................................................................................................   S-47
Loan Balance...........................................................................................................   S-4
Loan Rate..............................................................................................................   S-4
London Business Day....................................................................................................   S-40
Master Servicer........................................................................................................   S-2
Monthly Advance........................................................................................................   S-37
Moody's................................................................................................................   S-12
Mortgage Files.........................................................................................................   S-35
Mortgage Loan Purchase Agreement.......................................................................................   S-50
Mortgage Loans.........................................................................................................   S-1
Mortgage Notes.........................................................................................................   S-19
Mortgaged Properties...................................................................................................   S-4
Mortgage...............................................................................................................   S-19
Net Liquidation Proceeds...............................................................................................   S-47
Non-U.S. Person........................................................................................................   S-62
Nonrecoverable Advance.................................................................................................   S-38
Offered Certificates...................................................................................................   S-1
OID Regulations........................................................................................................   S-59
Outstanding Class A Principal Carryover Shortfall......................................................................   S-9
Payahead...............................................................................................................   S-38
Percentage Interests...................................................................................................   S-45
Plans..................................................................................................................   S-63
Pooling and Servicing Agreement........................................................................................   S-2
Preference Amount......................................................................................................   S-54
Prepayment Assumption..................................................................................................   S-30
Prepayments............................................................................................................   S-16
Prospectus.............................................................................................................   S-2
PTE 83-1...............................................................................................................   S-64
Purchase Price.........................................................................................................   S-35
Rating Agencies........................................................................................................   S-12
Record Date............................................................................................................   S-8
Reference Banks........................................................................................................   S-40
Regular Certificates...................................................................................................   S-59

Related Documents......................................................................................................   S-35
Relevant Depositary....................................................................................................   S-42
REMIC..................................................................................................................   S-3
REO....................................................................................................................   S-47
Residual Certificates..................................................................................................   S-1
Rules..................................................................................................................   S-43
SAIF...................................................................................................................   S-37
S&P....................................................................................................................   S-12
Security Instrument....................................................................................................   S-54
Seller.................................................................................................................   S-2
Senior Certificates....................................................................................................   S-1
Servicing Advance......................................................................................................   S-37
Servicing Fee..........................................................................................................   S-11
Servicing Fee Rate.....................................................................................................   S-42
SMMEA..................................................................................................................   S-12
Startup Day............................................................................................................   S-19
Statistic Calculation Date.............................................................................................   S-2
Subordinated Certificates..............................................................................................   S-1
Subservicer............................................................................................................   S-27
Substitution Adjustment Amount.........................................................................................   S-36
Successor Master Servicer..............................................................................................   S-49
Tax Counsel............................................................................................................   S-58
Telerate Page 3750 Screen..............................................................................................   S-40
Terms and Conditions...................................................................................................   S-44
Title V................................................................................................................   S-58
Trust Fund.............................................................................................................   S-1
Trustee................................................................................................................   S-2
U.S. Person............................................................................................................   S-63
Underwriters...........................................................................................................   S-1
Underwriting Agreement.................................................................................................   S-65
Weighted Average Life..................................................................................................   S-5

                     [This Page Left Blank Intentionally.]

                                    ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, a class of Book-Entry Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Residential Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Residential Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Residential Mortgage Pass-Through Certificates issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH ACTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      APPENDIX A

            AUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

KPMG Peat Marwick LLP







                  FINANCIAL GUARANTY INSURANCE COMPANY

                          Financial Statements

                       December 31, 1995 and 1994

               (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 1995






         Report of Independent Auditors.......................1
         Balance Sheets.......................................2
         Statements of Income.................................3
         Statements of Stockholder's Equity...................4
         Statements of Cash Flows.............................5
         Notes to Financial Statements........................6

KPMG Peat Marwick LLP

345 Park Avenue
New York, NY 10154



                      Report of Independent Auditors'

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                                    /s/ KPMG Peat Marwick LLP

January 19, 1996

FINANCIAL GUARANTY INSURANCE

COMPANY                                                         BALANCE SHEETS

================================================================================






($ in Thousands, except per share amounts)

                                                                            DECEMBER 31,                  DECEMBER 31,
ASSETS                                                                            1995                          1994
                                                                            ---------------               ----------


Fixed maturity securities available-for-sale
  (amortized cost of $2,043,453 in 1995 and $1,954,177 in 1994)                $2,141,584                    $1,889,910
Short-term investments, at cost, which approximates market                         91,032                        75,674
Cash                                                                                  199                         1,766
Accrued investment income                                                          37,347                        40,637
Reinsurance recoverable                                                             7,672                        14,472
Prepaid reinsurance premiums                                                      162,087                       164,668
Deferred policy acquisition costs                                                  94,868                        90,928
Property and equipment, net of accumulated depreciation
($12,861 in 1995 and $10,512 in 1994)                                               6,314                         7,912
Receivable for securities sold                                                     26,572                             -
Prepaid expenses and other assets                                                  12,627                        12,243
                                                                             ------------                   -----------

        Total assets                                                           $2,580,302                    $2,298,210
                                                                               ==========                    ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                                             $   727,535                    $  757,425
Loss and loss adjustment expenses                                                  77,808                        98,746
Ceded reinsurance balances payable                                                  1,942                         2,258
Accounts payable and accrued expenses                                              32,811                        28,489
Payable to Parent                                                                   1,647                        18,600
Current federal income taxes payable                                               51,296                        82,123
Deferred federal income taxes                                                      99,171                        22,640
Payable for securities purchased                                                   40,211                         8,206
                                                                             ------------                  ------------

        Total liabilities                                                       1,032,421                     1,018,487
                                                                               ----------                     ---------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                   15,000                        15,000
Additional paid-in capital                                                        334,011                       334,011
Net unrealized gains (losses) on fixed maturity securities available-
  for-sale, net of tax                                                             63,785                       (41,773)
Foreign currency translation adjustment                                            (1,499)                       (1,221)
Retained earnings                                                               1,136,584                       973,706
                                                                               ----------                    ----------

        Total stockholder's equity                                              1,547,881                     1,279,723
                                                                               ----------                    ----------

        Total liabilities and stockholder's equity                             $2,580,302                    $2,298,210
                                                                               ==========                    ==========


                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE

COMPANY                                                  STATEMENTS OF INCOME

================================================================================






($ in Thousands)

                                                                            FOR THE YEAR ENDED DECEMBER 31,

                                                                  1995                    1994                   1993
                                                                  ----                    ----                   ----

REVENUES:

Gross premiums written                                          $  97,288                $ 161,940             $ 291,052
Ceded premiums                                                    (19,319)                 (46,477)              (49,914)
                                                                ----------              ----------             ---------

  Net premiums written                                             77,969                  115,463               241,138
Decrease (increase) in net unearned premiums                       27,309                   53,364               (74,902)
                                                                 --------               ----------             ---------

  Net premiums earned                                             105,278                  168,827               166,236
Net investment income                                             120,398                  109,828                99,920
Net realized gains                                                 30,762                    5,898                35,439
                                                                  -------               ----------             ---------

  Total revenues                                                  256,438                  284,553               301,595
                                                                  -------                ---------             ---------

EXPENSES:

Loss and loss adjustment expenses                                  (8,426)                   3,646                42,894
Policy acquisition costs                                           13,072                   15,060                19,592
(Increase) decrease in deferred policy acquisition costs           (3,940)                   3,709                 2,658
Other underwriting expenses                                        19,100                   21,182                21,878
                                                                 --------                ---------             ---------

  Total expenses                                                   19,806                   43,597                87,022
                                                                 --------                ---------             ---------

Income before provision for Federal income taxes                  236,632                  240,956               214,573
                                                                 --------                ---------             ---------

Federal income tax expense (benefit):
  Current                                                          28,913                   43,484                59,505
  Deferred                                                         19,841                    7,741                (7,284)
                                                                ---------               ----------            ----------

  Total Federal income tax expense                                 48,754                   51,225                52,221
                                                                ---------                ---------             ---------

  Net income before cumulative effect of
  change in accounting principle                                  187,878                  189,731               162,352
                                                                 --------                ---------              --------

  Net cumulative effect of change in
  accounting principle                                                  -                        -                 3,008
                                                             ------------            -------------            ----------

  Net income                                                     $187,878                 $189,731              $165,360
                                                                 ========                 ========              ========


                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                       STATEMENTS OF STOCKHOLDER'S EQUITY
================================================================================

($ in Thousands)


                                                                                 NET UNREALIZED
                                                                                GAINS (LOSSES) ON
                                                                  ADDITIONAL     FIXED MATURITY       FOREIGN
                                                       COMMON       PAID-IN   SECURITIES AVAILABLE-   CURRENCY     RETAINED
                                                        STOCK      CAPITAL    FOR-SALE, NET OF TAX   ADJUSTMENT    EARNINGS


Balance, January 1, 1993                               $2,500      $324,639           $7,267          $(1,597)     $618,615
Net income                                                  -             -                -                -       165,360
Capital contribution                                        -        21,872                -                -             -
Adjustment to common stock par value                   12,500       (12,500)               -                -             -
Unrealized gains on fixed maturity securities
  previously held at market, net of tax of ($713)           -             -           (1,325)               -             -

Implementation of change in accounting for
  adoption of SFAS 115, net of tax of $45,643               -             -           84,766                -             -
Foreign currency translation adjustment                     -             -                -             (668)            -
                                                    ---------   -----------      -----------         ---------   -----------
Balance, December 31, 1993                             15,000       334,011           90,708           (2,265)      783,975
Net income                                                  -             -                -                -       189,731
Unrealized losses on fixed maturity securities
  available-for-sale, net of tax of ($71,336)               -             -         (132,481)               -             -
Foreign currency translation adjustment                     -             -                -            1,044             -
                                                    ---------   -----------      -----------         --------    -----------
Balance, December 31, 1994                             15,000       334,011          (41,773)          (1,221)      973,706
Net income                                                  -             -                -                -       187,878
Dividend paid                                               -             -                -                -       (25,000)
Unrealized gains on fixed maturity securities
  available for sale, net of tax of $56,839                 -             -          105,558                -             -
Foreign currency translation adjustment                     -             -                -             (278)            -
                                                    ---------   -----------      -----------         ---------   ------------
Balance, December 31, 1995                            $15,000      $334,011          $63,785          $(1,499)   $1,136,584
                                                      =======      ========          =======          ========   ==========


                 See accompanying notes to financial statements.
                                       -4-

FINANCIAL GUARANTY INSURANCE
COMPANY                                                STATEMENTS OF CASH FLOWS
================================================================================

($ in Thousands)


                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                           1995                    1994              1993
                                                                           ----                    ----              ----

OPERATING ACTIVITIES:

 Net income                                                                 $187,878           $189,731               $165,360
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Cumulative effect of change in accounting principle, net of tax                 -                  -                 (3,008)
   Change in unearned premiums                                               (29,890)           (45,927)                90,429
   Change in loss and loss adjustment expense reserves                       (20,938)             2,648                 51,264
   Depreciation of property and equipment                                      2,348              2,689                  2,012
   Change in reinsurance receivable                                            6,800               (304)                (9,040)
   Change in prepaid reinsurance premiums                                      2,581             (7,437)               (15,527)
   Change in foreign currency translation adjustment                            (427)             1,607                 (1,029)
   Policy acquisition costs deferred                                         (16,219)           (18,306)               (19,592)
   Amortization of deferred policy acquisition costs                          12,279             22,015                 22,250
   Change in accrued investment income, and prepaid
       expenses and other assets                                               2,906             (5,150)                (9,048)
   Change in other liabilities                                               (12,946)             2,577                  7,035
   Change in deferred income taxes                                            19,841              7,741                 (7,284)
   Amortization of fixed maturity securities                                   1,922              5,112                  8,976
   Change in current income taxes payable                                    (30,827)            33,391                 30,089
   Net realized gains on investments                                         (30,762)            (5,898)               (35,439)
                                                                          ----------      -------------           -------------

 Net cash provided by operating activities                                    94,546            184,489                277,448
                                                                          ----------       ------------            -----------

 INVESTING ACTIVITIES:

 Sales and maturities of fixed maturity securities                           836,103            550,534                789,036
 Purchases of fixed maturity securities                                     (891,108)          (721,908)            (1,090,550)
 Purchases, sales and maturities of short-term investments, net              (15,358)           (11,486)                 4,164
 Purchases of property and equipment, net                                       (750)            (1,290)                  (985)
                                                                         ------------     --------------         --------------

 Net cash used in investing activities                                       (71,113)          (184,150)              (298,335)
                                                                           ----------      -------------           ------------

 FINANCING ACTIVITIES:

 Dividends paid                                                              (25,000)                 -                      -

 Capital contribution                                                                 -               -                 21,872
                                                                         --------------  ----------------         ------------

 Net cash provided by financing activities                                   (25,000)                 -                 21,872
                                                                           ----------    ----------------         ------------


 (Decrease) Increase in cash                                                  (1,567)               339                    985
 Cash at beginning of year                                                     1,766              1,427                    442
                                                                          ----------     --------------         --------------

 Cash at end of year                                                     $       199      $       1,766           $      1,427
                                                                         ===========      =============           ============



                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                           NOTES TO FINANCIAL STATEMENTS
================================================================================

(1)      BUSINESS

         Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

         INVESTMENTS

         As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

         Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         PREMIUM REVENUE RECOGNITION

         Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

         When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

         POLICY ACQUISITION COSTS

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

         LOSS AND LOSS ADJUSTMENT EXPENSES

         Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.
                                       -7-

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

         PROPERTY AND EQUIPMENT

         Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         FOREIGN CURRENCY TRANSLATION

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)      STATUTORY ACCOUNTING PRACTICES

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

                  (a) premiums are earned in  proportion to the reduction of the related risk rather than in proportion to the coverage provided;
                  (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
                  (c) a  contingency   reserve  is  computed  on  the  basis  of
                      statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
                  (d) certain  assets  designated  as  non-admitted  assets  are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
                  (e) federal  income  taxes are only  provided  with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
                  (f) purchases of tax and loss bonds are  reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
                  (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================




The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):


                                                                           YEARS ENDED DECEMBER 31,
                                                         1995                      1994                              1993
                                              -------------------------   --------------------------      ----------------------
                                                  NET     STOCKHOLDER'S       NET      STOCKHOLDER'S         NET      STOCKHOLDER'S
                                               INCOME        EQUITY        INCOME          EQUITY          INCOME        EQUITY


GAAP basis amount                               $187,878    $1,547,881    $189,731      $1,279,723       $165,360       $1,221,429

Premium revenue recognition                      (22,555)     (166,927)     (4,970)       (144,372)       (16,054)        (139,401)

Deferral of acquisition costs                     (3,940)      (94,868)      3,709         (90,928)         2,658          (94,637)

Contingency reserve                                    -      (386,564)          -        (328,073)             -         (252,542)

Non-admitted assets                                    -        (5,731)          -          (7,566)             -           (8,951)

Case basis loss reserves                           4,048           (52)     (3,340)         (4,100)         1,626             (759)

Portfolio loss reserves                          (22,100)       24,000     (11,050)         46,100         43,650           57,150

Deferral of income taxes (benefits)               19,842        64,825       7,741          45,134         (7,284)          35,209

Unrealized gains (losses) on fixed maturity
securities held at fair value, net of tax              -       (63,785)          -          41,773              -          (90,708)

Recognition of profit commission                   3,096        (5,744)     (2,410)         (8,840)        (4,811)          (4,811)

Provision for unauthorized reinsurance                 -             -           -            (266)             -                -

Contingency reserve tax deduction (see Note 2)         -        78,196           -          55,496              -           45,402

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                 637        10,290         (63)          9,653              -            9,716
                                              ----------   -----------  -----------      ---------    -----------        ---------

Statutory-basis amount                          $166,906    $1,001,521    $179,348        $893,734       $185,145        $ 777,097
                                                ========    ==========    ========        ========       ========        =========


FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================






(4)      INVESTMENTS

         Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):



                                                                           GROSS                 GROSS
                                                                        UNREALIZED            UNREALIZED
                                                      AMORTIZED           HOLDING               HOLDING                FAIR
           1995                                          COST              GAINS                 LOSSES               VALUE
           ----
                                                    ---------------     -----------------     -----------------     --------------

         U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies               $    71,182           $    1,696                   -           $    72,878

           Obligations of states and political
            subdivisions                              1,942,001               98,458              $1,625             2,038,834

           Debt securities issued by foreign
            governments                                  30,270                  152                 550                29,872
                                                   ---------------      ---------------        -------------      ----------------

           Investments available-for-sale             2,043,453              100,306               2,175             2,141,584

           Short-term investments                        91,032                    -                   -                91,032
                                                   ---------------      ---------------        -------------      ----------------

           Total                                     $2,134,485             $100,306              $2,175            $2,232,616
                                                   ===============      ===============        =============      ================


         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                 AMORTIZED                           FAIR
               1995                                                  COST                           VALUE

               Due in one year or less                           $     99,894                    $     99,984
               Due after one year through five years                  137,977                         141,235
               Due after five years through ten years                 287,441                         300,560
               Due after ten years through twenty years             1,406,219                       1,476,261
               Due after twenty years                                 202,954                         214,576
                                                                  -----------                     -----------

               Total                                               $2,134,485                      $2,232,616
                                                                   ==========                      ==========


FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================







                                                                           GROSS                GROSS
                                                                         UNREALIZED          UNREALIZED
                                                     AMORTIZED            HOLDING              HOLDING                 FAIR
           1994                                        COST                GAINS               LOSSES                 VALUE
           ----
                                                   --------------      ---------------      --------------       -----------------

           U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies               $    10,945            $      8         $     (519)              $    10,434

           Obligations of states and political
            subdivisions                              1,839,566              25,809            (85,200)                1,780,175

           Debt securities issued by foreign
            governments                                 103,666                 400              (4,765)                  99,301
                                                   --------------       --------------       --------------      ----------------

            Investments available-for-sale             1,954,177               26,217            (90,484)               1,889,910

           Short-term investments                        75,674                    -                  -                   75,674
                                                   ---------------      ---------------      --------------      -----------------

           Total                                     $2,029,851             $ 26,217          $ (90,484)             $ 1,965,584
                                                   ===============      ===============      ==============      =================


         In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

         Net investment income of the Company is derived from the following sources (in thousands):


                                                     YEAR ENDED DECEMBER 31,
                                                    1995       1994     1993
                                                  --------   -------   -----

         Income from fixed maturity securities     $112,684  $108,519  $ 97,121
         Income from short-term investments           8,450     2,479     3,914
                                                  ---------  -------- ---------

         Total investment income                     121,134  110,998   101,035
         Investment expenses                             736    1,170     1,115
                                                  ---------- -------- ---------

         Net investment income                      $120,398 $109,828  $ 99,920
                                                    ======== ========  ========

         As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================





(5)      INCOME TAXES

         The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):


                                                  YEAR ENDED DECEMBER 31,
                                                1995       1994      1993
                   Current tax expense         $28,913   $43,484   $59,505
                   Deferred tax expense         19,841     7,741    (7,284)
                                                ------   -------  ---------
                   Federal income tax expense  $48,754   $51,225   $52,221
                                               =======   =======   =======

         The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                   1995     1994       1993
                                                -------- ---------    -------
         Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate   $82,821  $84,334     $75,101

         Tax effect of:
           Tax-exempt interest                   (30,630) (30,089)    (27,185)
           Other, net                             (3,437)  (3,020)      4,305
                                                --------- ---------   --------

         Provision for income taxes              $48,754  $51,225     $52,221
                                                 =======  =======     =======

FINANCIAL GUARANTY INSURANCE           NOTES TO FINANCIAL STATEMENTS (CONTINUED)
COMPANY
================================================================================
           The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                            1995         1994
                                                         -----------  ----------
            Deferred tax assets:
                 Unrealized losses on fixed maturity
                 securities, available-for-sale                   -     $22,493
                 Loss reserves                               $8,382      16,136
                 Deferred compensation                        5,735       9,685
                 Tax over book capital gains                  1,069         365
                 Other                                        3,248       3,760
                                                         -----------  ----------

            Total gross deferred tax assets                  18,434      52,439
                                                         -----------  ----------

            Deferred tax liabilities:
                 Unrealized gains on fixed maturity
                 securities, available-for-sale              34,346           -
                 Deferred acquisition costs                  33,204      31,825
                 Premium revenue recognition                 32,791      24,674
                 Rate differential on tax and loss bonds      9,454       9,454
                 Other                                        7,810       9,126
                                                         -----------  ----------

            Total gross deferred tax liabilities            117,605      75,079
                                                         -----------  ----------

            Net deferred tax liability                     $ 99,171     $22,640
                                                         ===========  ==========

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

           Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================



(6)      REINSURANCE

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

         Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's experience to date, regardless of the outcome of future events. To reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

         Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================


(7)      LOSS AND LOSS ADJUSTMENT EXPENSES

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                           -------------------------------------
                                              1995          1994        1993
                                           ------------- ----------- -----------

            Balance at January 1,             $98,746      $96,098      $44,834
               Less reinsurance recoverable    14,472       14,168        5,128
                                               ------     --------     --------
            Net balance at January 1,          84,274       81,930       39,706

            Incurred related to:
            Current year                       26,681       15,133            -
            Prior years                        (1,207)        (437)        (756)
            Portfolio reserves                (33,900)     (11,050)      43,650
                                              --------     --------    --------

            Total Incurred                     (8,426)       3,646       42,894
                                               -------    --------     --------

            Paid related to:
            Current year                         (197)        (382)           -
            Prior years                        (5,515)        (920)        (670)
                                               -------    ---------    ---------

            Total Paid                         (5,712)      (1,302)        (670)
                                               -------    ---------    ---------

            Net balance at December 31,        70,136       84,274       81,930
               Plus reinsurance recoverable     7,672       14,472       14,168
                                             --------     --------     --------
            Balance at December 31,           $77,808      $98,746      $96,098
                                              =======      =======      =======

         The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================
(8)      RELATED PARTY TRANSACTIONS

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).


(9)      COMPENSATION PLANS

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10)     DIVIDENDS

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

         During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

(11)     FINANCIAL INSTRUMENTS

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         FIXED MATURITY SECURITIES: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         SHORT-TERM INVESTMENTS: Short-term investments are carried at cost, which approximates fair value.

         CASH, RECEIVABLE FOR SECURITIES SOLD, AND PAYABLE FOR SECURITIES
         PURCHASED: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                                   1995                  1994
                                             -------------------     -----------------
                                               CARRYING    FAIR      CARRYING    FAIR
                                                AMOUNT     VALUE     AMOUNT      VALUE

         Financial Assets

            Cash
               On hand and in demand accounts  $     199 $     199     $1,766     $1,766

            Short-term investments                91,032    91,032     75,674     75,674
            Fixed maturity securities          2,141,584 2,141,584  1,889,910  1,889,910




         FINANCIAL GUARANTIES: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================


         CONCENTRATIONS OF CREDIT RISK

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.


         As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                            NET
                                         PRINCIPAL
                                       OUTSTANDING
         Municipal:
           General obligation              $43,308.2
           Special revenue                  38,137.9
           Industrial revenue                2,480.0
           Non-municipal                    14,734.2
                                          ----------

         Total                             $98,660.3
                                          ==========

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================
         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):
                                                 NET
                                               PRINCIPAL
                                              OUTSTANDING

         California                          $ 10,440.2
         Florida                                8,869.3
         Pennsylvania                           8,653.4
         New York                               7,706.7
         Illinois                               5,697.5
         Texas                                  5,478.7
         New Jersey                             4,181.9
         Michigan                               3,385.9
         Arizona                                2,776.9
         Ohio                                   2,327.7
                                                -------

         Sub-total                             59,518.2
         Other states and International        39,142.1
                                              ---------
         Total                                $98,660.3
                                              =========

(12)     COMMITMENTS

         Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

         YEAR                                        AMOUNT

          1996                                      $  2,297
          1997                                         2,909
          1998                                         2,909
          1999                                         2,909
          2000                                         2,909
          Subsequent to 2000                           2,911
                                                       -----

          Total minimum future rental payments       $16,844
                                                     =======

                                                                      APPENDIX B

           UNAUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


Unaudited Interim Financial Statements


September 30, 1996



Balance Sheets                                                          1
Statements of Income                                                    2
Statements of Cash Flows                                                3
Notes to Unaudited Interim Financial Statements.                        4


Financial Guaranty Insurance
Company                                                                                                          Balance Sheets
=================================================================================================================================
($ in Thousands)
                                                                                     September 30,            December 31,
                                                                                         1996                    1995
                                                                                    ----------------         --------------
Assets                                                                               (Unaudited)
Fixed maturity securities, available for sale,
   at fair value (amortized cost of
   $2,153,856 in 1996 and $2,043,453 in 1995)                                          $2,172,841               $2,141,584
Short-term investments, at cost, which
   approximates market                                                                    147,460                   91,032
Cash                                                                                          997                      199
Accrued investment income                                                                  33,825                   37,347
Reinsurance receivable                                                                      7,418                    7,672
Deferred policy acquisition costs                                                          93,676                   94,868
Property, plant and equipment net of
   accumulated depreciation of $14,704 in
   1996 and $12,861 in 1995                                                                 5,032                    6,314
Prepaid reinsurance premiums                                                              159,506                  162,087
Prepaid expenses and other assets                                                          28,581                   39,199
                                                                                       ----------               ----------
            Total assets                                                               $2,649,336               $2,580,302
                                                                                       ==========               ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                                     $   685,364              $   727,535
Losses and loss adjustment expenses                                                        72,127                   77,808
Ceded reinsurance payable                                                                  12,507                    1,942
Accounts payable and accrued expenses                                                      48,382                   32,811
Due to parent                                                                                 260                    1,647
Current federal income taxes payable                                                       78,818                   51,296
Deferred federal income taxes payable                                                      74,195                   99,171
Payable for securities purchased                                                           45,796                   40,211
                                                                                        ---------                ---------
            Total liabilities                                                           1,017,449                1,032,421
                                                                                        ---------                ---------

Stockholder's Equity:
Common stock, par value $1,500 per share at September 30,
  1996 and at December 31, 1995: 10,000 shares authorized,
  issued and outstanding                                                                   15,000                   15,000
Additional paid-in capital                                                                334,011                  334,011
Net unrealized gains on fixed maturity securities available
   for sale, net of tax                                                                    12,340                   63,785
Foreign currency translation adjustment                                                   (2,296)                  (1,499)
Retained earnings                                                                       1,272,832                1,136,584
                                                                                        ---------                ---------
            Total stockholder's equity                                                  1,631,887                1,547,881
                                                                                        ---------                ---------

            Total liabilities and stockholder's equity                                 $2,649,336               $2,580,302
                                                                                       ==========               ==========


             See accompanying notes to interim financial statements


Financial Guaranty Insurance
Company                                                                                           Statements Of Income
---------------------------------------------------------------------------------------------------------------------------------

($ in Thousands)


                                                                                        Nine Months Ended September 30,
                                                                                          1996                      1995
                                                                                                    (Unaudited)

Revenues:
    Gross premiums written                                                               $   65,875              $    66,151
    Ceded premiums                                                                          (14,178)                 (14,430)
                                                                                          ----------               ----------

    Net premiums written                                                                     51,697                   51,721
    Decrease in net unearned premiums                                                        39,589                   29,428
                                                                                          ---------               ----------

    Net premiums earned                                                                      91,286                   81,149
    Net investment income                                                                    92,957                   89,716
    Net realized gains                                                                       11,132                   19,574
                                                                                          ---------               ----------

        Total revenues                                                                      195,375                  190,439

Expenses:

    Losses and loss adjustment expenses                                                      (2,078)                   1,191
    Policy acquisition costs                                                                 13,056                    9,013
    Other underwriting expenses                                                              10,582                   14,925
                                                                                         ----------                ---------

        Total expenses                                                                       21,560                   25,129
                                                                                          ---------                ---------

        Income before provision for federal income taxes                                    173,815                  165,310

    Provision for federal income taxes                                                       37,566                   33,323
                                                                                          ---------                ---------

         Net income                                                                        $136,249                 $131,987
                                                                                           ========                 ========


             See accompanying notes to interim financial statements


Financial Guaranty Insurance
Company                                                                                       Statements Of Cash Flow
---------------------------------------------------------------------------------------------------------------------------------
($ in Thousands)
                                                                                        Nine Months Ended September 30,
                                                                                         1996                      1995
                                                                                                  (Unaudited)
(Unaudited)

Operating activities:

            Operating activities:
            Net income                                                                 $ 136,249                   $ 131,987
                Adjustments to reconcile net income to net
                  cash provided by operating activities:
                Provision for deferred income taxes                                        3,155                      14,917
                Amortization of fixed maturity securities                                    606                       2,064
                Policy acquisition costs deferred                                        (11,864)                    (14,213)
                Amortization of deferred policy acquisition costs                         13,056                       8,787
                Depreciation of fixed assets                                               1,843                       1,686
                Change in reinsurance receivable                                             254                       4,574
                Change in prepaid reinsurance premiums                                     2,581                       2,930
                Foreign currency translation adjustment                                   (1,226)                       (923)
                Change in accrued investment income, prepaid
                   expenses and other assets                                              14,140                        (969)
                Change in unearned premiums                                              (42,171)                    (32,359)
                Change in losses and loss adjustment expense reserves                     (5,681)                     (6,439)
                Change in other liabilities                                               24,749                      (6,673)
                Change in current income taxes payable                                    27,522                      (4,294)
                Net realized gains on investments                                        (11,132)                    (19,574)
                                                                                        ---------                   ---------

            Net cash provided by operating activities                                    152,081                      81,501
                                                                                       ---------                   ---------

            Investing activities:

            Sales or maturities of fixed maturity securities                             633,347                     622,658
            Purchases of fixed maturity securities                                      (727,641)                   (651,424)
            Sales or maturities (purchases) of short-term investments, net               (56,428)                    (46,053)
            Purchases of property and equipment, net                                        (561)                       (449)
                                                                                       ----------                 -----------

            Net cash used for investing activities                                      (151,283)                    (75,268)
                                                                                       ----------                   ---------

            Increase in cash                                                                 798                       6,233
            Cash at beginning of period                                                       199                      1,766
                                                                                      -----------                 ----------

            Cash at end of period                                                     $       997                  $   7,999
                                                                                      ===========                  =========


             See accompanying notes to interim financial statements

Financial Guaranty Insurance
Company                                           Notes to Financial Statements
--------------------------------------------------------------------------------
September 30, 1996 and 1995
(Unaudited)


              (1) Basis of Presentation

                  The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the nine months ended September 30, 1996 and 1995, (b) the financial position at September 30, 1996 and December 31, 1995, and (c) cash flows for the nine months ended September 30, 1996 and 1995.

                  These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1995 audited financial statements. The 1995 financial statements have been reclassified to conform to the 1996 presentation.

                  The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              (2) Statutory Accounting Practices

                  The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

                  (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
                  (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
                  (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
                  (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
                  (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;
                  (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
                  (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.

Financial Guaranty Insurance
Company                                           Notes to Financial Statements
===============================================================================

The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:



                                                                                    Nine Months Ended September 30,

                                                                     1996                                  1995
                                                            Net             Stockholder's          Net             Stockholder's
                                                          Income               Equity             Income               Equity

GAAP basis amount                                       $136,249             $1,631,887           $131,987           $1,487,346

Premium revenue recognition                               (6,742)              (173,669)           (15,432)            (159,804)

Deferral of acquisition costs                              1,192                (93,676)            (5,426)             (96,354)

Contingency reserve                                            -               (428,798)                 -             (372,683)

Non-admitted assets                                            -                 (4,314)                 -               (6,084)

Case-basis losses incurred and salvage recoverable        (3,854)                (3,906)             1,586               (2,514)

Portfolio loss reserves                                        -                 24,000            (10,900)              35,200

Deferral of income tax                                     3,155                 67,550             14,917               59,728

Unrealized gains on fixed maturity securities held at
   fair value, net of taxes                                    -                (12,340)                 -              (34,463)

Profit commission                                          1,234                 (4,510)             5,228               (3,613)

Contingency reserve tax deduction                              -                 85,087                  -               78,196

Provision for unauthorized reinsurance                         -                      -                  -                 (266)

Allocation of tax benefits due to Parent's net
   operating loss to the Company                              (2)                10,289                118                9,772
                                                       ----------         -------------       ------------          -----------

Statutory basis amount                                  $131,232             $1,097,600           $122,078             $994,461
                                                        ========             ==========           ========             ========

                                       -5-

Financial Guaranty Insurance
Company                                           Notes to Financial Statements
================================================================================
September 30, 1996 and 1995
(Unaudited)

              (3) Dividends

                  Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

                  o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $2,100,000 in 1996.

                  o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

                  The amount of the Company's surplus available for dividends at September 30,1996 is approximately $109.8 million.

              (4) Income Taxes

                  The Company's effective Federal corporate tax rate (21.6 percent and 20.2 percent for the nine months ended September 30, 1996 and 1995, respectively) is less than the statutory corporate tax rate (35 percent in 1996 and 1995) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

              (5) Reinsurance

                  In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", adopted in 1993, the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $16.8 million and $17.1 million, respectively, for the nine months ended September 30, 1996 and 1995.

PROSPECTUS

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                   DEPOSITOR
                 RESIDENTIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

     This Prospectus relates to Residential Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series (each, a "Series") by First Union Residential Securitization Transactions, Inc. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence interests in a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of
(i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family properties, including participations in any of the foregoing ("Mortgage Loans"),
(ii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (iii) mortgage-backed securities that are not guaranteed by GNMA, FNMA or FHLMC ("Private Mortgage-Backed Securities"). Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933. The Mortgage Assets will be acquired by the Depositor from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, reserve funds, reinvestment income, guaranties, letters of credit or other forms of credit enhancement described herein and in the related Prospectus Supplement, or any combination thereof. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase at a predetermined price additional Mortgage Assets (the "Subsequent Mortgage Assets") from the Depositor from time to time within three months after the issuance of the Certificates.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions among classes of Certificates in a Series may differ as to timing, sequential order and priority.

                                                        (CONTINUED ON NEXT PAGE)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO            THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, including First Union Capital Markets Corp., an affiliate of the Depositor, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

               The date of this Prospectus is November 18, 1996.

     Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

     The Certificates of any Series will not represent an obligation of or interest in the Depositor or any affiliate thereof, including, without limitation, First Union National Bank of North Carolina, and will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat a Trust Fund or specified portion thereof as one or more "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

     This Prospectus and the related Prospectus Supplements may be used by First Union Capital Markets Corp. in connection with offers and sales related to market-making transactions in any Series of the Certificates. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance (which may be a notional principal amount) of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal, if any, to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series;
(viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contains summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Certificates are required under the related Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates -- Reports to Certificateholders."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, a list identifying all filings with respect to the related Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: First Union Residential Securitization Transactions, Inc., 301 South College Street, Charlotte, North Carolina 28288-0600, telephone number (704) 383-3624.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the general description of the Certificates and Trust Funds which is contained in this Prospectus. Capitalized terms used herein shall have the respective meanings assigned them in the "Index to Defined Terms."

Title of Securities...................................  Residential Mortgage Pass-Through Certificates (the "Certificates"),
                                                        issuable in series (each, a "Series"). Each Series will be issued under a separate Pooling and Servicing Agreement (each, an
                                                        "Agreement") to be entered into with respect to each such Series.
Depositor.............................................  First Union Residential Securitization Transactions, Inc., a North
                                                        Carolina corporation. The Depositor is a wholly-owned, limited purpose subsidiary of First Union National Bank of North Carolina
                                                        ("FUNB"), a national banking association (a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation). Neither
                                                        First Union Corporation nor any of its affiliates, including the
                                                        Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.
Trustee...............................................  The trustee (the "Trustee") for each Series of Certificates will be specified in the related Prospectus Supplement. See "The Pooling and
                                                        Servicing Agreement" herein for a description of the Trustee's rights and obligations.
Master Servicer.......................................  The entity or entities named as Master Servicer (the "Master
                                                        Servicer") in the related Prospectus Supplement, one of which may be an affiliate of the Depositor. See "The Pooling and Servicing
                                                        Agreement -- Certain Matters Regarding the Master Servicer and the
                                                        Depositor."
Sub-Servicer..........................................  A "Sub-Servicer" may be specified in the related Prospectus
                                                        Supplement, which may be an affiliate of the Depositor.
Closing Date..........................................  The date (the "Closing Date") of initial issuance of a Series of
                                                        Certificates, as specified in the related Prospectus Supplement.
Trust Fund Assets.....................................  The Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of (a) a pool (a "Mortgage Pool") of Mortgage Loans, (b) Agency Securities or
                                                        (c) Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related
                                                        Prospectus Supplement. To the extent provided in the related
                                                        Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for a Series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage Assets (the
                                                        "Subsequent Mortgage Assets") from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded
                                                        Amount") on such Closing Date.
A. Single Family Loans................................  Unless otherwise specified in the related Prospectus Supplement,
                                                        Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one-to four-family properties.

                                                        If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations
                                                        ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related
                                                        Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such Mortgage Loans may be conventional loans
                                                        (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Mortgage Loans may be comprised of home equity loans ("Home Equity Loans"). Such Home Equity Loans will be secured by first or second or more junior liens on fee simple or leasehold interests in one- to four-family properties. See "Mortgage
                                                        Loan Program -- Underwriting Standards."
                                                        The payment terms of the Mortgage Loans to be included in a Trust
                                                        Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:
                                                        (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or to a different adjustable rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus
                                                        Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.
                                                        (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.
                                                        (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                                        (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related
                                                        Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage
                                                        Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods").
                                                        Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage
                                                        Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.
                                                        (e) The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related
                                                        Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.
                                                        (f) Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam,
                                                        Puerto Rico or any other territory of the United States.
                                                        (g) Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus
                                                        Supplement.
                                                        All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.
B. Agency Securities..................................  The Agency Securities evidenced by a Series of Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC
                                                        Certificates"), (ii) Guaranteed Mortgage Pass-Through Certificates
                                                        issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"),
                                                        (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the
                                                        Government National Mortgage Association ("GNMA Certificates"), (iv)
                                                        stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                                        distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v)
                                                        another type of pass-through certificate issued or guaranteed by
                                                        GNMA, FNMA or FHLMC and described in the related Prospectus
                                                        Supplement, or (vi) a combination of such
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                                                        Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.
                                                        The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA
                                                        II Program or another program specified in the related Prospectus
                                                        Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related
                                                        Prospectus Supplement.
C. Private Mortgage-Backed Securities.................  Private Mortgage-Backed Securities may include (a) mortgage pass-
                                                        through certificates representing beneficial interests in a Mortgage
                                                        Pool or (b) collateralized mortgage obligations secured by Mortgage
                                                        Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain
                                                        Mortgage Loans. Although individual Mortgage Loans underlying a
                                                        Private Mortgage-Backed Security may be insured or guaranteed by the
                                                        United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, or were exempt from registration thereunder. Unless otherwise specified in the related Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trust Fund --
                                                        Private Mortgage-Backed Securities" herein.
Description of the Certificates.......................  Each Certificate will represent the interest specified in the related
                                                        Prospectus Supplement in a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Certificates of any Series may be issued in one or more classes as specified in the related
                                                        Prospectus Supplement. A Series of Certificates may include one or more classes of senior Certificates (collectively, the "Senior
                                                        Certificates") and one or more classes of subordinate Certificates
                                                        (collectively, the "Subordinated Certificates"). Certain Series or
                                                        classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.
                                                        One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during
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                                                        specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related
                                                        Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related
                                                        Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii)
                                                        as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related
                                                        Prospectus Supplement.
Distributions on the Certificates.....................  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                                        "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                                                        Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.
                                                        Unless otherwise specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such
                                                        Certificates will be entitled to receive. If specified in the related
                                                        Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage
                                                        Loans (the "Mortgage Rate"), Agency Securities or Private
                                                        Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the
                                                        "Pass-Through Rate").
                                                        The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus
                                                        Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.
Credit Enhancement....................................  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related Prospectus
                                                        Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the
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                                                        characteristics of the Mortgage Loans underlying or comprising the
                                                        Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an affiliate or affiliates of the Depositor. See "Credit
                                                        Enhancement" herein. Credit enhancement for a Series may include one or more of the following types or such other credit enhancement specified in the related Prospectus Supplement:
A. Subordination......................................  A Series of Certificates may consist of one or more classes of Senior
                                                        Certificates and one or more classes of Subordinated Certificates.
                                                        The rights of the holders of the Subordinated Certificates of a
                                                        Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior
                                                        Certificates of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the holders of
                                                        Senior Certificates of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Collection
                                                        Account and, to the extent described in the related Prospectus
                                                        Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the holders of Subordinated
                                                        Certificates; (ii) reducing the ownership interest of the related
                                                        Subordinated Certificates; (iii) a combination of clauses (i) and
                                                        (ii) above; or (iv) as otherwise described in the related Prospectus
                                                        Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus
                                                        Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated
                                                        Certificates in a Series, the circumstances in which such
                                                        subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.
B. Reserve Fund.......................................  One or more reserve funds (each, a "Reserve Fund") may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.
C. Mortgage Pool Insurance Policy.....................  A mortgage pool insurance policy or policies ("Mortgage Pool
                                                        Insurance Policy") may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage
                                                        Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in
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                                                        the Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date").
D. Special Hazard Insurance Policy....................  A special hazard insurance policy or policies ("Special Hazard
                                                        Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard
                                                        Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance
                                                        Policy as described in the related Prospectus Supplement.
E. Bankruptcy Bond....................................  A bankruptcy bond or bonds ("Bankruptcy Bonds") may be obtained covering certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.
F. FHA Insurance and VA Guarantee.....................  All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance ("FHA Insurance") and may be partially guaranteed by the VA ("VA Insurance").
G. Cross Support......................................  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of
                                                        Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.
H. Limited Guarantee..................................  If specified in the related Prospectus Supplement, credit enhancement may be provided in the form of a limited financial guarantee
                                                        ("Limited Guarantee") issued by a guarantor named therein.
I. Letter of Credit...................................  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit ("Letter of
                                                        Credit") by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related
                                                        Prospectus Supplement.
J. Surety Bonds.......................................  If specified in the related Prospectus Supplement, credit support with respect to one or more classes of Certificates of a Series may be provided by the issuance of a surety bond ("Surety Bond") issued by a financial guarantee insurance company specified in the related
                                                        Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.
K. Overcollateralization..............................  If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage
                                                        Assets, exceeds the aggregate Certificate Balance of the
                                                        Certificates. Such overcollateralization may exist on the Closing
                                                        Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the
                                                        Pass-Through Rate on the
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                                                        Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.
Advances..............................................  Unless otherwise specified in the related Prospectus Supplement, the
                                                        Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer (a "Sub-Servicer") will be obligated to advance amounts (each, an "Advance") corresponding to delinquent principal and interest payments (or, in the case of Home Equity
                                                        Loans, interest payments only) on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated, or until such other time as specified in the related Prospectus Supplement. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus
                                                        Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.
Optional Termination..................................  The Master Servicer or, if specified in the related Prospectus
                                                        Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement -- Termination;
                                                        Optional Termination" herein and in the related Prospectus
                                                        Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust Fund will include a Pre-Funding
                                                        Account (as such term is defined in the related Prospectus
                                                        Supplement, the "Pre-Funding Account"), a portion of a Series of
                                                        Certificates will be subject to early retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement.
Legal Investment......................................  The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the
                                                        Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes
                                                        of Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal
                                                        Investment."
Certain Federal Income Tax Consequences...............  The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the
                                                        Trust Fund or specified portions thereof as a "real estate mortgage
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                                                        investment conduit" ("REMIC") under the provisions of the Internal
                                                        Revenue Code of 1986, as amended (the "Code"). The Prospectus
                                                        Supplement for each Series of Certificates will specify whether such an election will be made. See "Certain Federal Income Tax
                                                        Consequences."
ERISA Considerations..................................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                                        1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations."
                                                        Certain classes of Certificates may not be transferred unless the
                                                        Trustee and the Depositor are furnished with a letter of
                                                        representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                                                        "Description of the Certificates -- General" and "ERISA
                                                        Considerations."
Rating................................................  It is a condition to the issuance of the Certificates of any Series offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "Rating Agency").
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                                  RISK FACTORS

     LIMITED LIQUIDITY. Although the Prospectus Supplement for a Series of
Certificates may indicate that the underwriter intends to make a market in such Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of such Certificates with liquidity of investment or that it will continue for the lives of such Certificates. The Certificates will not be listed on any securities exchange.

     GENERAL ECONOMIC CONDITIONS. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related
Certificates could experience a loss with respect to such Mortgagor's Mortgage
Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying or reducing the amount received by the holders of the related Certificates with respect to such Mortgage Loan.
Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged
Property to the related Trust Fund, any remaining balance on such Mortgage Loan may not be recoverable. See "Mortgage Loan Program" herein and "FUNB and Its
Mortgage Program -- Delinquency and Loan Loss Experience" in the related
Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in FUNB's servicing portfolio.

     LOCAL REAL ESTATE MARKETS. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the aggregate outstanding balance of the Mortgage Loans equals or exceeds the value of the Mortgaged Properties. The Depositor can neither predict such declines nor quantify the impact of such declines in property values nor predict how long and in which states such declines may occur. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     YIELD AND PREPAYMENT CONSIDERATIONS. The yield on the Certificates of each
Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage
Loans. In addition, unless otherwise specified in the related Prospectus
Supplement, the yield to investors may be adversely affected by shortfalls which may result from the timing of the receipt of partial prepayments or liquidations as well as shortfalls not covered by the Master Servicing Fee related to a particular Distribution Date and which shortfalls result from the timing of the receipt of full prepayments. The yield on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage
Loans. In addition, the yield on certain other types of classes of Certificates may be relatively more sensitive to the rate of prepayment of the related
Mortgage Loans than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. See "Yield and Prepayment Considerations."

     LIMITED OBLIGATIONS. Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus
Supplement, the Mortgage Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for the Depositor's and the Seller's limited obligations with respect to certain breaches of their respective representations and warranties. The Certificates of any Series will not be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Master Servicer, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, the Trustee or, except as specified in the applicable
Prospectus Supplement, any other entity.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans.
Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same Series; a limited guarantee; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross support; FHA Insurance and VA Guarantee; a surety bond; and any combination thereof. See "Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to

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certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency confirms that the then current rating thereof will not be adversely affected. See "Credit Enhancement."

     REALIZATION UPON NONPERFORMING LOANS; DELAYS AND EXPENSES ASSOCIATED WITH
LEGAL ACTIONS. An action to foreclose a Mortgage Loan is regulated by statutes and rules and is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.
Furthermore, an action to obtain a deficiency judgment also is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions, among others, may impede the ability of the Master Servicer to foreclose on or to sell the Mortgaged Property or to obtain a deficiency judgment in connection therewith.
If the protection afforded the Certificateholders of a Series by the credit enhancement, if any, for such Series is exhausted, such restrictions may delay distributions to such Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Mortgage Loans and result in a loss to such Certificateholders on their investments. See "Certain Legal Aspects of the Mortgage Loans."

     JUNIOR LIENS. Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

     SUBORDINATED CERTIFICATES. A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated
Certificates. The rights of the holders of Subordinated Certificates to receive distributions from the related Trust Fund will be subordinated to the rights of the holders of Senior Certificates of the same Series to receive such distributions. The effect of such subordination generally is that holders of Subordinated Certificates may experience losses on the underlying Mortgage
Assets before or to a greater extent than holders of Senior Certificates. The
Prospectus Supplement for each Series will specify the rights of holders of Subordinated Certificates in relation to the holders of Senior Certificates as well as the extent and circumstances of any such subordination. See "Credit
Enhancement -- Subordination."

     OTHER LEGAL CONSIDERATIONS. Applicable state laws generally regulate interest rates and other charges, and require certain disclosures to borrowers.
In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Master Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans."

                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related
Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related
Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related
Prospectus

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates relating to a single trust fund (the "Trust Fund") consisting primarily of the Mortgage
  Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific
  Series and the term "Trust Fund" will refer to one specific Trust Fund.

                                       15

Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, in the open market or in privately negotiated transactions, from originators or sellers that may be affiliates of the Depositor (the "Sellers") and conveyed by the Depositor to the related Trust Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program -- Underwriting Standards."

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. No Primary Mortgage Insurance Policy will be required for any home equity loan.

     The Mortgage Loans in a Mortgage Pool will have monthly payment dates as set forth in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (e) The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust Fund may contain certain Mortgage Loans, which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan ("Buydown Loans"), the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominiums in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios or Combined Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "Mortgage Rate"), and
(viii) the geographical distribution of the Mortgage Loans.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

     The "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination (which for purposes of the related Prospectus Supplement includes certain financed fees and insurance premiums) plus (b) the outstanding balance of the senior liens, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. For Mortgage Loans having low original principal balances, the Combined Loan-to-Value Ratios of the Mortgage Loans will reflect certain judgments of the Seller's underwriters with respect to the value of the Mortgaged Property made at the time the Mortgage Loans were originated or acquired. See "Mortgage Loan Program -- Underwriting Standards."

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets."

     The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement"). The Master Servicer and any Sub-Servicers will each receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement -- Assignment of

Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates -- Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     SINGLE FAMILY AND COOPERATIVE LOANS. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one- to four-family) residential properties. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     HOME EQUITY LOANS. As described more fully in the related Prospectus Supplement, the Mortgage Loans constituting a Trust Fund may comprise a pool of home equity loans ("Home Equity Loans"). Home Equity Loans are mortgage loans made for purposes that include: purchase money transactions, refinancings (both cash-out and no-cash-out), home improvements and construction-to-permanent financing. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans will generally be secured by a lien on the related Mortgaged Property of a first or second priority. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans are generally made to Mortgagors with credit grades (as determined by the Seller from time to time) A2 and below. The Mortgaged Properties securing the Home Equity Loans may constitute single-family dwellings, mobile and manufactured housing and, in limited cases, other types of residential property as described in the related Prospectus Supplement.

AGENCY SECURITIES

     GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

     ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent known to the Depositor, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including, among others, the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     First Union Residential Securitization Transactions, Inc. (the "Depositor") was incorporated in the State of North Carolina on February 27, 1996, as a wholly-owned, limited purpose subsidiary of First Union National Bank of North Carolina, a national banking association (a subsidiary of First Union Corporation, a North Carolina corporation). The Depositor maintains its principal executive office at 301 South College Street, Charlotte, North Carolina 28202-0600. Its telephone number is (704) 383-3624.

     As described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases," the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under "The Trust Fund -- The Mortgage Loans -- General," " -- Agency Securities" and " -- Private Mortgage-Backed Securities," the Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor First Union Corporation nor any of its affiliates, including First Union Capital Markets Corp. and First Union National Bank of North Carolina, will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards." See the Prospectus Supplement for each Series of Certificates for a more detailed description of the mortgage loan program of the Sellers.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated or acquired by it and sold to the Depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history. In addition, an employment verification may be requested from an independent source (typically the borrower's employer) or, in lieu thereof, verbal verification is obtained if the applicant has supplied a copy of a current pay stub along with personal tax returns. In the case of Home Equity Loans, a pay stub is required of the borrower and either independent employment verification, tax returns or verbal confirmation of employment is obtained. Self-employed applicants typically submit the last two years' employment history and business tax returns. Upon receipt of the application package, a Seller usually conducts its own review of the application package and may, in some instances, obtain additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, such Seller may solicit a written verification of the applicant's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing, verbal verification is attempted and the applicant generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In the case of those Home Equity Loans which are subordinate to a first lien mortgage loan, the Seller also obtains one of the following: (i) a credit report covering the preceding twelve months, (ii) written or verbal verification of the applicant's first mortgage balance, if any, (iii) written confirmation from a first mortgagee, if any, of the prospective borrower's most recent twelve-month payment history, (iv) canceled mortgage payment checks for the preceding twelve months, (v) a combination of items from clauses (i) through (iv) above that establish a payment history on the first mortgage for the prior twelve months, or (vi) if the first mortgage is privately held, twelve cancelled payment checks and a copy of the executed first mortgage note.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing (except in the case of low balance Home Equity Loans). The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan, and on any senior mortgage loan, in the case of a proposed Home Equity Loan (generally determined on the basis of the monthly payments due in the year of origination), and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. In connection with the origination of a Mortgage Loan, the Seller evaluates each obligor's credit quality and assigns a credit grade of A, B, C or D to each such borrower. Certain credit grades may have sub-grades. The obligors of Home Equity Loans have generally been assigned credit grades of A2 or lower. Mortgage Loans other than Home Equity Loans generally have a credit grade of A. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans are secured by a mortgage on property located in any of the 50 states or the District of Columbia. Mortgage Loans may be secured by leases on real property under guidelines that a Seller determines in its discretion are acceptable to institutional mortgage investors. Generally, a loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is common and customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends five years beyond the maturity date of the related Mortgage Loan.

     Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), or an attorney's title opinion.

     If so specified in the applicable Prospectus Supplement, Mortgage Loans may be subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Master Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may contain Mortgage Loans subject to temporary Buydown Loans pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a Buydown Fund by the Master Servicer.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance or an attorney's title opinion was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) permitted senior liens on such Mortgaged Property and (b) the exceptions to title set forth in the related title insurance policy or attorney's opinion, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage), and to the best knowledge of the Seller, such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and
(vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. If the Master Servicer advances any such payment, it will be entitled to reimbursement from the assets of the related Trust Fund or from any holder of the related residual certificate, unless otherwise specified in the related Prospectus Supplement. See "Description of the Certificates -- General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. See "The Trust Fund -- Substitution of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of Agreements are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to First Union Residential Securitization Transactions, Inc., 301 South College Street, Charlotte, North Carolina 28288-0600.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Collection Account, as defined below under "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Deposits to Collection Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date

(i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Seller and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

     Unless otherwise specified in the related Prospectus Supplement, upon the conversion of such Mortgage Loan from an adjustable interest rate to a fixed interest rate, the Seller or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

     GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series. Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     AVAILABLE DISTRIBUTION AMOUNT. Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

             (a) all payments that were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Collection Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any Sub-Servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under "Advances" below and deposited by it in the Collection Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Fund.

     DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) from the date, and for the periods, specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

     DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the related Prospectus Supplement, the aggregate "Certificate Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and
(ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. A class of interest-only Certificates will not be entitled to distributions of principal and will have a notional principal balance on which interest will accrue.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit
Enhancement -- Subordination."

     UNSCHEDULED DISTRIBUTIONS. To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See "Yield and Prepayment Considerations."

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

     Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Generally, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Collection Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest (or, in the case of Home Equity Loans, payments of interest only) that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise, and net of applicable servicing compensation. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Certificates will specify the nature and timing of amounts to be advanced to the holders of such Certificates and the manner in which Advances may be recovered by the Master Servicer. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The Master Servicer's obligation to make Advances will not guarantee or insure against losses to holders of the Certificates.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (v) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

          (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

          (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates may be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems (each, a "Participant"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of such class of Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of such Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners of a class of Book-Entry Certificates will receive all distributions of principal of, and interest on, such Certificates from the Trustee through DTC and DTC participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to such class of Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to such Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in such Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of such Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of a class of Book-Entry Certificates will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax
Consequences -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     With respect to each class of Book-Entry Certificates, DTC will advise the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of such Book-Entry Certificates under the related Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under such Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates of a class of Book-Entry Certificates which conflict with actions taken with respect to other Certificates of such class.

     Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the related Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to such Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of such Trustee, elects to terminate a book-entry system through DTC, or (c) after the occurrence of an Event of Default (as defined in the related Prospectus Supplement), beneficial owners having Percentage Interests aggregating not less than 50% of the aggregate current principal amount of such Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee for such a Series will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders of such Series under the related Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of any class of Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "Subordinated Certificates") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement -- Hazard Insurance." Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent and in the manner specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in an applicable Prospectus Supplement, the Seller may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more

Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

     If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

     If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage Assets, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the Distribution Date in the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holder(s) of the residual interest(s) in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Seller will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     From time to time, a Seller or its affiliates may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     ASSIGNMENT OF THE MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, at the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio (or, in the case of Home Equity Loans, the Combined Loan-to-Value Ratio) at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "Mortgage Note") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Seller or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     A custodian may maintain possession of, and, if applicable, review the documents relating to, the Mortgage Loans as agent of the Trustee pursuant either to the terms of an Agreement or a separate custodial agreement.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     ASSIGNMENT OF AGENCY SECURITIES. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Collection Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The Collection Account may be maintained at FUNB so long as it maintains a long-term unsecured rating of at least A by Standard & Poor's Ratings Group and A2 by Moody's Investor's Service, Inc., and a short-term rating of at least A-1 by Standard & Poor's Ratings Group and P-1 by Moody's Investor's Service, Inc. Investments in which amounts in the Collection Account may be invested are limited to United States government securities and other high-quality investments ("Eligible Investments"). A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) (a) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, if any, by the Master Servicer or any Sub-Servicer) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and (b) "Net Liquidation Proceeds" consisting of all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, if any, by the Master Servicer or any Sub-Servicer, and (c) any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by any Seller as described under "Mortgage Loan
     Program -- Representations by Sellers; Repurchases" or " -- Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under " -- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Collection Account, unless otherwise specified in the related Prospectus Supplement, to withdraw funds from the Collection Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (ix) to clear and terminate the Collection Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

PRE-FUNDING ACCOUNT

     If so specified in the Prospectus Supplement, the related Agreement may provide for the transfer by the Depositor of additional Mortgage Assets (the "Subsequent Mortgage Assets") to the related Trust Fund after the Closing Date for the related Certificates. Such Subsequent Mortgage Assets will be required to conform to the requirements set forth in the related Agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related Series will be deposited in such account (the "Pre-Funded Amount") to be released as additional Mortgage Assets are transferred to the Trust Fund. The related Agreement will establish a period of time (which will be no longer than three months following the related Closing Date) within which such transfers must be made (the "Funding Period"). Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the Funding Period will be deemed to be principal prepayments and applied in the manner set forth in the Prospectus Supplement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies in a manner that is determined by the Master Servicer to be customary with respect to comparable mortgage loans. Such schedules for liquidation of delinquencies for Mortgage Loans other than Home Equity Loans generally do not exceed 180 days. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption agreement or a substitution agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Collection Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     PRIMARY MORTGAGE INSURANCE POLICIES. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. Primary Mortgage Insurance Policies are not required for Home Equity Loans. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

     RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Collection Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of any unpaid servicing compensation and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses and any unpaid servicing compensation, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Collection Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement."

     JUNIOR MORTGAGES. The Mortgage Loans underlying the Certificates of a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the holders of the related Certificates), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. If the property is sold, the junior mortgagee's lien will be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     FHA INSURANCE; VA GUARANTEES. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1996, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, the Master

Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement). The Master Servicer will be responsible for the payment of any fees owing to any Sub-Servicer.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of certain of these expenses. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, the Master Servicer will cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit program applicable to the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, such audit program requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer or the Trustee at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. An entity serving as Master Servicer or Sub-Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement. In addition, the Master Servicer may assign its rights, and delegate its duties, pursuant to the terms of the Agreement.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Collection Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Collection Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

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
                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the grantor/trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 ("Act") which amended the Truth-in-Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. If the Trust Fund includes Mortgage Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against a Seller. Any violation of the Act which would result in such liability would be a breach of such Seller's representations and warranties, and such Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

COOPERATIVES

     Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record

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
in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the absence of equity in the property, the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay to bid for the property. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second security instrument affecting the property. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     HOME EQUITY LOANS. Since the Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure

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sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a

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right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the purchase price offered or paid for the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) the Home Ownership and Equity Protection Act of 1994.

     These and other federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. Violations of certain provisions of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Master Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor

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
establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility." That exclusion was substantially narrowed by a May 1990 decision of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp., which held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste management in order to be liable; rather, liability could attach to the lender if its involvement with the management of the facility is broad enough to support the inference that the lender could affect hazardous waste management practices if it so chose. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In response to Fleet Factors, EPA promulgated regulations designed to clarify the range of activities a lender may engage in without losing the benefit of the statutory exclusion. Under the regulations, which took effect in April 1992, a lender is permitted to monitor the borrower's environmental practices in order to determine if the facility is in compliance with applicable law, and to require the borrower to take measures necessary to achieve or maintain compliance or conduct necessary clean-ups. The lender may not, however, exercise control over or assume responsibility for the borrower's environmental practices. Such actions would be considered "participation in the management of the facility." Also, if the lender takes title to or possession of the property, it might be deemed to have obviated the security interest exclusion and to be liable for clean-up costs pursuant to CERCLA. The EPA regulations allow lenders to take certain actions with respect to foreclosure, without losing the benefit of the statutory exclusion. Essentially, the regulations allow the lender to take actions consistent with protecting its security interest, but not actions which demonstrate an intent to exercise long-term ownership interest in the property. While the EPA regulations offer some protection to lenders, it must be noted that such protection may not be available under applicable state law. Furthermore, the regulations are binding only on EPA with respect to EPA's enforcement powers and cost recovery rights. It has not yet been determined whether the federal courts will apply the regulations in cost recovery actions brought against lenders by other responsible parties, although the regulations may well be considered persuasive by the courts. (Two judicial challenges have been brought against the EPA regulations in the United States Court of Appeals for the District of Columbia Circuit. The challenges both allege that the regulations are inconsistent with the statutory requirements of CERCLA and, therefore, should be invalidated. The challenges were filed on July 28, 1992, and are still pending.) If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such remedial costs arising from the circumstances set forth above would become a liability of the Trust Fund and occasion a loss to Certificateholders.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in

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August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed-rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary represents the advice of Petree Stockton, L.L.P. and Moore & Van Allen, PLLC, counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations and, in particular, regulations promulgated under the REMIC provisions of the Code (the "REMIC Regulations"), judicial and administrative rulings and decisions now in effect, all of which are subject to change , possibly with retroactive effect. The summary does not purport to address all aspects of federal income taxation that may affect particular investors in view of their individual circumstances, including investors that may be subject to special treatment under the federal income tax laws, such as banks and insurance companies. In addition, the discussion is addressed primarily to investors who will hold Certificates as "capital assets" within the meaning of Section 1221 of the Code. The tax consequences to an investor from an investment in Certificates will depend in part on the status or individual tax circumstances of the investor. Accordingly, prospective investors are urged to consult their tax

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advisors regarding the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as one or more REMICs under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES; TAX STATUS AS A GRANTOR TRUST

     If a REMIC election is not made for a Trust Fund which relates to a particular Series of Certificates, Petree Stockton, L.L.P. or Moore & Van Allen, PLLC will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code, and that owners of Certificates issued by a particular Trust Fund will be subject to federal income taxation as owners of their pro rata share of the Trust Fund's assets. Unless otherwise specified, for purposes of the discussion below relating to non-REMIC Certificates, the term "Mortgage Loan" includes Mortgage Loans and mortgages underlying Agency Securities and other Mortgage Assets owned by a Trust Fund.

SINGLE CLASS OF SENIOR CERTIFICATES

     CHARACTERIZATION. A Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In such case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the assets in the pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Petree Stockton, L.L.P. or Moore & Van Allen, PLLC will render its opinion that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (ii) a Senior Certificate owned by a financial institution described in Code Section 593(a) representing principal and interest payments on Mortgage Loans will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d) and the Treasury regulations under Code Section 593; to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

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
          (iii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

          (iv) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     BUYDOWN MORTGAGE LOANS. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

     PREMIUM. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985, should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     ORIGINAL ISSUE DISCOUNT. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Senior Certificates Representing Interests in Loans Other Than ARMs" below.

     MARKET DISCOUNT. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, any market discount would be equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Pursuant to certain de minimis rules applicable to the computation of market discount, market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

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
     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued any such regulations; however, the relevant legislative history provides the best guidance applicable to this situation. Under certain analogous rules set forth in the Code and pursuant to the legislative history, the holder of such a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not yet been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on any indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Offered Certificates will represent the right to some or all of the interest on all or a portion of such Loans (the "Stripped Coupon Certificates").

     Certain IRS guidance suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be characterized under the stripped bond rules. In such case, this guidance would appear to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See "Certain

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Federal Income Tax Consequences -- Non-REMIC Certificates," " -- Single Class of
Senior Certificates -- Market Discount" herein.

     Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "Non-REMIC Certificates" and "Single Class of Senior Certificates -- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans. The stripped bond rules constitute a method of accounting and, pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of Stripped Bond Certificates using a method of accounting inconsistent with that set forth under these procedures are required to change their method of accounting to conform with such rules by requesting the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. Certain IRS guidance would appear to suggest that a Stripped Coupon Certificate be treated as a single installment obligation subject to the original issue discount rules of the Code. Under this characterization, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     TREATMENT OF CERTAIN OWNERS. Several Code sections, as noted below, provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that would typically make up a Trust Fund. With respect to these Code sections, there is no specific legal authority specifying whether the character of Senior Certificates issued in connection with the issuance of a multiple class of Senior Certificates will necessarily be treated the same as that of the underlying Mortgage Loans for purposes of these provisions. For example, while Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, as described above, there is some uncertainty whether such characterization would necessarily apply with regard to other Code sections. Nevertheless, unless otherwise specified in the related Prospectus Supplement, as to each class of Senior Certificates, Petree Stockton, L.L.P. or Moore & Van Allen, PLLC will render its opinion that, although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d), "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. In addition, such opinion will opine that Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

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OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

     Original issue discount on a Senior Certificate representing an interest in a Mortgage Loan must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act").

     In general, under the Code, original issue discount is equal to the excess of a debt instrument's stated redemption price at maturity over its issue price. The issue price of a debt instrument as to any purchaser is generally equal to the price paid by such purchaser for the debt instrument. The stated redemption price at maturity of a debt instrument is the sum of all payments to be made on such debt instrument other than payments that are treated as qualified stated interest payments. The accrual of original issue discount on a Senior Certificate representing an interest in Mortgage Loans, as described below under "Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate to compute any original issue discount, as calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the "Prepayment Assumption"), and taking into account events that occur during the calculation period. The Prepayment Assumption is required to be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests, such as the Senior Certificates, in mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the

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
Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includable with respect to such Certificates. Possible Application of Contingent Payment Rules to Certain Non-REMIC Certificates

     The regulations under Section 1275 of the Code include rules for obligations that provide for one or more contingent payments. Rights to interest-only payments on a mortgage loan might be considered to be contingent within the meaning of the OID Regulations if such interest would not be paid upon the borrower exercising a right to prepay the related mortgage loan. In the case of an investor having a right to shares of the interest and principal payments on a mortgage loan where the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments; the absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal; such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a Class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the OID Regulations, at least if the right is to interest only or if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     The IRS recently issued regulations (the "Final Contingent Debt Regulations") governing the calculation of OID on instruments having contingent interest payments. The Final Contingent Debt Regulations, which apply to debt instruments issued on or after August 13, 1996, specifically do not apply (similar to the proposed contingent debt regulations) for purposes of calculating OID on debt instruments subject to principal acceleration under Code
Section 1272(a)(6), such as the Senior Certificates likely represent.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans were considered contingent, the holder would generally report income or loss as described above under "Stripped Bonds and Stripped Coupons," except that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR," generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the contingent payment rules, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

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
     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     A "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate or trust, the income of which is includable in gross income for federal income tax purposes regardless of source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     A Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "Residual Certificates -- Prohibited Transactions and Other Taxes"), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Petree Stockton, L.L.P. or Moore & Van Allen, PLLC will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in

"qualifying real property loans" within the meaning of Code Section 593(d)(1);
(ii) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iv) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in "Non-REMIC Certificates" and "Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     TIERED REMIC STRUCTURES. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Petree Stockton, L.L.P. or Moore & Van Allen, PLLC, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "qualifying real property loans" under Section 593(d) of the Code; (ii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code;
(iii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iv) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     GENERAL. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not currently address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption is required to be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate will generally be the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also will include the amount paid by an initial Regular Certificateholder, if any, for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate will equal all payments to be made on the Certificate other than payments which constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the

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amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the excess of (a) the purchaser's adjusted basis in the Regular Certificate immediately after the purchase thereof over (b) the adjusted issue price of the Regular Certificate, and the denominator of which is the excess of (c) all amounts remaining to be paid on the Regular Certificate, other than qualified stated interest, over (d) the adjusted issue price of the Regular Certificate.

     ACQUISITION PREMIUM. A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the "constant yield method."

     VARIABLE RATE REGULAR CERTIFICATE. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple of not less than zero nor more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate includes a rate determined using a single fixed formula and that is based on one or more qualified floating rates or the yield or changes in the price of actively traded personal property. Certain proposed OID Regulations would expand the definition of objective rate to include any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued that does not have a variable rate under the foregoing rules; for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations and the proposed OID Regulations. The proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of

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the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

     MARKET DISCOUNT. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment

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
of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     PREMIUM. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     DEFERRED INTEREST. Certain classes of Regular Certificates may provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     EFFECTS OF DEFAULTS AND DELINQUENCIES. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without

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
giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the law is unclear with respect to the timing and character of such losses or reductions in income, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     SALE, EXCHANGE OR REDEMPTION. Upon the sale, exchange or redemption of a Regular Certificate, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition, and the holder's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the holder, increased by any original issue discount and market discount included in the holder's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the holder and by any amortized premium. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includable in such holder's income.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale or exchange of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     NON-INTEREST EXPENSES OF THE REMIC. Under the REMIC regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Residual Certificates" below.

     NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and
(iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REGULAR CERTIFICATEHOLDERS WHO ARE NON-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     ALLOCATION OF THE INCOME OF THE REMIC TO THE RESIDUAL CERTIFICATES. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the assets of the Trust Fund or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     EXCESS INCLUSIONS. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as excess inclusions if the Residual Certificates in the aggregate are considered not to have "significant value." Under the REMIC Regulations, Residual Certificateholders that are thrift institutions described in Code Section 593 can offset excess inclusions with unrelated deductions, losses and loss carryovers provided the Residual Certificates have "significant value." For purposes of applying this rule, thrift institutions that are members of an affiliated group filing a consolidated return, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Residual Certificates have "significant value" if: (i) the Residual Certificates have an aggregate issue price that is at least equal to 2% of the aggregate issue price of all Residual Certificates and Regular Certificates with respect to the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC based on the anticipated principal payments to be received with respect thereto (using the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents), except that all anticipated distributions are to be used if the Residual Certificate is not entitled to any principal payments or is entitled to a disproportionately small portion relative to interest payments thereon. The principal amount will be considered disproportionately small if the issue price of the Residual Certificates exceeds 125% of their initial principal amount. Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     PAYMENTS. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     SALE OR EXCHANGE OF RESIDUAL CERTIFICATES. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the

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meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

TAXATION OF THE REMIC

     GENERAL. As noted above, although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.

     TAXABLE INCOME OF THE REMIC ATTRIBUTABLE TO RESIDUAL INTERESTS. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Pass-Through of Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sale or Exchange of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     NET LOSSES OF THE REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular

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Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax on such sales, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under the Treasury regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In

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
addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter. Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "Residual Certificates -- Excess Inclusions" herein.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984, and the Mortgage Loans to which the Residual Certificates relate are in "registered form" within the meaning of Section 163(f)(1) of the Code. In general, it is expected that Mortgage Loans will not be treated as in registered form. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, amounts paid will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations.

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
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and
(iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     NONECONOMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined below, if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     MARK TO MARKET RULES. Prospective purchasers of a Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations under Section 475 (the "Proposed Regulations"). The Proposed Regulations provide that any Residual Certificate acquired after January 3, 1995, cannot be marked to market, regardless of the value of such Residual Certificate. The Proposed Regulations change temporary regulations under Section 475 (the "Temporary Regulations") which were issued on December 28, 1993, and which allowed securities dealers to mark to market securities held for sale to customers, including Residual Certificates which did not have "negative value." In general, a Residual Certificate has negative value if, as of the date a taxpayer acquires the Residual Certificate, the present value of the tax liabilities associated with holding the Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1), that would apply to a debt instrument issued on the date of acquisition of the Residual Certificate. The Proposed Regulations still apply to any REMIC residual interest acquired on or prior to January 3, 1995. Thus, holders of positive value REMIC residual interests acquired on or prior to January 3, 1995, may continue to mark such residual interests to market for the entire economic life of such interests. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Proposed Regulations.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person," unless such transferee's income in respect of the Residual Certificate is effectively connected

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with the conduct of a United Sates trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                   STATE, LOCAL AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and other tax consequences relating to the acquisition, ownership and disposition of the Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws other than federal income tax law. Therefore, potential investors should consult their tax advisors with respect to the state, local and other tax consequences to them arising from an investment in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Act of 1974, as amended ("ERISA") and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to the requirement of ERISA and/or the Code) (collectively "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("Labor") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to

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a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

PTE 83-1

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

     Labor has issued to various underwriters substantially similar individual exemptions (each, an "Underwriter Exemption" and collectively, the "Underwriter Exemptions") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such underwriters are the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemptions contain several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemptions contain an expanded definition of "certificate," which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust," however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemptions hold that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. The Underwriter Exemptions require that the rights and interests evidenced by the certificates held by a Plan not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. Further, the Underwriter Exemptions require that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemptions also specify that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemptions stipulate that any Plan investing in the certificates must be an "accredited investor," as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. The Prospectus Supplement relating to a Series of Certificates will describe the Underwriters Exemption, if any, that may be applicable to such Series of Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, and the potential consequences in their specific circumstances, prior to making such investment. The Prospectus Supplement for a Series of Certificates will contain additional information with respect to PTE 83-1 and other prohibited transaction exemptions that may be applicable to such Series of Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991, deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp., an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by First Union Capital Markets Corp. acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If First Union Capital Markets Corp. acts as agent in the sale of Certificates, First Union Capital Markets

Corp. will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets Corp. elects to purchase Certificates as principal, First Union Capital Markets Corp. may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     This Prospectus and the related Prospectus Supplement may be used by First Union Capital Markets Corp., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Certificates. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will indemnify First Union Capital Markets Corp. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Capital Markets Corp. and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, First Union Capital Markets Corp. and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for, FUNB, its affiliates and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

     As specified in the related Prospectus Supplement, certain legal matters relating to the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor and the underwriters by Petree Stockton, L.L.P., Charlotte, North Carolina, and by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, a class of Book-Entry Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Residential Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Residential Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Residential Mortgage Pass-Through Certificates issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH ACTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX TO DEFINED TERMS

1986 Act................................................................................................................    62
Accrual Certificates....................................................................................................    29
Accrual period..........................................................................................................    66
Act.....................................................................................................................    51
Adjusted issue price....................................................................................................    62
Advance.................................................................................................................    12
AFR.....................................................................................................................    63
Agency Securities.......................................................................................................     1
Agreement...............................................................................................................     5
ALTA....................................................................................................................    25
Applicable Amount.......................................................................................................    74
ARM Loans...............................................................................................................    62
Available Distribution Amount...........................................................................................    29
Balloon Loan............................................................................................................    25
Balloon payments........................................................................................................     6
Balloon Period..........................................................................................................    25
Bankruptcy Bond.........................................................................................................    37
Bankruptcy Bonds........................................................................................................    11
Beneficial owner........................................................................................................    32
Book-Entry Certificates.................................................................................................    31
Buydown Fund............................................................................................................    17
Buydown Loans...........................................................................................................    17
Capital asset...........................................................................................................    57
Cede....................................................................................................................    32
CEDEL...................................................................................................................    31
CEDEL Participants......................................................................................................    33
CERCLA..................................................................................................................    56
Certificate Balance.....................................................................................................    30
Certificate Owners......................................................................................................    31
Certificate Register....................................................................................................    28
Certificates............................................................................................................     1
Charter Act.............................................................................................................    21
Closing Date............................................................................................................     5
Code....................................................................................................................    13
Collateral Value........................................................................................................    17
Collection Account......................................................................................................    41
Combined Loan-to-Value Ratio............................................................................................    17
Commission..............................................................................................................     3
Cooperative.............................................................................................................    33
Cooperative Loans.......................................................................................................     6
Cooperatives............................................................................................................     6
Cut-off Date............................................................................................................    11
Deferred Interest.......................................................................................................    63
Definitive Certificate..................................................................................................    32
Depositor...............................................................................................................     1
Detailed Description....................................................................................................    16
Determination Date......................................................................................................    29
Disqualified organization...............................................................................................    75
Distribution Date.......................................................................................................     9
DTC.....................................................................................................................    31
Due-on-sale.............................................................................................................     7
Eligible Investments....................................................................................................    42
EPA.....................................................................................................................    56

ERISA...................................................................................................................    13
Euroclear...............................................................................................................    31
Euroclear Operator......................................................................................................    33
Euroclear Participants..................................................................................................    33
European Depositaries...................................................................................................    32
Excess inclusion........................................................................................................    71
Excess inclusions.......................................................................................................    75
Excess servicing........................................................................................................    60
FDIC....................................................................................................................    26
Federal long-term rate..................................................................................................    72
FHA.....................................................................................................................     6
FHA Insurance...........................................................................................................    11
FHA Loans...............................................................................................................    18
FHLMC...................................................................................................................     1
FHLMC Act...............................................................................................................    20
FHLMC Certificate Group.................................................................................................    20
FHLMC Certificates......................................................................................................     7
Financial Intermediary..................................................................................................    32
FNMA....................................................................................................................     1
FNMA Certificates.......................................................................................................     7
FUNB....................................................................................................................     5
Funding Period..........................................................................................................    12
Garn-St Germain Act.....................................................................................................    57
Global Securities.......................................................................................................   I-1
GNMA....................................................................................................................     1
GNMA Certificates.......................................................................................................     7
GNMA Issuer.............................................................................................................    18
Guaranty Agreement......................................................................................................    18
Home Equity Loans.......................................................................................................     6
Housing Act.............................................................................................................    18
HUD.....................................................................................................................    46
Insurance Proceeds......................................................................................................    42
Insured Expenses........................................................................................................    42
IRS.....................................................................................................................    59
Issuer..................................................................................................................    64
Labor...................................................................................................................    77
Legislative History.....................................................................................................    62
Letter of Credit........................................................................................................    11
Limited Guarantee.......................................................................................................    11
Liquidation Expenses....................................................................................................    42
Liquidation Proceeds....................................................................................................    42
Loan-to-Value Ratio.....................................................................................................    17
Lockout periods.........................................................................................................     7
Master REMIC............................................................................................................    65
Master Servicer.........................................................................................................     5
Master Servicing Fee....................................................................................................    47
Morgan..................................................................................................................    32
Mortgage................................................................................................................    40
Mortgage Assets.........................................................................................................     1
Mortgage Loans..........................................................................................................     1
Mortgage Note...........................................................................................................    40
Mortgage pass-through certificate.......................................................................................    78
Mortgage Pool...........................................................................................................     5
Mortgage Pool Insurance Policy..........................................................................................    10
Mortgage Rate...........................................................................................................     9

Mortgage related securities.............................................................................................    79
Mortgaged Properties....................................................................................................    16
Mortgagor...............................................................................................................    14
NCUA....................................................................................................................    80
Net Liquidation Proceeds................................................................................................    42
OID Regulations.........................................................................................................    62
Participant.............................................................................................................    31
Parties in Interest.....................................................................................................    77
Pass-through entity.....................................................................................................    75
Pass-through interest holder............................................................................................    70
Pass-Through Rate.......................................................................................................     9
Plans...................................................................................................................    77
PMBS Agreement..........................................................................................................    22
PMBS Issuer.............................................................................................................    22
PMBS Servicer...........................................................................................................    22
PMBS Trustee............................................................................................................    22
Policy Statement........................................................................................................    80
Pool Insurer............................................................................................................    35
Pre-Funded Amount.......................................................................................................     5
Pre-Funding Account.....................................................................................................     1
Prepayment Assumption...................................................................................................    62
Primary Insurer.........................................................................................................    45
Primary Mortgage Insurance Policy.......................................................................................    16
Principal Prepayments...................................................................................................    30
Private Mortgage-Backed Securities......................................................................................     1
Proposed Regulations....................................................................................................    76
PTE 83-1................................................................................................................    78
Purchase Price..........................................................................................................    26
Qualified mortgage......................................................................................................    65
Rating Agency...........................................................................................................    13
Record Date.............................................................................................................    28
Regular Certificates....................................................................................................    64
Regular interests.......................................................................................................    28
Relevant Depositary.....................................................................................................    32
Relief Act..............................................................................................................    57
REMIC...................................................................................................................     2
REMIC Regulations.......................................................................................................    57
Reserve Fund............................................................................................................    10
Residual Certificates...................................................................................................    64
Residual interests......................................................................................................    28
Retained Interest.......................................................................................................    27
Rules...................................................................................................................    32
Seller..................................................................................................................     1
Sellers.................................................................................................................    16
Senior Certificates.....................................................................................................     8
Series..................................................................................................................     1
Significant value.......................................................................................................    72
Single Family Certificates..............................................................................................    78
SMMEA...................................................................................................................    12
Special Hazard Insurance Policy.........................................................................................    11
Special Hazard Insurer..................................................................................................    36
Stripped ARM Obligations................................................................................................    63
Stripped Bond Certificates..............................................................................................    60
Stripped bonds..........................................................................................................    60
Stripped Coupon Certificates............................................................................................    60

Stripped coupons........................................................................................................    60
Sub-Servicer............................................................................................................     5
Subordinated Certificates...............................................................................................     8
Subsequent Mortgage Assets..............................................................................................     1
Subsidiary REMIC........................................................................................................    65
Subsidy Account.........................................................................................................    25
Subsidy Loans...........................................................................................................    25
Subsidy Payments........................................................................................................    25
Surety Bond.............................................................................................................    11
Temporary Regulations...................................................................................................    76
Terms and Conditions....................................................................................................    33
Title V.................................................................................................................    57
Trust Fund..............................................................................................................     1
Trustee.................................................................................................................     5
U.S. Person.............................................................................................................    64
Underwriter Exemption...................................................................................................    79
Underwriter Exemptions..................................................................................................    79
VA......................................................................................................................     6
VA Guaranty Policy......................................................................................................    47
VA Insurance............................................................................................................    11
VA Loans................................................................................................................    18

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                        PAGE
Incorporation of Certain Documents by Reference......   S-3
Summary of Terms of the Offered Certificates.........   S-4
Risk Factors.........................................   S-14
The Mortgage Loan Pool...............................   S-19
The Seller and the Master Servicer...................   S-27
Prepayment and Yield Considerations..................   S-29
Formation of the Trust Fund and Trust Property.......   S-34
Description of the Certificates......................   S-34
Description of the Mortgage Loan Purchase
  Agreement..........................................   S-50
The Trustee..........................................   S-51
The Certificate Insurer and the Certificate Insurance
  Policy.............................................   S-52
Certain Legal Aspects of the Mortgage Loans..........   S-54
Certain Federal Income Tax Consequences..............   S-58
State Taxes..........................................   S-63
ERISA Considerations.................................   S-63
Use of Proceeds......................................   S-65
Legal Investment Considerations......................   S-65
Underwriting.........................................   S-65
Experts..............................................   S-66
Legal Matters........................................   S-66
Certificate Rating...................................   S-66
Index of Principal Terms.............................   S-67
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures
Appendix A -- Audited Financial Statements of
  Certificate Insurer
Appendix B -- Unaudited Financial Statements of
  Certificate Insurer
                         PROSPECTUS
Prospectus Supplement................................     3
Available Information................................     3
Reports to Certificateholders........................     3
Incorporation of Certain Information by Reference....     4
Summary of Terms.....................................     5
Risk Factors.........................................    14
The Trust Fund.......................................    15
Use of Proceeds......................................    23
The Depositor........................................    23
Mortgage Loan Program................................    24
Description of the Certificates......................    27
Credit Enhancement...................................    35
Yield and Prepayment Considerations..................    39
The Pooling and Servicing Agreement..................    40
Certain Legal Aspects of The Mortgage Loans..........    51
Certain Federal Income Tax Consequences..............    57
State, Local and Other Tax Considerations............    77
ERISA Considerations.................................    77
Legal Investment.....................................    79
Method of Distribution...............................    80
Legal Matters........................................    81
Financial Information................................    81
Rating...............................................    81
Index to Defined Terms...............................     i

                                  $220,000,000
                                 (APPROXIMATE)

                            FIRST UNION RESIDENTIAL
                       SECURITIZATION TRANSACTIONS, INC.,
                                   DEPOSITOR

                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES,
                                 SERIES 1996-2

$          CLASS A-1 VARIABLE RATE
           CERTIFICATES
$          CLASS A-2     % CERTIFICATES
$          CLASS A-3     % CERTIFICATES
$          CLASS A-4     % CERTIFICATES
$          CLASS A-5     % CERTIFICATES

                           FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA,
                           SELLER AND MASTER SERVICER
                             PROSPECTUS SUPPLEMENT
                       FIRST UNION CAPITAL MARKETS CORP.
                                 LEHMAN BROTHERS
                               DECEMBER   , 1996